      As filed with the Securities and Exchange Commission on May 17, 2002
                                             Registration Nos. 333- and 333- -01

================================================================================
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        under the Securities Act of 1933

                         ------------------------------

                         FNANB CREDIT CARD MASTER TRUST
                     (Issuer of the Collateral Certificate)

                       FNANB CREDIT CARD MASTER NOTE TRUST
                              (Issuer of the Notes)

                         ------------------------------

                         DC FUNDING INTERNATIONAL, INC.
                   (Originator of the Trusts described herein)
             (Exact name of registrant as specified in its charter)

          Delaware                                               54-2062183
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                      Third Floor, Suite 288, 2 Reid Street
                                 Hamilton HM 11
                                     Bermuda
                                 (441) 296-5874
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Michael T. Chalifoux
                         DC Funding International, Inc.
                      Third Floor, Suite 288, 2 Reid Street
                                 Hamilton HM 11
                                     Bermuda
                                 (441) 296-5874

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                With copies to:

                         ------------------------------
David E. Melson, Esquire                                Robert F. Hugi, Esquire
    McGuireWoods LLP                                    Mayer, Brown, Rowe & Maw
    One James Center                                    190 South LaSalle Street
  901 East Cary Street                                  Chicago, Illinois 60603
Richmond, Virginia 23219                                     (312) 782-0600
     (804) 775-1000

                         ------------------------------

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         ------------------------------
                         CALCULATION OF REGISTRATION FEE
                            (See inside facing page)
                         ------------------------------

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

====================================================================================================
                                     CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                                           Proposed
                                                           Proposed         Maximum
                                                            Maximum       Aggregate      Amount of
  Title of Each Class of           Amount to be          Offering Price    Offering     Registration
Securities to be Registered         Registered             Per Unit(1)      Price(1)         Fee
-----------------------------------------------------------------------------------------------------
Asset Backed Notes                  $1,000,000               100%         $1,000,000         $92
-----------------------------------------------------------------------------------------------------
Collateral Certificate(2)           $1,000,000
=====================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(2) No additional consideration will be paid by the purchasers of the Asset Backed Notes for the Collateral Certificate, which is pledged as security for the Asset Backed Notes and issued by FNANB Credit Card Master Trust.

                         ------------------------------

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this prospectus supplement is not complete and may be + + changed. We may not sell these securities until the registration statement +
+ filed with the Securities and Exchange Commission is effective. This        +
+ prospectus supplement is not an offer to sell these securities and it is + + not soliciting an offer to buy these securities in any state where the + + offer to buy these securities in any state where the offer or sale is not +
+ permitted.                                                                  +
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED [____________], 2002

PROSPECTUS SUPPLEMENT
---------------------
(to prospectus dated [____________], 2002)
------------------------------------------

                       FNANB Credit Card Master Note Trust

                                     Issuer

    DC Funding International, Inc.         First North American National Bank
             Transferor                               Servicer

    $[__________] Class A Floating Rate Asset Backed Notes, Series 2002-[__] $[__________] Class B Floating Rate Asset Backed Notes, Series 2002-[__]

--------------------------------------------------------------------------------
The offered notes are highly structured. Before you purchase the offered notes, please consider carefully the risk factors beginning on page S-10 of this prospectus supplement.

The offered notes are not deposits, and neither the offered notes nor the accounts or the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The offered notes are obligations of the trust only and do not represent interests in or obligations of First North American National Bank, DC Funding International, Inc., Circuit City Stores, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            Class A Notes                Class B Notes
                            -------------                -------------
Principal Amount      $[____________]              $[____________]

Interest Rate         [______]% Plus One-Month     [______]% Plus One-Month
                      LIBOR Per Annum              LIBOR Per Annum

Distribution Dates    Monthly Beginning            Monthly Beginning
(Interest)            [____________], 2002         [____________], 2002

Expected Final        [____________], 20[__]       [____________], 20[__]
Distribution Date

Stated Series         [____________], 20[__]       [____________], 20[__]
Termination Date

Price to Public       $[_________] ([____]%)       $[________] ([____]%)

Underwriting          $[_________] ([____]%)       $[________] ([____]%)
Discount

Proceeds to DC        $[_________] ([____]%)       $[________] ([____]%)
Funding

--------------------------------------------------------------------------------

The class A notes and the class B notes, which are referred to in this prospectus supplement as the offered notes, are the only securities offered for sale through this prospectus supplement and the attached prospectus. The issuer will issue, in addition to the offered notes, $[___________] of class C notes, $[____________] of class D notes and $[_____________] of class E notes.

Credit Enhancement:
..    The class B notes, the class C notes, the class D notes and the class E notes will be subordinated to the class A notes and will provide credit enhancement for the class A notes
..    The class C notes, the class D notes and the class E notes will be subordinated to the class B notes and will provide credit enhancement for the class B notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        Underwriters of the Class A Notes

                        Underwriters of the Class B Notes

                              [____________], 2002

                                TABLE OF CONTENTS

                                                                            Page
OVERVIEW OF THE INFORMATION PROVIDED IN THIS PROSPECTUS SUPPLEMENT AND
THE ATTACHED PROSPECTUS ...................................................   S-1

OVERVIEW OF SERIES 2002-[__] ..............................................   S-2

PRINCIPAL TERMS OF THE OFFERED NOTES ......................................   S-3

SERIES 2002-[__] SUMMARY ..................................................   S-4

RISK FACTORS ..............................................................   S-10

DELINQUENCY AND LOSS EXPERIENCE FOR THE BANK CARD PORTFOLIO ...............   S-23

Delinquency Experience ....................................................   S-23

Loss Experience ...........................................................   S-24

Delinquency and Loss Trends ...............................................   S-24

CHARACTERISTICS OF THE TRUST RECEIVABLES ..................................   S-25

MATURITY CONSIDERATIONS ...................................................   S-28

RECEIVABLE YIELD CONSIDERATIONS ...........................................   S-29

USE OF PROCEEDS ...........................................................   S-30

RECENT FINANCIAL INFORMATION FOR CIRCUIT CITY AND FNANB ...................   S-30

DESCRIPTION OF THE OFFERED NOTES ..........................................   S-31

Book-Entry Registration ...................................................   S-31

Interest Payments .........................................................   S-31

Principal Payments ........................................................   S-32

Postponement of Accumulation Period .......................................   S-34

Suspension of Accumulation Period .........................................   S-35

The Principal Funding Account .............................................   S-36

The Reserve Account .......................................................   S-36

Credit Enhancement ........................................................   S-37

The Spread Account ........................................................   S-38

Allocation of Collections .................................................   S-38

Deposits into Collection Account ..........................................   S-39

Application of Available Funds and Shared Excess Finance Charge
Collections ...............................................................   S-39

Allocation of Default Amount ..............................................   S-41

Allocation of Adjustment Amount ...........................................   S-41

Calculation of Allocable Amount; Investor Charge-Offs .....................   S-41

Reallocation of Principal Collections .....................................   S-41

Early Amortization Events .................................................   S-43

Events of Default .........................................................   S-44

Servicing Compensation ....................................................   S-44

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..................................   S-45

Tax Treatment of the Notes ................................................   S-45

ERISA CONSIDERATIONS ......................................................   S-46

UNDERWRITING ..............................................................   S-47

LEGAL MATTERS .............................................................   S-48

GLOSSARY OF DEFINED TERMS .................................................   S-49

ANNEX I:  PREVIOUSLY ISSUED SERIES ........................................   S-61

                  OVERVIEW OF THE INFORMATION PROVIDED IN THIS
                PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS

         This prospectus supplement provides specific information about the offered notes. The attached prospectus provides general information about the issuer and the notes issued by the issuer, including information which may not apply to the offered notes.

         You must read carefully this prospectus supplement and the attached prospectus in their entirety to understand fully the structure and terms of the offered notes. If the specific information about the offered notes provided in this prospectus supplement varies from the general information about the issuer and the notes issued by the issuer provided in the attached prospectus, you should rely on the information provided in this prospectus supplement.

         This prospectus supplement begins with the following introductory sections describing the issuer and the offered notes in summary form:

         . the "Overview of Series 2002-[__]" section sets forth the basic structure of series 2002-[__];

         . the "Principal Terms of the Offered Notes" section sets forth the principal terms of the offered notes;

         . the "Series 2002-[__] Summary" section describes the key structural features of series 2002-[__] and includes cross references to captions under which you can find additional, related information; and

         . the "Risk Factors" section describes the material risks that apply to an investment in the offered notes.

         You should rely only on the information provided in, or incorporated by reference into, this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with additional or different information.

         We include in this prospectus supplement and the attached prospectus cross-references to captions under which you can find additional, related discussions. The preceding table of contents and the table of contents included in the attached prospectus, as applicable, set forth the pages on which these captions are located.

         We include in this prospectus supplement and the attached prospectus capitalized terms that have meanings not evident from their context and that cannot be defined concisely when they are first used. The glossary beginning on page S-49 of this prospectus supplement and the glossary beginning on page 69 of the attached prospectus, as applicable, contain the definitions of these capitalized terms.

         We are not offering the offered notes in any state where the offer is not permitted.

                          OVERVIEW OF SERIES 2002-[__]

--------------------------------------------------------------------------------
    Issuer FNANB Credit Card Master Note Trust, a Delaware statutory business trust

    Certificate Trust               FNANB Credit Card Master Trust, a New York
                                    common law trust

    Transferor                      DC Funding International, Inc., a Delaware
                                    corporation referred to in this prospectus supplement and the attached prospectus as DC
                                    Funding

    Servicer First North American National Bank, a national banking association referred to in this prospectus supplement and the attached prospectus as FNANB, or any successor servicer

    Indenture Trustee               JPMorgan Chase Bank, a New York banking
      and Certificate Trustee       corporation

    Owner Trustee                   [__________________]

    Primary Assets of the Issuer    An interest in all receivables created from
                                    time to time in a portfolio of MasterCard(R) and VISA(R) credit card accounts originated by FNANB, all monies due or to become due and all amounts received in payment of the receivables, including recoveries on charged-off receivables, and the other property described in this prospectus supplement and the attached prospectus/1/

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Principal Amount        Percentage of Total
                                    ----------------        -------------------
                                                             Principal Amount
                                                             ----------------
    Class A Notes                    $[____________]              [____]%

    Class B Notes                    $[____________]              [____]%

    Class C Notes                    $[____________]              [____]%

    Class D Notes                    $[____________]              [____]%

    Class E Notes                    $[____________]              [____]%

    Total                            $[____________]               100%
                                     ===============              ======
--------------------------------------------------------------------------------

_______________

    /1/ MasterCard and VISA are federally registered service marks of MastercCard International and VISA U.S.A., Inc respectively.

                      PRINCIPAL TERMS OF THE OFFERED NOTES

-------------------------------------------------------------------------------------------------------------------
                                              Class A Notes                         Class B Notes
                                              -------------                         -------------
    Anticipated Ratings                 Aaa/AAA/AAA*                           A1/A/A*
    (Moody's/Fitch/Standard &
    Poor's)

    Credit Enhancement                  Subordination of Class B Notes,        Subordination of Class C
                                        Class C Notes, Class D Notes           Notes, Class D Notes and
                                        and Class E Notes                      Class E Notes

    Pricing Date                        [____________], 20[__]                 [____________], 20[__]

    Closing Date                        [____________], 20[__]                 [____________], 20[__]

    Minimum Denomination                $1,000                                 $1,000

    Clearance and Settlement            DTC/Clearstream/Euroclear              DTC/Clearstream/Euroclear

    Principal Amount                    $[____________]                        $[____________]

    Interest Rate                       [______]% Plus One-Month               [______]% Plus One-Month LIBOR Per
                                        LIBOR Per Annum                        Annum

    Distribution Dates (Interest)       Monthly Beginning                      Monthly Beginning [____________],
                                        [____________], 2002                   2002

    Interest Accrual Method             Actual/360                             Actual/360

    Interest Period                     From and Including                     From and Including
                                        Closing Date/Distribution              Closing Date/Distribution
                                        Date to but Excluding                  Date to but Excluding
                                        Following Distribution Date            Following Distribution Date

    Interest Rate Determination         [____________], 2002 and               [____________], 2002 and
    Dates                               Two London Business Days               Two London Business Days
                                        Before Each Subsequent Interest        Before Each Subsequent Interest
                                        Period                                 Period

    Servicing Fee Percentage            2.00% Per Annum                        2.00% Per Annum

    Expected Final Distribution         [____________], 20[__]                 [____________], 20[__]
    Date                                Distribution Date                      Distribution Date

    Scheduled Commencement of           [____________], 20[__]                 [____________], 20[__]
    Accumulation Period

    Stated Series Termination           [____________], 20[__]                 [____________], 20[__]
    Date                                Distribution Date                      Distribution Date

    CUSIP Number                        [____________]                         [____________]

    ISIN                                [____________]                         [____________]

    Common Code                         [____________]                         [____________]
-------------------------------------------------------------------------------------------------------------------

    * It is a condition to the issuance of the offered notes that one of these ratings be obtained.

                            SERIES 2002-[__] SUMMARY

         This summary is a simplified presentation of the major structural components of series 2002-[__]. It does not contain all of the information that you need to consider in making a decision to invest in the offered notes. You should carefully read this entire prospectus supplement and the accompanying prospectus before you purchase any offered notes.

                                    [CHART]

Series Structure

The issuer will issue the following classes of notes as part of series
2002-[__]:

..        the class A notes;

..        the class B notes;

..        the class C notes;

..        the class D notes; and

..        the class E notes.


The series 2002-[__] notes will be issued by the issuer under the series 2002-[__] indenture supplement to the indenture. We are offering the class A notes and the class B notes for sale through this prospectus supplement and the attached prospectus. We are not offering the class C notes, the class D notes or the class E notes for sale through this prospectus supplement or the attached prospectus.

The class C notes, the class D Notes and the class E notes will be subordinated to the class A notes and the class B notes.

Collateral for the Series 2002-[__] Notes

The series 2002-[__] notes are secured by a beneficial interest in a pool of receivables that arise under certain MasterCard and VISA credit card accounts originated by FNANB. The MasterCard and VISA credit card accounts originated by FNANB, other than Circuit City Plus(TM) accounts, are referred to in this prospectus supplement as the bank card accounts.

FNANB has transferred to FNANB Credit Card Master Trust, either directly or through DC Funding, the receivables in certain bank card accounts designated by FNANB. The MasterCard and VISA credit card accounts designated by FNANB are referred to in this prospectus supplement as the trust portfolio.

The certificate trust has issued a collateral certificate representing an interest in the receivables and the other assets of the certificate trust to DC Funding. DC Funding has transferred the collateral certificate to the issuer, and the collateral certificate serves as collateral for the series 2002-[__] notes.

After all outstanding series of certificates that have been issued by the certificate trust have been retired, other than the collateral certificate held by the issuer, DC Funding may cause the certificate trust to terminate, at which time the receivables will be transferred to the issuer and will be held directly by the issuer as collateral for the series 2002-[__] notes.

The receivables in the certificate trust as of [__________], 2002 were approximately as follows:

..        total receivables: $[______________]

..        principal receivables: $[____________]

..        finance charge receivables: $[__________]

..        total accounts: [____________].

Other Claims on the Receivables

Series 2002-[__] is the first series of notes issued by the issuer. The issuer may issue additional series of notes from time to time in the future, and those additional series will be secured, directly or indirectly, by the receivables. The terms of any additional series of notes issued by the issuer may be significantly different from the terms of the offered notes. Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

The certificate trust has previously issued three series of certificates, other than the collateral certificate, that will remain outstanding on the closing date and that represent an undivided interest in the receivables. The certificate trust may issue additional series of certificates from time to time in the future, and those additional series will represent an undivided interest in the receivables. Neither you nor any other noteholder will have the right to consent to the issuance of future series of certificates. See "Annex I -- Previously Issued Series" beginning on page S-61 of this prospectus supplement for a summary of the terms of the series of certificates previously issued by the certificate trust that are currently outstanding.

The certificates and the notes are referred to collectively in this prospectus supplement as the securities, and the certificateholders and the noteholders are referred to collectively in this prospectus supplement as the securityholders.

The offered notes will be included in a group of securities designated as group one. The offered notes will be entitled to share amounts collected on the receivables during each month and allocated to other series of securities issued by either the issuer or the certificate trust that are included in group one, to the extent those amounts are not needed to make required payments with respect to those other series, in each case in the manner and to the extent specified in the series 2002-[__] indenture supplement and the indenture supplements or series supplements for those other series.

Interest Payments

Each class A note will represent the right to receive interest payments on each distribution date in an amount equal to the product of:

..    the class A interest rate for the preceding interest period;

..    a fraction, the numerator of which is the actual number of days in that preceding interest period and the denominator of which is 360; and

..    the outstanding principal balance of that class A note as of the close of business on the preceding distribution date or, in the case of the first distribution date, as of the closing date.

Each class B note will represent the right to receive interest payments on each distribution date in an amount equal to the product of:

..    the class B interest rate for the preceding interest period;

..    a fraction, the numerator of which is the actual number of days in that preceding interest period and the denominator of which is 360; and

..    the outstanding principal balance of that class B note as of the close of business on the preceding distribution date or, in the case of the first distribution date, as of the closing date.

The distribution dates for series 2002-[__] will be the fifteenth day of each month or, if that day is not a business day, the following business day, beginning [____________], 2002. The interest periods for series 2002-[__] will be each period from and including a distribution date, or, in the case of the first interest period, the closing date, to but excluding the following distribution date.

Any interest due but not paid on a distribution date will be payable on the following distribution date, together with additional interest on the unpaid amount at the class A interest rate or the class B interest rate, as applicable, plus 2.00% per annum. The final interest payment on the offered notes will be made no later than the stated series termination date.

Principal Payments

The offered notes, the class C notes and the class D notes are scheduled to receive a single principal payment on the expected final distribution date following the accumulation of principal in a segregated trust account referred to in this prospectus supplement as the principal funding account. We cannot assure you, however, that principal payments will not be made before or after the expected final distribution date.

If various events referred to in this prospectus supplement as early amortization events occur, principal payments may be made earlier than the expected final distribution date. If the actual payment rate on the receivables is lower than the payment rate that was assumed in structuring the accumulation period, the principal funding account may not be funded as expected and the noteholders may not be paid in full on the expected final distribution date. There is no penalty for the early or late payment of principal.

The final principal payment on the offered notes will be made no later than the stated series termination date. The class B noteholders will in no event begin to receive principal payments until the class A notes have been paid in full.

Credit Enhancement

The class A notes will benefit from the subordination of the class B notes, the class C notes, the class D notes and the class E notes. The class B notes will benefit from the subordination of the class C notes, the class D notes and the class E notes.

The issuance of subordinated notes is intended to protect you against payment delays or losses with respect to your notes. The more subordinated classes of notes will not receive payments of interest and principal until required payments have been made to the more senior classes. As a result, the subordinated classes will absorb any shortfalls in collections or deterioration in the collateral due to losses on the receivables prior to the senior classes. If the receivables experience higher losses than were assumed in determining the principal balance of the subordinated notes, you may experience payment delays or losses with respect to your notes.

Allocation of Collections, Default Amounts and Adjustment Amounts

On each determination date, the servicer will allocate to series 2002-[__] a portion of:

..    the collections of finance charge receivables and principal receivables received during the preceding month;

..    the receivables, if any, charged off as uncollectible during the preceding month, which amount is referred to in this prospectus supplement as the default amount; and

..    the amount of any unreimbursed deficiency in trust assets attributable to downward adjustments in the amount of principal receivables in the trust made for non-credit reasons during the preceding month, which amount is referred to in this prospectus supplement as the adjustment amount.

The determination dates for series 2002-[__] will be the eighth day of each month or, if that day is not a business day, the following business day, beginning [____________] 2002.

Application of Finance Charge Collections

On each distribution date, collections of finance charge receivables received during the preceding month and allocated to series 2002-[__] plus various other amounts specified in the series 2002-[__] indenture supplement will be applied:

..    to pay the interest due on the class A notes on that distribution date;

..    to pay the interest due on the class B notes on that distribution date;

..    if neither FNANB nor any of its affiliates is servicer, to pay the servicing fee due to the servicer on that distribution date;

..    to pay the interest due on the class C notes on that distribution date;

..    to fund the default amount for the preceding month plus the adjustment amount as of the last day of the preceding month, in each case to the extent that amount is allocated to series 2002-[__];

..    to cover reductions in the invested amount for series 2002-[__] resulting from defaults and adjustment amounts allocated to series 2002-[__] and from reallocated principal collections, in each case that have not been reimbursed;

..    to fund any deficiency in a segregated trust account referred to in this prospectus supplement as the reserve account, which account is intended to help ensure the payment of interest on the offered notes, the class C notes and the class D notes on each distribution date relating to the accumulation period;

..    to fund any deficiency in a segregated trust account referred to in this prospectus supplement as the spread account, which account is intended to help ensure the payment of interest and principal on the class C notes and the class D notes;

..    to pay the interest due on the class D notes on that distribution date;

..    to pay the interest due on the class E notes on that distribution date; and

..    if FNANB or any of its affiliates is servicer, to pay the servicing fee due to the servicer on that distribution date.

Any remaining collections of finance charge receivables allocated to series 2002-[__] will be shared with other series in group one or, to the extent those collections are not needed to make required payments with respect to other series in group one, will be paid to DC Funding or its assigns.

Application of Principal Collections

The timing and amount of principal payments to be made on any distribution date will depend on whether that distribution date relates to the revolving period, the accumulation period or the early amortization period. In addition, on each distribution date, collections of principal receivables received during the preceding month may be reallocated to fund required payments of interest on the series 2002-[__] notes and monthly servicing fee payments.

Revolving Period

The series 2002-[__] notes will include a period during which collections of principal receivables allocated to series 2002-[__] will not be accumulated for or paid to the holders of the series 2002-[__] notes. This period, which is referred to in this prospectus supplement as the revolving period, will begin on the closing date and end on the earlier of the commencement of the accumulation period and the commencement of the early amortization period.

On each distribution date relating to the revolving period, collections of principal receivables received during the preceding month and allocated to series 2002-[__], other than collections reallocated to fund required payments of interest on the series 2002-[__] notes and monthly servicing fee payments with respect to the series 2002-[__] notes:

..    will be treated as shared principal collections and applied to make required payments with respect to other series in group one; and

..    to the extent those collections are not applied to make required payments with respect to other series in group one, will be deposited into the excess funding account or paid to DC Funding or its assigns.

Accumulation Period

The series 2002-[__] notes may include a period during which collections of principal receivables allocated to series 2002-[__], up to a specified amount, will be deposited on or before each distribution date into the principal funding account. This period, which is referred to in this prospectus supplement as the accumulation period, is scheduled to begin on [____________], 20[__] and end on the earliest of the commencement of the early amortization period, the date on which the series 2002-[__] notes are paid in full and the stated series termination date. DC Funding may postpone the commencement of the accumulation period or suspend the accumulation period under certain limited circumstances.

On or before each distribution date relating to the accumulation period, collections of principal receivables received during the preceding month and allocated to series 2002-[__], other than collections reallocated to fund required payments of interest on the series 2002-[__] notes and monthly servicing fee payments with respect to the series 2002-[__] notes:

..    will be deposited into the principal funding account up to a specified amount;

..    to the extent those collections are not deposited into the principal funding account, will be treated as shared principal collections and applied to make required payments with respect to other series in group one; and

..    to the extent those collections are not applied to make required payments with respect to other series in group one, will be deposited into the excess funding account or paid to the holder of the exchangeable transferor certificate.

On the expected final distribution date, the amount on deposit in the principal funding account:

..    will be paid to the class A noteholders until the class A notes have been paid in full;

..    if the class A notes have been paid in full, will be paid to the class B noteholders until the class B notes have been paid in full;

..    if the class B notes have been paid in full, will be paid to the class C noteholders until the class C notes have been paid in full; and

..    if the class C notes have been paid in full, will be paid to the holders of the class D notes until the class D notes have been paid in full;

provided, however, that, if the early amortization period begins prior to the expected final distribution date, the amount on deposit in the principal funding account on the first distribution date relating to the early amortization period will be paid in that order of priority on that date.

Early Amortization Period

The series 2002-[__] notes may include a period during which collections of principal receivables allocated to series 2002-[__] will be applied on each distribution date to make principal payments to the noteholders. This period, which is referred to in this prospectus supplement as the early amortization period, will begin on the date on which an early amortization event occurs and will end on the earlier of the date on which the series 2002-[__] notes are paid in full and the stated series termination date.

On each distribution date relating to the early amortization period, collections of principal receivables received during the preceding month and allocated to series 2002-[__], other than collections reallocated to fund required payments of interest on the series 2002-[__] notes and monthly servicing fee payments with respect to the series 2002-[__]notes:

..    will be paid to the class A noteholders until the class A notes have been paid in full;

..    if the class A notes have been paid in full, will be paid to the class B noteholders until the class B notes have been paid in full;

..    if the class B notes have been paid in full, will be paid to the class C noteholders until the class C notes have been paid in full;

..    if the class C notes have been paid in full, will be paid to the holders of the class D notes until the class D notes have been paid in full; and

..    if the class D notes have been paid in full, will be paid to the holders of the class E notes until the class E notes have been paid in full.


See "Description of the Offered Notes -- Early Amortization Events" beginning on page S-43 of this prospectus supplement for a further discussion of the early amortization events applicable to series 2002-[__].

Events of Default

The series 2002-[__] notes are subject to the events of default described under "The Indenture -- Events of Default; Rights upon Event of Default" beginning on page 35 of the attached prospectus. The events of default include, among other things, the failure to pay interest for 35 days after it is due or to pay principal when it is due on the stated series termination date.

If an event of default involving bankruptcy, insolvency or similar events relating to the issuer occurs, the principal amount of the series 2002-[__] notes automatically will become immediately due and payable. If any other event of default occurs and is continuing with respect to the series 2002-[__] notes, the indenture trustee or the holders of more than 50% of the then-outstanding principal balance of the series 2002-[__] notes may declare the principal amount of the series 2002-[__] notes to be immediately due and payable. This declaration may be rescinded by the holders of more than 50% of the then-outstanding principal balance of the series 2002-[__] notes if the related event of default has been cured, subject to the conditions described under "The Indenture -- Events of Default; Rights upon Event of Default" beginning on page 35 of the attached prospectus.

After an event of default and the acceleration of the series 2002-[__] notes, funds allocated to series 2002-[__] and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the series 2002-[__] notes to the extent permitted by law. Principal collections and finance charge collections allocated to series 2002-[__] will be applied to make monthly principal and interest payments on the series 2002-[__] notes until the earlier of the date those notes are paid in full or the stated series termination date of those notes.

If the series 2002-[__] notes are accelerated or the issuer fails to pay the principal of the series 2002-[__] notes on the stated series termination date, subject to the conditions described under "The Indenture -- Events of Default; Rights upon Event of Default" beginning on page 35 of the attached prospectus, the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount equal to the invested amount for series 2002-[__] and the related finance charge receivables.

Tax Status of the Offered Notes and the Issuer

McGuireWoods LLP, special tax counsel to FNANB and DC Funding, is of the opinion that:

..    the offered notes will be treated as debt for federal income tax purposes;
     and

..    neither the certificate trust nor the issuer will be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

See "Material Federal Income Tax Consequences" beginning on page S-45 of this prospectus supplement and "Material Federal Income Tax Consequences" beginning on page 60 of the attached prospectus for a further discussion of the tax consequences of acquiring, holding and disposing of the offered notes.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" beginning on page S-46 of this prospectus supplement and "ERISA Considerations" beginning on page 65 of the attached prospectus, the class A notes and the class B notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the class A notes or the class B notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of those notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

Additional Information

You may obtain additional information about the offered notes by contacting FNANB in writing at 225 Chastain Meadows Court, Kennesaw, Georgia 30144,
Attention: Treasury Department, or by telephone at (770) 423-7900.

                                  RISK FACTORS

          This section summarizes the material risks that apply to an investment in the offered notes. You should consider these risks in deciding whether to purchase the offered notes.

The Credit Enhancement May Not Be Sufficient To         The class A notes will benefit from the subordination of
Prevent Payment Delays Or Losses On Your Notes          the class B notes, the class C notes, the class D notes
                                                        and the class E notes.  The class B notes will benefit
                                                        from the subordination of the class C notes, the class D
                                                        notes and the class E notes.  We cannot assure you,
                                                        however, that the subordination of these interests will
                                                        be sufficient to prevent payment delays or losses on your
                                                        notes.

                                                        If the receivables experience higher losses, greater
                                                        downward adjustments for non-credit reasons, lower yields
                                                        or lower monthly payment rates than were assumed in
                                                        determining the principal balance of the subordinated
                                                        notes:

                                                            .    the issuer may not have sufficient funds to pay in
                                                                 full the interest and principal owed on your notes
                                                                 on one or more distribution dates and you will
                                                                 suffer payment delays with respect to your notes; and

                                                            .    if and to the extent that the amount of that
                                                                 insufficiency is not offset on subsequent
                                                                 distribution dates, you may suffer losses with
                                                                 respect to your notes.

                                                        See "-- If The Yield On The Receivables Declines, You May
                                                        Be Exposed to Reinvestment Risk" beginning on page S-15
                                                        of this prospectus supplement for a further discussion of
                                                        the events that could result in a decline in the yield on
                                                        the receivables.  See "-- If The Principal Payment Rate On
                                                        The Receivables Declines, You May Receive Principal
                                                        Payments Later Than The Expected Final Distribution Date"
                                                        beginning on page S-19 of this prospectus supplement
                                                        for a further discussion of the events that could result
                                                        in a decline in the principal payment rate.  See
                                                        "Description of the Offered Notes -- Credit Enhancement"
                                                        beginning on page S-37 of this prospectus supplement for
                                                        a further discussion of the subordination feature.

If You Hold Class B Notes, You May Suffer Payment       The class B notes will be subordinated to the class A
Delays Or Losses As A Result Of The Subordination       notes.  The class B noteholders will not receive
Of Your Notes To The Class A Notes                      principal payments, whether made during the early
                                                        amortization period or following a sale of the trust
                                                        assets, until the class A notes have been paid in full.
                                                        If the funds available to make principal payments to the
                                                        holders of the offered notes during the early
                                                        amortization period or following a sale of the trust
                                                        assets are not sufficient to pay the offered notes in
                                                        full, the class B noteholders will suffer a loss with
                                                        respect to their notes.  In addition, if collections of
                                                        finance charge receivables allocated to series 2002-[__]
                                                        are insufficient to cover amounts due on the offered
                                                        notes or to reimburse any charged-off receivables or
                                                        adjustment amounts allocated to series 2002-[__], the
                                                        invested amount for series 2002-[__]

                                                        might be reduced. This would reduce the amount of finance
                                                        charge collections available to series 2002-[__] in the
                                                        future and could cause a possible delay or reduction in
                                                        principal and interest payments on subordinated classes
                                                        of notes.  See "Description of the Offered Notes --
                                                        Application of Available Funds and Shared Excess Finance
                                                        Charge Collections" beginning on page S-39 of this
                                                        prospectus supplement for a further discussion of the
                                                        manner in which principal payments will be made to the
                                                        holders of the offered notes.

If You Hold Class B Notes, You May Be Unable To         The consent or approval of a specified percentage of the
Control Whether Various Actions Are Taken Under The     aggregate principal amount of the series 2002-[__] notes
Transaction Documents                                   will be required in determining whether the holders of
                                                        the series 2002-[__] notes have consented to or approved
                                                        of various actions taken under the indenture, the series
                                                        2002-[__] indenture supplement and the other transaction
                                                        documents.  Because the aggregate principal amount of the
                                                        class A notes will in most cases exceed the aggregate
                                                        principal amount of the other series 2002-[__] notes, the
                                                        class A noteholders may control whether these actions
                                                        will be consented to or approved of by the holders of the
                                                        series 2002-[__] notes.  We cannot assure you that the
                                                        interests of the class A noteholders will coincide with
                                                        the interests of the class B noteholders with respect to
                                                        these actions.

If A Transfer Of Receivables To The Certificate         The following transfers of receivables have occurred or
Trust Or The Issuer Is Characterized As A Financing     will occur under the master pooling and servicing
Rather Than A Sale, The Interest Of The Certificate     agreement or the transfer and servicing agreement:
Trust Or The Issuer In Those Receivables May Be
Subject To Various Nonconsensual Liens                      .    the transfer of receivables by FNANB to the
                                                                 certificate trust under the master pooling and
                                                                 servicing agreement as in effect prior to
                                                                 December 31, 2001;

                                                            .    the transfer of receivables by DC Funding to the
                                                                 certificate trust under the master pooling and
                                                                 servicing agreement as in effect on and after
                                                                 December 31, 2001; and

                                                            .    the transfer of receivables by DC Funding to the
                                                                 issuer under the transfer and servicing agreement as
                                                                 in effect after the termination of the certificate
                                                                 trust.

                                                        Each of these transfers constitutes or will constitute
                                                        either an absolute sale of the related receivables or the
                                                        grant of a security interest in the related receivables
                                                        to the certificate trust or the issuer, as applicable.
                                                        If a court were to conclude that any of these transfers
                                                        constituted the grant of a security interest in the
                                                        receivables, a tax, governmental or other nonconsensual
                                                        lien on property of FNANB or DC Funding, as applicable,
                                                        arising before new receivables came into existence might
                                                        have priority over the interests of the certificate trust
                                                        or the issuer, as applicable, in those receivables.  The
                                                        risk of a court reaching this conclusion may be increased
                                                        by the retention by FNANB, prior to December 31, 2001, of
                                                        the exchangeable transferor certificate and various
                                                        subordinated securities with respect to other series of
                                                        certificates and the acquisition or retention by DC
                                                        Funding, on or after December 31, 2001, of the
                                                        exchangeable transferor

                                                        certificate, the subordinate securities previously retained by FNANB, the class E notes and any similar interests issued and retained with respect to other series of securities. See
                                                        "Legal Matters Relating to the Receivables -- Transfer of
                                                        Receivables" beginning on page 56 of the attached
                                                        prospectus for a further discussion of the circumstances
                                                        under which the interest of the certificate trust or the
                                                        issuer in the receivables might be subject to prior liens.

If FNANB Ceases To Be The Servicer, You May Suffer      FNANB may resign as servicer under very limited
Payment Delays Or Losses On Your Notes                  circumstances and may be removed as servicer if it
                                                        defaults in the performance of its servicing
                                                        obligations.  If FNANB were to resign or be removed as
                                                        servicer, the processing of payments on the receivables
                                                        and information relating to collections could be delayed,
                                                        which could delay payments on your notes.  In addition,
                                                        if FNANB were to resign or be removed as servicer and
                                                        there were a material interruption in collection
                                                        activities, the collection rate on the receivables could
                                                        decline, which could result in losses on your notes.  See
                                                        "Description of the Notes -- The Servicer" and "-- Servicer
                                                        Defaults" beginning on page 29 and page 31 of the
                                                        attached prospectus for a further discussion of the
                                                        circumstances under which FNANB may resign or be removed
                                                        as servicer.

The Appointment Of A Receiver Or Conservator For        FNANB is chartered as a national banking association and
FNANB Could Adversely Affect The Timing Or Amount       is subject to regulation and supervision by the Office of
Of Payments On Your Notes                               the Comptroller of the Currency.  If FNANB were to become
                                                        insolvent or be in an unsound condition, or if it were to
                                                        violate its bylaws or various federal regulations, the
                                                        OCC would be authorized to appoint the FDIC as receiver
                                                        or conservator for FNANB.

                                                        If the OCC were to appoint the FDIC as receiver or
                                                        conservator for FNANB, the FDIC would be authorized by
                                                        statute to repudiate any contract of FNANB, including the
                                                        receivables purchase agreement, the master pooling and
                                                        servicing agreement or the transfer and servicing
                                                        agreement, upon payment of actual direct compensatory
                                                        damages.  An FDIC regulation dealing with the issuance of
                                                        asset-backed securities indicates, however, that the FDIC
                                                        would not seek to reclaim or recover, or to
                                                        recharacterize as property of FNANB, receivables
                                                        transferred by FNANB to DC Funding or the certificate
                                                        trust if various conditions were met at the time of that
                                                        transfer, including that the transfer qualified for sale
                                                        accounting treatment under GAAP, was made for adequate
                                                        consideration and was not made fraudulently, in
                                                        contemplation of insolvency or with the intent to hinder,
                                                        delay or defraud FNANB or its creditors.  FNANB believes
                                                        that the conditions of the FDIC regulation were met in
                                                        connection with each transfer of receivables by FNANB to
                                                        the certificate trust and have

                                                        been, and will be, met in connection with each transfer
                                                        of receivables by FNANB to DC Funding.  If the OCC were
                                                        to appoint the FDIC as receiver or conservator for FNANB
                                                        and the conditions of the FDIC regulation were not met
                                                        in connection with a transfer of receivables by FNANB to
                                                        DC Funding or the certificate trust, payments on your
                                                        notes could be delayed or reduced.

                                                        If the OCC were to appoint the FDIC as receiver or
                                                        conservator for FNANB, the FDIC could, even if the
                                                        conditions of the FDIC regulation were met in connection
                                                        with a transfer of receivables by FNANB to DC Funding or
                                                        the certificate trust:

                                                            .    repudiate FNANB's ongoing obligations under the
                                                                 receivables purchase agreement, the master pooling
                                                                 and servicing agreement or the transfer and
                                                                 servicing agreement, such as the duty to collect
                                                                 payments or otherwise service the receivables;

                                                            .    require DC Funding, the certificate trustee or the
                                                                 indenture trustee to go through an administrative
                                                                 claims procedure to establish its right to amounts
                                                                 collected on the receivables; or

                                                            .    request a stay of proceedings with respect to the
                                                                 claims of DC Funding, the certificate trust or the
                                                                 issuer against FNANB.

                                                        If the FDIC were to take any of these actions, or if the
                                                        receivables purchase agreement, the master pooling and
                                                        servicing agreement or the transfer and servicing
                                                        agreement or a transfer of receivables by FNANB to DC
                                                        Funding or the certificate trust was found to violate the
                                                        regulatory requirements of the FDIA, payments on your
                                                        notes could be delayed or reduced.  See "Legal Matters
                                                        Relating to the Receivables -- Insolvency Matters Relating
                                                        to FNANB" beginning on page 57 of the attached prospectus
                                                        for a further discussion of the implications of the
                                                        appointment of a receiver or conservator for FNANB.

A Bankruptcy Filing With Respect To Circuit City Or     Each of Circuit City and DC Funding is subject to the
DC Funding Could Adversely Affect The Timing Or         United States Bankruptcy Code and similar state
Amount Of Payments On Your Notes                        insolvency laws.  FNANB has taken steps in structuring
                                                        the transactions contemplated by the receivables purchase
                                                        agreement, the master pooling and servicing agreement and
                                                        the transfer and servicing agreement to reduce the risk
                                                        that a bankruptcy filing with respect to Circuit City
                                                        would adversely affect your notes or that DC Funding
                                                        would become a debtor in a voluntary or involuntary
                                                        bankruptcy case.  We cannot assure you, however, that
                                                        payments on your notes will not be delayed or reduced as
                                                        a result of a bankruptcy proceeding.

                                                        If Circuit City were to become a debtor in a voluntary or

                                           involuntary bankruptcy case, a
                                           creditor or trustee-in- bankruptcy of
                                           Circuit City, or Circuit City as
                                           debtor-in-possession, might take the
                                           position that:

                                           .    the transfer of receivables by
                                                DC Funding to the certificate
                                                trust under the master pooling
                                                and servicing agreement as in
                                                effect on and after December 31,
                                                2001 or to the issuer under the
                                                transfer and servicing agreement
                                                should be characterized as the
                                                grant of a security interest in
                                                the receivables; and

                                           .    the assets and liabilities of DC
                                                Funding, which would include the
                                                receivables transferred to the
                                                certificate trust and the issuer
                                                if those transfers were to be
                                                characterized as grants of a
                                                security interest, should be
                                                substantively consolidated with
                                                the assets and liabilities of
                                                Circuit City.

                                           If a bankruptcy court in such a
                                           proceeding were to characterize the
                                           transfer of receivables by DC Funding
                                           to the certificate trust or the
                                           issuer as the grant of a security
                                           interest and were to order that the
                                           assets and liabilities of Circuit
                                           City and DC Funding be substantively
                                           consolidated, payments on your notes
                                           could be delayed or reduced.

                                           If DC Funding were to become a debtor
                                           in a voluntary or involuntary
                                           bankruptcy case, an early
                                           amortization event would occur with
                                           respect to all outstanding series,
                                           newly created receivables would not
                                           be transferred to the certificate
                                           trust or the issuer and payments on
                                           your notes could be delayed or
                                           reduced.

                                           See "Legal Matters Relating to the
                                           Receivables -- Insolvency Matters
                                           Relating to Circuit City and DC
                                           Funding" beginning on page 58 of the
                                           attached prospectus for a further
                                           discussion of the implications of a
                                           bankruptcy filing with respect to
                                           Circuit City or DC Funding.

The Events Of September 11, 2001 Could     The acts of terrorism which occurred
Adversely Affect The Timing Or Amount Of   in the United States on September 11,
Payments On Your Notes                     2001 had an immediate impact on
                                           commercial activities in the United
                                           States, including the use of credit
                                           cards and the payment of credit card
                                           bills during the first few days after
                                           the terrorist attacks. The ongoing
                                           effect of the terrorist attacks on
                                           credit card use and payment patterns
                                           is unclear. The political and
                                           military actions taken in response to
                                           the terrorist attacks and the impact
                                           of those actions on credit card use
                                           and payment patterns are also
                                           unclear. We cannot predict the extent
                                           to which these events will have an
                                           adverse effect on general economic
                                           conditions, consumer confidence or
                                           general market liquidity or on credit
                                           card use or payment patterns. If
                                           delinquencies or losses on the
                                           receivables increase or the yield on
                                           the receivables, the rate at which
                                           new receivables are created or the
                                           principal payment rate on the
                                           receivables declines as a result of
                                           these events or similar future
                                           events, you may
                                           suffer payment delays or losses with
                                           respect to your notes or be exposed
                                           to reinvestment risk.

The Application Of Federal Or State        A number of federal and state
Consumer Protection Laws Could Adversely   consumer protection laws regulate the
Affect The TimingOr Amount Of Payments On  creation and enforcement of consumer
Your Notes                                 loans such as the receivables.  The
                                           existing consumer protection laws
                                           could be amended to impose additional
                                           restrictions on the creation and
                                           enforcement of consumer loans. In
                                           addition, new consumer protection
                                           laws could be adopted imposing those
                                           additional restrictions. The events
                                           of September 11, 2001 or similar
                                           events in the future may enable
                                           certain cardholders to obtain relief
                                           under the Soldiers' and Sailors'
                                           Civil Relief Act of 1940 and may
                                           increase the likelihood that existing
                                           laws will be amended or that new laws
                                           will be adopted to provide additional
                                           relief to consumers. We cannot assure
                                           you that the application of federal
                                           or state consumer protection laws
                                           will not have an adverse impact on
                                           the timing or amount of payments on
                                           your notes. See "Legal Matters
                                           Relating to the Receivables --
                                           Consumer Protection Laws" beginning
                                           on page 59 of the attached prospectus
                                           for a further discussion of federal
                                           and state consumer protection laws.

If The Yield On The Receivables Declines,  If the yield on the receivables
You May Be Exposed To Reinvestment Risk    declines, an early amortization event
                                           may occur and you may receive
                                           principal payments earlier than the
                                           expected final distribution date. The
                                           following events, each of which is
                                           discussed in more detail below, could
                                           result in a decline in the yield on
                                           the receivables:

                                           .    a reduction in the periodic
                                                finance charges or other fees
                                                and charges assessed on the
                                                accounts instituted by FNANB for
                                                competitive reasons;

                                           .    a reduction in the periodic
                                                finance charges or other fees
                                                and charges assessed on the
                                                accounts required by law;

                                           .    a reduction in the amount of
                                                periodic finance charges or
                                                other fees and charges paid by
                                                cardholders as a result of
                                                economic, social or other
                                                factors;

                                           .    the deposit of funds into the
                                                excess funding account; or

                                           .    the deposit of funds into the
                                                principal funding account for
                                                series 2002-[__].

                                           If you receive principal payments
                                           earlier than expected, you may be
                                           unable to reinvest that principal in
                                           an investment security that earns a
                                           rate of return comparable to the
                                           interest rate on your notes or that
                                           has risk characteristics comparable
                                           to the risk characteristics of your
                                           notes. See "Description of the
                                           Offered Notes -- Early Amortization
                                           Events" beginning on page S-43 of
                                           this prospectus
                                           supplement for a further discussion
                                           of the early amortization events
                                           applicable to series 2002-[__].

                                           Reduction for Competitive Reasons

                                           The credit card industry is highly
                                           competitive and has experienced a
                                           substantial increase in the use of
                                           advertising, target marketing, price
                                           reductions and incentive programs as
                                           new issuers seek to enter the market
                                           and existing issuers seek to increase
                                           their market share. In many cases,
                                           consumers select credit cards on the
                                           basis of product features, such as
                                           interest rate and credit limit, and
                                           will change credit cards or use other
                                           sources of credit to take advantage
                                           of more attractive credit terms. As
                                           owner of the accounts included in the
                                           trust, FNANB has the right to change
                                           various account terms, including the
                                           periodic finance charges and other
                                           fees and charges assessed on the
                                           accounts. In addition, FNANB
                                           periodically offers interest free
                                           promotions under which cardholders
                                           are able to purchase designated
                                           products on an interest free basis
                                           for a specified period and
                                           occasionally offers payment extension
                                           promotions under which cardholder
                                           payments are deferred for a specified
                                           period. We cannot assure you that
                                           FNANB will not reduce the periodic
                                           finance charges or other fees and
                                           charges assessed on the accounts in
                                           response to increased competition
                                           from other credit card issuers or
                                           other credit providers or that an
                                           increase in the use of interest free
                                           promotions or payment extension
                                           promotions will not cause a decline
                                           in the yield on the receivables.

                                           Reduction Required by Law

                                           A number of federal and state
                                           consumer protection laws regulate the
                                           creation and enforcement of consumer
                                           loans such as the receivables. The
                                           existing consumer protection laws
                                           could be amended to limit the fees
                                           and charges that may be assessed with
                                           respect to credit card accounts. In
                                           addition, new consumer protection
                                           laws could be adopted limiting those
                                           fees and charges. The events of
                                           September 11, 2001 or similar events
                                           in the future may enable certain
                                           cardholders to reduce and cap the
                                           interest rate applicable to their
                                           receivables and may increase the
                                           likelihood that existing laws will be
                                           amended or that new laws will be
                                           adopted to provide additional relief
                                           to consumers. We cannot assure you
                                           that FNANB will not be required by
                                           law to reduce the periodic finance
                                           charges and other fees and charges
                                           assessed on the accounts.

                                           Economic, Social and Other Factors

                                           A variety of economic, social or
                                           other factors could cause cardholders
                                           who have historically incurred
                                           periodic finance charges or other
                                           fees and charges to begin paying
                                           account balances in full on a monthly
                                           basis. These factors include
                                           increases in disposable income,
                                           changes in consumer attitudes toward
                                           the repayment of revolving debt and
                                           the
                                           availability of competing sources of
                                           credit. The events of September 11,
                                           2001 or similar events in the future
                                           could also affect credit card payment
                                           patterns. We cannot assure you that
                                           the amount of periodic finance
                                           charges and other fees and charges
                                           assessed on the accounts will not
                                           decline as a result of economic,
                                           social or other factors.

                                           Excess Funding Account Deposits

                                           If the transferor amount is less than
                                           the minimum transferor amount on any
                                           date, collections of principal
                                           receivables that would otherwise be
                                           distributed to the holder of the
                                           exchangeable transferor certificate
                                           will instead be deposited into the
                                           excess funding account to the extent
                                           of that deficiency. The amount, if
                                           any, on deposit in the excess funding
                                           account will be invested in eligible
                                           investments. The deposit of amounts
                                           into the excess funding account has
                                           the effect of substituting cash for
                                           principal receivables. Because the
                                           investment earnings on amounts on
                                           deposit in the excess funding account
                                           may be less than the effective yield
                                           from the collections of finance
                                           charge receivables that would
                                           otherwise have been included in the
                                           certificate trust or the issuer, as
                                           applicable, this substitution may
                                           result in a decline in the yield on
                                           the receivables.

                                           Principal Funding Account Deposits

                                           On or before each distribution date
                                           relating to the controlled
                                           accumulation period for series
                                           2002-[__], collections of principal
                                           receivables that would otherwise be
                                           distributed to the holder of the
                                           exchangeable transferor certificate
                                           will instead be deposited into the
                                           principal funding account for series
                                           2002-[__] in an amount not to exceed
                                           the controlled deposit amount for
                                           that distribution date. The amount on
                                           deposit in the principal funding
                                           account will be invested in eligible
                                           investments. The servicer will
                                           allocate collections of finance
                                           charge receivables to series
                                           2002-[__] based on an allocation
                                           percentage that decreases as amounts
                                           are deposited in the principal
                                           funding account for series 2002-[__].
                                           As a result, the deposit of amounts
                                           into the principal funding account
                                           has the effect of substituting
                                           earnings on eligible investments for
                                           collections of finance charge
                                           receivables. Because the investment
                                           earnings on the amounts on deposit in
                                           the principal funding account may be
                                           less than the effective yield from
                                           the collections of finance charge
                                           receivables that would otherwise have
                                           been allocated to series 2002-[__],
                                           this substitution may result in a
                                           decline in the yield on the
                                           receivables.

If The Rate At Which New Receivables Are   DC Funding is required to transfer
Created Declines, You May Be Exposed To    additional receivables to the
Reinvestment Risk                          certificate trust or the issuer, as
                                           applicable, if there would otherwise
                                           be insufficient receivables to
                                           support all outstanding series of
                                           securities. If the rate at which new
                                           receivables are created declines and
                                           DC Funding is unable to transfer
                                           additional receivables to the
                                           certificate trust or the issuer, as
                                           applicable, an early amortization
                                           event may
                                       occur and you may receive principal
                                       payments earlier than the expected final distribution date. The following events, each of which is discussed in more detail below, could result in a decline in the rate at which new receivables are created:

                                       .    a decline in bank card use resulting
                                            from economic, social or other
                                            factors;

                                       .    a decline in bank card use resulting
                                            from increased competition from
                                            other providers of consumer credit
                                            or increased use of other methods of
                                            payment; or

                                       .    a decline in bank card use resulting
                                            from increased competition from the
                                            Circuit City private label credit
                                            card or the Circuit City Plus credit
                                            card.

                                       If you receive principal payments earlier than expected, you may be unable to reinvest that principal in an investment security that earns a rate of return comparable to the interest rate on your notes or that has risk characteristics comparable to the risk characteristics of your notes.

                                       Economic, Social and Other Factors

                                       The rate at which cardholders use the
                                       FNANB bank cards could decline as a
                                       result of various economic, social and
                                       other factors, including increased
                                       inflation or unemployment rates, changes in consumer attitudes toward financing purchases with debt and new payment methods such as debit cards. The events of September 11, 2001 or similar events in the future could also affect credit card use. We cannot assure you that the rate at which cardholders use of the FNANB bank cards will not decline. If credit card use declines, the rate at which new receivables are created will also decline.

                                       Increase in Credit Competition and Other
                                       Methods of Payment

                                       The FNANB bank cards compete or may
                                       compete in the future with various other credit cards and other methods of payment, including American Express, MasterCard, VISA and Discover credit cards, debit cards, checks and cash. We cannot assure you that increased competition from other credit card issuers or other credit providers or increased use of other methods of payment will not cause FNANB bank card use to decline. If credit card use declines, the rate at which new receivables are created will also decline.

                                       Increase in Competition from the Circuit
                                       City Private Label Credit Card and the
                                       Circuit City Plus Credit Card

                                       FNANB currently issues the Circuit City
                                       private label credit card for use by
                                       customers of Circuit City, as well as the Circuit City Plus credit card, which may be used by cardholders to purchase goods and services wherever VISA credit cards are accepted. FNANB may solicit its bank card customers to open private label credit card accounts, Circuit City Plus credit card accounts or other revolving credit card accounts that offer benefits not available under the bank card accounts. We cannot assure you that increased competition from the Circuit City private label credit card and the Circuit City Plus credit card will not cause FNANB bank card use to decline. If credit card use declines, the rate at which new receivables are created will also decline.

If The Principal Payment Rate On       If the rate at which principal payments
The Receivables Declines, You          are made on the receivables declines
May Receive Principal Payments         during the accumulation period, the
Later Than The Expected Final          issuer may be unable to accumulate
Distribution Date                      principal in the principal funding
                                       account in an amount sufficient to pay
                                       the offered notes in full on the expected final distribution date. The following events, each of which is discussed in more detail below, could result in a decline in the principal payment rate:

                                       .    changes in account terms that reduce
                                            principal payment requirements or
                                            make it less costly for cardholders
                                            to defer principal payments;

                                       .    changes in cardholder payment habits
                                            resulting from economic, social or
                                            other factors; or

                                       .    an increase in the discount
                                            percentage.

                                       Changes in Account Terms

                                       The rate at which cardholders make
                                       principal payments is influenced by
                                       various account terms. If FNANB were to
                                       reduce the minimum monthly payment
                                       requirement applicable to the accounts or the periodic finance charges assessed on the accounts, either for competitive reasons or as required by law, cardholders might reduce the amount of their monthly payments. We cannot assure you that FNANB will not change the account terms in a way that causes the principal payment rate on the receivables to decline.

                                       Economic, Social and Other Factors

                                       A variety of economic, social or other
                                       factors could cause cardholders to reduce the amount of their monthly principal payments. These factors include reductions in disposable income, changes in consumer attitudes toward the repayment of revolving debt and seasonal payment habits. The events of September 11, 2001 or similar events in the future could also affect credit card payment patterns. We cannot assure you that the principal payment rate on the receivables will not decline as a result of economic, social or other factors.

                                       Increase in Discount Percentage

                                       DC Funding, in its discretion and without noteholder consent, may cause, and as of the date of this prospectus supplement has exercised its option to cause, a specified percentage of receivables in the certificate trust or the issuer, as applicable, that would otherwise be treated as principal receivables to be treated as finance charge receivables. The discount percentage is currently 2.0%. DC Funding may increase, reduce or eliminate the discount percentage upon satisfaction of various conditions. We cannot assure you that the principal payment rate on the receivables will not decline as a result of an increase in the discount percentage. See "Description of the Notes - Discount Option" beginning on page 21 of the attached prospectus for a further discussion of the discount option.

The Addition Of Accounts Could         All accounts meeting the eligibility
Adversely Affect The Timing Or         requirements set forth in the master
Amount Of Payments On Your Notes       pooling and servicing agreement and the
                                       transfer and servicing agreement will,
                                       subject to various limitations imposed by the rating agencies, be automatically included as accounts upon the identification of those accounts in
                                       FNANB's master computer files by one of
                                       several specified code numbers or in a
                                       computer file or microfiche list
                                       delivered to the certificate trustee or
                                       the owner trustee, as applicable. In
                                       addition:

                                       .    DC Funding may from time to time in
                                            its discretion designate additional
                                            eligible accounts to be included as
                                            accounts; and

                                       .    DC Funding will be required to
                                            designate additional eligible
                                            accounts to be included as accounts
                                            if there would otherwise be
                                            insufficient receivables to support
                                            all outstanding series.

                                       DC Funding will transfer all existing and future receivables in the automatic additional accounts and the designated additional accounts to the certificate trust or the issuer, as applicable.

                                       The payment rate or the delinquency or
                                       loss experience of the additional
                                       accounts may be different from the
                                       payment rate or the delinquency or loss
                                       experience of the accounts included in
                                       the trust on the date of this prospectus supplement. In addition, the terms of the receivables in the additional accounts may be different from the terms of the receivables in the accounts included in the certificate trust on the date of this prospectus supplement.

                                       We cannot assure you that the creation or designation of additional accounts will not have an adverse impact on the timing or amount of payments on your notes. See

                                       "Description of the Notes - Addition of
                                       Accounts" beginning on page 19 of the
                                       attached prospectus for a further
                                       discussion of the procedure by which
                                       additional accounts will be included in
                                       the certificate trust or the issuer, as
                                       applicable.

The Issuance Of A New Series Of        The certificate trust has previously
Securities Could Adversely Affect      issued six series of certificates, four
The Timing Or Amount Of Payments       of which are currently outstanding. The
On Your Notes                          certificate trust and the issuer may
                                       issue additional series of securities
                                       from time to time without your consent.
                                       The terms of the other series issued by
                                       the certificate trust or the issuer may
                                       be significantly different from the terms of the offered notes.

                                       It is a condition to the issuance of each new series of securities that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of that outstanding series. We cannot assure you, however, that the terms of any other series will not have an adverse impact on the timing or amount of payments on your notes. See "Description of the Notes - Issuing New Series" beginning on page 15 of the attached prospectus for a further discussion of the procedure for issuing a new series of notes.

The Issuance Of A Companion Series     The issuer may issue a companion series
Securities Could Adversely Affect      of notes with respect to series 2002-[__]
The Timing Or Amount Of Payments       without your consent. The terms of a
On Your Notes                          companion series issued by the issuer may
                                       be significantly different from the terms of the offered notes and may include early amortization events not included with respect to the offered notes. If an early amortization event were to occur with respect to a companion series prior to the payment in full of the offered notes, the allocation percentage used to allocate collections of principal receivables to series 2002-[__] might be reduced and you might receive principal payments later than the expected final distribution date.

                                       It is a condition to the issuance of each new series of notes, including a companion series, that each rating agency that has rated an outstanding series of securities confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of that outstanding series. We cannot assure you, however, that the terms of any companion series will not have an adverse impact on the timing or amount of payments on your notes. See "Description of the Notes - Companion Series" beginning on page 25 of the attached prospectus for a further discussion of the companion series feature.

The Holders Of The Offered Notes May   The consent or approval of the holders of
Be Unable To Control Actions Taken     a specified percentage of the aggregate
Under The Transaction Documents        principal amount of all outstanding
                                       series of securities is required before
                                       various actions may be taken under the
                                       indenture, the master pooling and
                                       servicing agreement, the transfer and
                                       servicing agreement and the other
                                       transaction documents. These actions
                                       include the appointment of a successor
                                       servicer following a servicer default,
                                       the amendment of the indenture, the
                                       master pooling and servicing agreement,
                                       the transfer and servicing agreement and the other transaction documents under specified circumstances and the repurchase or liquidation of the receivables. We cannot assure you that the interests of the securityholders of other series will coincide with your interests with respect to these actions.

                     DELINQUENCY AND LOSS EXPERIENCE FOR THE
                               BANK CARD PORTFOLIO

Delinquency Experience

     The following table sets forth the delinquency experience for the bank card portfolio, which excludes Circuit City Plus credit card accounts, as of each of the dates shown. We cannot assure you that the future delinquency experience for the receivables in the Trust will be similar to the historical delinquency experience for the bank card portfolio set forth in the table. If an Early Amortization Event occurs and new receivables are not being transferred to the Trust, the performance of the receivables in the Trust may be volatile and may materially deteriorate.

                             Delinquency Experience
                               Bank Card Portfolio
                             (Dollars in Thousands)

                                 As of March 31
                                 --------------

                                  2002                           2001
                                  ----                           ----
                                       Percentage                     Percentage
                                        of Total                       of Total
                        Receivables    Receivables    Receivables    Receivables
                        -----------    -----------    -----------    -----------
Total Receivables        1,536,025          100.00%    1,619,043       100.00%
  Outstanding
Delinquent 31 to 60       36,841              2.40%       38,863         2.40%
  Days
Delinquent 61 to 90       29,360              1.91%       28,294         1.75%
  Days
Delinquent 91 or          62,437              4.06%       58,572         3.62%
  More Days

Total                     129,639             8.37%       25,729         7.77%


                                                  As of December 31
                                                 ------------------
                              2001                   2000                   1999
                              ----                   ----                   ----
                                 Percentage                 Percentage                 Percentage
                                 of Total                   of Total                   of Total
                     Receivables Receivables   Receivables  Receivables   Receivables  Receivables
                     ----------- -----------   -----------  -----------   -----------  -----------
Total Receivables
  Outstanding        $ 1,625,920      100.00%  $ 1,688,158       100.00%  $ 1,727,872       100.00%
Delinquent 31 to 60
  Days                    43,757        2.69%       42,443         2.51%       43,166         2.50%
Delinquent 61 to 90
  Days                    34,005        2.09%       29,767         1.76%       28,628         1.66%
Delinquent 91 or
  More Days               61,824        3.80%       61,277         3.63%       56,046         3.24%
Total                $   139,585        8.58%  $   133,487         7.91%  $   127,840         7.40%

     The delinquency periods are calculated based on the number of days a payment is contractually past due. All receivables are charged off not later than the earlier of the day on which they become 181 days delinquent on a contractual basis and 30 days after receipt of notice by FNANB that the related obligor has died or declared bankruptcy. As a result, no receivable reported as delinquent in the delinquency experience table was more than 180 days delinquent as of the reporting date.

     The percentages set forth for each delinquency period and each reporting date are calculated by dividing the total delinquent receivables outstanding for that delinquency period as of that reporting date by the total receivables outstanding in the bank card portfolio as of that reporting date. The totals reported in the delinquency experience table may not equal the sum of the related amounts or percentages due to rounding.

Loss Experience

     The following table sets forth the loss experience for the bank card portfolio, which excludes Circuit City Plus credit card accounts, for each of the periods shown. We cannot assure you that the future loss experience for the receivables in the Trust will be similar to the historical loss experience for the bank card portfolio set forth in the table.

                                 Loss Experience
                               Bank Card Portfolio
                             (Dollars in Thousands)

                                   Three Months Ended                Twelve Months Ended
                                        March 31,                        December 31,
                                  2002          2001           2001        2000         1999
                                  ----          ----           ----        ----         ----
Average Principal Receivables
Outstanding                     $1,544,163   $1,618,940      $1,582,000  $1,615,637     $1,666,675
Gross Principal Charge-Offs         60,002       59,560         230,991     199,670        206,441
Recoveries                           8,473        8,760          33,647      30,922         31,555
Net Principal Charge-Offs           51,529       50,799         197,345     168,748        174,886
Net Principal Charge-Offs as
a Percentage of Average
Principal Receivables
Outstanding                          13.35%       12.55%          12.47%      10.44%         10.49%


     The average principal receivables for any period equals the average of the principal balances outstanding at the beginning and end of each month during that period. The gross principal charge-offs for any period do not include fraud losses. The exclusion of fraud losses in calculating gross principal charge-offs for any period does not have a material effect on that calculation. The Net Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding reflected for the three months ended March 31, 2001 and March 31, 2002 are annualized. Annualized figures are not necessarily indicative of results for the entire year.

Delinquency and Loss Trends

     As indicated in the delinquency and loss tables, delinquency and loss rates for the bank card portfolio have increased in recent years. The delinquency and loss experience for the bank card portfolio reflects, among other factors, a decline in overall economic conditions and an increase in bankruptcy filings. We cannot assure you delinquency and loss rates will not continue to increase in the future.

                    CHARACTERISTICS OF THE TRUST RECEIVABLES

     As of March 31, 2002:

     . the receivables included $1,469,208,526 of Principal Receivables and $66,816,894 of Finance Charge Receivables (including $29,983,847 of Principal Receivables treated as Finance Charge Receivables as a result of the application of the Discount Percentage);

     . the Accounts with debit balances had an average receivables balance of $2,445.94;

     .    the average credit limit of the Accounts was $4,098.97;

     . the average receivables balance of the Accounts with debit balances divided by the average credit limit of all the Accounts, expressed as a percentage, was 59.67%;

     . the average age of the Accounts was [______] months and the average age of the Accounts weighted by receivables balance was [______]; and

     . the obligors on the Accounts had billing addresses in all 50 states, the District of Columbia and various U.S. territories and possessions.

     The following tables set forth information with respect to the Accounts and the receivables as of March 31, 2002. If there is a material adverse change in the characteristics of the Accounts or the receivables between March 31, 2002 and the date on which the offering price for the offered notes is determined, we will send you updated information with respect to the Accounts and the receivables. In each case where information in the following tables is presented as a percentage of the total number of Accounts or as a percentage of the total receivables, the sum of the percentages presented may be less than or greater than 100.00% due to rounding.

                         Composition by Account Balance
                                 Trust Portfolio

                                                   Percentage
                                                    of Total                              Percentage
                                      Number of    Number of                                of Total
     Account Balance Range             Accounts     Accounts         Receivables          Receivables
     ---------------------             --------     --------         -----------          -----------
Credit Balance                           11,520        0.94%      $     (801,161.73)         (0.05)%
Zero Balance                            590,709       48.01                    0.00           0.00
$0.01 to $1,500.00                      290,822       23.64          192,338,901.19          12.52
$1,500.01 to $3,000.00                  137,482       11.17          298,691,170.81          19.45
$3,000.01 to $4,500.00                   88,601        7.20          328,103,546.39          21.37
$4,500.01 to $10,000.00                 108,045        8.78          682,329,021.43          44.43
Over $10,000.00                           3,233        0.26           35,034,635.21           2.28
                                      ---------      ------       -----------------         ------
TOTAL                                 1,230,412      100.00%      $1,535,696,113.30         100.00%
                                      =========      ======       =================         ======

                           Composition by Credit Limit
                                 Trust Portfolio

                                                Percentage
                                                 of Total                            Percentage
                                  Number of    Number of                               of Total
          Credit Limit Range       Accounts      Accounts          Receivables       Receivables
          ------------------       --------      --------          -----------       -----------
Zero Limit                               64         0.01%      $             0.00         0.00%
$     0.01 to $ 1,500.00            374,519        30.44%      $   111,418,472.11         7.26
$ 1,500.01 to $ 3,000.00            218,843        17.79%          176,363,065.75        11.48
$ 3,000.01 to $ 4,500.00            170,971        13.90%          244,279,097.89        15.91
$ 4,500.01 to $10,000.00            456,595        37.11%          941,851,616.69        61.33
$10,000.01 to $15,000.00              9,420         0.77%           61,783,860.86         4.02
                                  ---------       ------       ------------------       ------
TOTAL                             1,230,412       100.00%      $ 1,535,696,113.30       100.00%
                                  =========       ======       ==================       ======

                          Composition by Payment Status
                                 Trust Portfolio

                                                 Percentage
                                                   of Total                          Percentage
                                  Number of      Number of                             of Total
          Payment Status           Accounts       Accounts         Receivables       Receivables
          --------------           --------       --------         -----------       -----------
Not Delinquent                    1,144,718        93.04%      $ 1,304,389,595.29        84.94%
Delinquent   1 to 30 Days            40,978         3.33           102,674,590.94         6.69
Delinquent  31 to 60 Days            13,278         1.08            36,826,471.19         2.40
Delinquent  61 to 90 Days            10,063         0.82            29,366,228.23         1.91
Delinquent  91 to 120 Days            8,020         0.65            23,171,394.27         1.51
Delinquent 121 to 150 Days            6,905         0.56            20,402,953.67         1.33
Delinquent 151 to 180 Days            6,450         0.52            18,864,879.71         1.23
                                  ---------       ------       ------------------       ------
TOTAL                             1,230,412       100.00%      $ 1,535,696,113.30       100.00%
                                  =========       ======       ==================       ======

                           Composition by Account Age
                                 Trust Portfolio

                                                 Percentage
                                                   of Total                          Percentage
                                  Number of      Number of                             of Total
          Account Age              Accounts       Accounts         Receivables       Receivables
          -----------              --------       --------         -----------       -----------
 0 to  3 Months                      12,013         0.98%      $     2,767,540.38         0.18%
 4 to  6 Months                      23,098         1.88            11,464,213.41         0.75
 7 to  9 Months                      18,393         1.49            13,918,706.03         0.91
10 to 12 Months                      24,982         2.03            20,237,801.03         1.32
13 to 24 Months                     120,407         9.79            99,126,973.39         6.45
25 to 36 Months                     123,656        10.05           123,147,309.23         8.02
37 or More Months                   907,863        73.79         1,265,033,569.83        82.38
                                  ---------       ------       ------------------       -------
TOTAL                             1,230,412       100.00%      $ 1,535,696,113.30       100.00%
                                  =========       ======       ==================       ======

                    Composition by Cardholder Billing Address
                                 Trust Portfolio

                                                         Percentage
                                                          of Total                                    Percentage
                                         Number of        Number of                                    of Total
       Cardholder Billing Address        Accounts         Accounts           Receivables              Receivables
       --------------------------        --------         --------           -----------              -----------
                 Other                      1,884           0.15%        $    2,227,531.64               0.15%
                 AK                           709           0.06                701,773.93               0.05
                 AL                         9,519           0.77              9,842,739.23               0.64
                 AR                        10,478           0.85             14,026,821.31               0.91
                 AZ                        18,173           1.48             23,366,030.48               1.52
                 CA                       138,046          11.22            160,593,625.25              10.46
                 CO                        18,901           1.54             26,830,930.27               1.75
                 CT                        16,495           1.34             21,114,821.69               1.37
                 DC                         3,534           0.29              5,138,595.31               0.33
                 DE                         2,969           0.24              4,134,030.35               0.27
                 FL                        86,858           7.06            108,526,073.53               7.07
                 GA                        44,958           3.65             52,605,614.75               3.43
                 HI                         1,335           0.11              1,283,588.03               0.08
                 IA                        10,809           0.88             12,559,605.75               0.82
                 ID                         3,484           0.28              4,643,846.99               0.30
                 IL                        60,996           4.96             86,051,275.33               5.60
                 IN                        29,808           2.42             40,464,779.33               2.63
                 KS                        10,979           0.89             13,966,435.86               0.91
                 KY                        20,831           1.69             24,867,433.49               1.62
                 LA                        18,666           1.52             24,909,871.20               1.62
                 MA                        25,060           2.04             27,253,434.60               1.77
                 MD                        28,069           2.28             35,231,465.60               2.29
                 ME                         3,984           0.32              4,455,881.70               0.29
                 MI                        43,044           3.50             58,849,234.39               3.83
                 MN                        16,497           1.34             19,424,090.56               1.26
                 MO                        29,190           2.37             37,275,762.36               2.43
                 MS                        10,339           0.84             13,807,347.56               0.90
                 MT                         2,751           0.22              3,138,375.75               0.20
                 NC                        41,852           3.40             42,985,869.75               2.80
                 ND                         2,652           0.22              3,067,212.57               0.20
                 NE                         5,256           0.43              4,905,770.66               0.32
                 NH                         5,377           0.44              6,583,886.09               0.43
                 NJ                        56,194           4.57             73,184,524.32               4.77
                 NM                         6,205           0.50              8,908,100.88               0.58
                 NV                        13,450           1.09             19,216,444.47               1.25
                 NY                        40,185           3.27             37,207,443.04               2.42
                 OH                        55,201           4.49             76,723,066.49               5.00
                 OK                        17,197           1.40             22,512,668.95               1.47
                 OR                        15,726           1.28             21,418,485.11               1.39
                 PA                        50,453           4.10             62,865,229.65               4.09
                 RI                         5,693           0.46              6,308,505.41               0.41
                 SC                        15,740           1.28             18,200,522.18               1.19
                 SD                         2,327           0.19              2,661,602.88               0.17
                 TN                        41,409           3.37             45,603,888.11               2.97
                 TX                        86,083           7.00            124,894,195.46               8.13
                 UT                         5,251           0.43              6,869,214.49               0.45
                 VA                        35,808           2.91             41,577,681.61               2.71
                 VT                         1,351           0.11              1,558,144.48               0.10
                 WA                        28,873           2.35             33,518,119.51               2.18
                 WI                        23,937           1.95             30,129,823.62               1.96
                 WV                         4,440           0.36              5,665,807.61               0.37
                 WY                         1,386           0.11              1,838,889.72               0.12
                                        ---------         ------         -----------------             ------
                              TOTAL     1,230,412         100.00         $1,535,696,113.30             100.00
                                        =========         ======         =================             ======

     Because the largest number of cardholders, based on billing address, whose Accounts were included in the Trust as of March 31, 2002 were located in California, Florida and Texas, adverse changes in the economic conditions in these states could have a direct impact on the creation of receivables or the timing or amount of payments on the offered notes.

                             MATURITY CONSIDERATIONS

     The offered notes, the Class C notes and the Class D notes are scheduled to receive a single principal payment on the Expected Final Distribution Date following the accumulation of principal in the Principal Funding Account. We expect that the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be sufficient to make these payments. We cannot assure you, however, that these payments will be made. If the actual payment rate on the receivables is lower than the payment rate that was assumed in structuring the Accumulation Period, the Principal Funding Account may not be funded as expected and the noteholders may not be paid in full on the Expected Final Distribution Date. If the noteholders are not paid in full on the Expected Final Distribution Date, an Early Amortization Event will occur with respect to series 2002-[__]. See "Description of the Offered Notes -- Principal Payments -- Accumulation Period" beginning on page S-32 of this prospectus supplement for a further discussion of the Accumulation Period.

     The noteholders will not receive principal payments before the Expected Final Distribution Date unless an Early Amortization Event occurs that results in the commencement of the Early Amortization Period. If the Early Amortization Period begins prior to the Expected Final Distribution Date, any amount then on deposit in the Principal Funding Account will be paid to the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders in that order of priority on the first Distribution Date relating to the Early Amortization Period. On each subsequent Distribution Date relating to the Early Amortization Period, Available Principal Collections will be paid to the Class A noteholders, the Class B noteholders, the Class C noteholders, the Class D noteholders and the Class E noteholders in that order of priority.

     The Class B noteholders will in no event begin to receive principal payments until the Class A notes have been paid in full. If an Early Amortization Event occurs with respect to series 2002-[__], the noteholders may begin to receive principal payments earlier than the Expected Final Distribution Date. See "Description of the Offered Notes -- Principal Payments -- Early Amortization Period" beginning on page S-34 of this prospectus supplement for a further discussion of the Early Amortization Period. See "Description of the Offered Notes -- Early Amortization Events" beginning on page S-43 of this prospectus supplement and "Description of the Notes -- Early Amortization Events" beginning on page 27 of the attached prospectus for a further discussion of the Early Amortization Events applicable to series 2002-[__].

     The following table sets forth the highest and lowest cardholder monthly payment rates for the bank card portfolio for any month during the periods shown and the average cardholder monthly payment rates for all months during the periods shown. The payment rates are calculated for each month by dividing the total amount of collections received during that month, including interchange but excluding amounts recovered with respect to charged-off accounts, by the receivables balance at the beginning of that month.

                              Monthly Payment Rate
                               Bank Card Portfolio

                          Three Months Ended        Twelve Months Ended
                               March 31,                December 31,
                               ---------                ------------
                           2002      2001     2001          2000         1999
                           ----      ----     ----          ----         ----
Lowest Month               7.95%     8.11%    6.95%         8.16%        7.78%
Highest Month              8.63%     9.56%    9.56%        10.52%       11.35%
Monthly Average            8.31%     8.89%    8.58%         9.12%        9.18%

     We cannot assure you that the future payment rates on the receivables in the Trust will be similar to the historical payment rates for the bank card portfolio set forth in the table. See "Risk Factors -- If The Principal Payment Rate On The Receivables Declines, You May Receive Principal Payments Later Than The Expected Final

Distribution Date" beginning on page S-19 of this prospectus supplement for a further discussion of the events that could result in a decline in the rate at which principal payments are made on the receivables.

                         RECEIVABLE YIELD CONSIDERATIONS

     The following table sets forth the yield from periodic finance charges and fees billed to accounts in the bank card portfolio for each of the periods shown. The historical yield percentages set forth in the table are calculated on an accrual basis. The amounts collected during any period in respect of the receivables in the Trust are calculated on a cash basis.

     For purposes of the following portfolio yield table:

          . the average principal receivables outstanding for any period equals the average of the principal receivables balance at the beginning and end of each month during that period;

          . finance charges and fees billed are presented net of finance charge and other fee charge-offs;

          . the portfolio yield, discount adjusted represents the historical portfolio yield adjusted to reflect the inclusion of collections of Principal Receivables that are treated as collections of Finance Charge Receivables as a result of the exercise of the Discount Option and a Discount Percentage of 2% for all periods indicated.

                                 Portfolio Yield
                               Bank Card Portfolio
                             (Dollars in Thousands)

                                                      Three Months Ended                Twelve Months Ended
                                                           March 31,                        December 31,
                                                           ---------                        ------------
                                                      2002          2001           2001          2000         1999
                                                      ----          ----           ----          ----         ----
Average Principal Receivables Outstanding          $1,544,163    $1,618,940     $1,528,000    $1,615,637   $1,666,675
Finance Charges                                        84,333        95,841        369,227       383,591      391,007
Interchange                                             3,788         4,787         20,354        22,404       23,226
Sum of Finance Charges, Fees Billed and                88,120       100,628        389,582       405,996      414,234
  Interchange
Yield from Finance Charges, Fees and                    22.83%        24.86%         24.63%        25.13%       24.85%
  Interchange
Discount Option Receivable Collections             $    6,207    $    6,871     $   25,794    $   28,738   $   29,454
Portfolio Yield, Discount-Adjusted                      24.43%        26.56%         26.26%        26.91%       26.62%

     We cannot assure you that the future yield on the receivables in the Trust will be similar to the historical yield percentages for the bank card portfolio set forth in the table. See "Risk Factors -- If The Yield On The Receivables Declines, You May Be Exposed To Reinvestment Risk" beginning on page S-15 of this prospectus supplement for a further discussion of the events that could result in a decline in the yield on the receivables.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the offered notes will be paid to DC Funding. DC Funding will use these proceeds to repay a portion of the series [______] variable funding certificates and for general corporate purposes. [A portion of the series [______] variable funding certificates are owned by a multi-seller commercial paper vehicle administered by affiliates of [____________________].]

                        RECENT FINANCIAL INFORMATION FOR
                             CIRCUIT CITY AND FNANB

     As of March 31, 2002, Circuit City had consolidated assets of approximately $4,604 million and equity of approximately $2,760 million.

     As of March 31, 2002, FNANB had assets of approximately $492 million and equity of approximately $374 million.

                        DESCRIPTION OF THE OFFERED NOTES

         The offered notes will be issued by the issuer under the indenture and an indenture supplement related to series 2002-[__]. The following is a summary of the material terms of the offered notes. You should refer to the indenture and the series 2002-[__] indenture supplement for a complete description of all terms of the offered notes.

Book-Entry Registration

         The offered notes will initially be issued in book-entry form. You may hold the offered notes through DTC in the United States or through Clearstream or Euroclear in Europe. See "Registration and Transfer of the Notes" beginning on page 47 in the attached prospectus for a further discussion of the book-entry registration system and the limited circumstances under which the offered notes will be issued in fully registered, certificated form.

Interest Payments

         Each class of the offered notes will accrue interest from and including the Closing Date to but excluding [____________], 2002 and during each subsequent Interest Period at the interest rate applicable to that class for that period. An Interest Period is the period from and including a Distribution Date, or, in the case of the initial Interest Period, from and including the Closing Date, to but excluding the following Distribution Date. Interest will be distributed on [____________], 2002 and on each subsequent Distribution Date to the noteholders in whose names the offered notes were registered at the close of business on the last Business Day of the preceding month.

         The offered notes will accrue interest at the following interest rates:

         . the interest rate applicable to the Class A notes for each Interest Period is [____]% per annum above LIBOR prevailing on the related LIBOR Determination Date; and

         . the interest rate applicable to the Class B notes for each Interest Period is [____]% per annum above LIBOR prevailing on the related LIBOR Determination Date.

         The interest due on the Class A notes on each Distribution Date will equal the product of:

         .    the Class A interest rate for the preceding Interest Period;

         . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

         . the outstanding principal balance of the Class A notes as of the close of business on the preceding Distribution Date or, in the case of the interest due on the initial Distribution Date, as of the Closing Date.

         The interest due on the Class B notes on each Distribution Date will equal the product of:

         .    the Class B interest rate for the preceding Interest Period;

         . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

         . the outstanding principal balance of the Class B notes as of the close of business on the preceding Distribution Date or, in the case of the interest due on the initial Distribution Date, as of the Closing Date.

         If the interest due on the offered notes on any Distribution Date is not paid in full, the shortfall will be due on the next Distribution Date, together with additional interest on the amount of the shortfall at the applicable note interest rate plus 2.00% per annum. This additional interest will be payable only to the extent permitted by law.

         The class A noteholders and class B noteholders may call the trustee at (___) [____________] to obtain the interest rates applicable to the offered notes for the current and preceding Interest Periods. This information will also be included in statements delivered to the series 2002-[__] noteholders on each Distribution Date.

         The interest due on the Class C notes, the Class D notes and the Class E notes on each Distribution Date will be calculated in accordance with the series 2002-[__] indenture supplement. The interest rate applicable to the Class C notes will not exceed [__]% per annum above LIBOR.

Principal Payments

         The principal due on any Distribution Date will be funded from Available Principal Collections for that Distribution Date. The timing and amount of principal payments to be made on any Distribution Date will depend on whether that Distribution Date relates to the Revolving Period, the Accumulation Period or the Early Amortization Period.

         Revolving Period

         The Revolving Period will begin on the Closing Date and end on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period. The noteholders will not receive principal payments during the Revolving Period.

         On each Distribution Date relating to the Revolving Period, the Available Principal Collections for that Distribution Date will be applied in the following order of priority:

         . if other series of securities in group one require additional collections of Principal Receivables, the Available Principal Collections will be treated as Shared Principal Collections and applied to make required payments with respect to those other series;

         . if the Transferor Amount is less than the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be deposited in the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount; and

         . if the Transferor Amount equals or exceeds the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be paid to DC Funding or its assigns.

         Accumulation Period

         The Accumulation Period is scheduled to begin at the close of business on the last day of the [____________] 20[__] Collection Period and end on the earliest of the commencement of the Early Amortization Period, the date on which the series 2002-[__] notes are paid in full and the Stated Series Termination Date; provided, however, that DC Funding may postpone the commencement of the Accumulation Period or suspend the Accumulation Period under certain limited circumstances. On or before each Distribution Date relating to the Accumulation Period, the indenture trustee will deposit the Available Principal Collections for that Distribution Date into the Principal Funding Account up to a specified amount. The amount on deposit in the Principal Funding Account is scheduled to be paid to the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders on the Expected Final Distribution Date. The Accumulation Period is intended to enable the issuer to make a single principal payment, rather than a series of principal payments, to the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders.

         On or before each Distribution Date relating to the Accumulation Period, the indenture trustee will deposit into the Principal Funding Account an amount equal to the least of:

         .    the Available Principal Collections for that Distribution Date;

         .    the Controlled Deposit Amount for that Distribution Date; and

         . an amount equal to the outstanding principal amount of the Class A notes, the Class B notes, the Class C notes and the Class D notes minus the amount on deposit in the Principal Funding Account, in each case on that Distribution Date and before giving effect to that deposit;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] indenture supplement, the amount to be deposited into the Principal Funding Account on or before each Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date. See "-- Postponement of Accumulation Period" beginning on page S-34 of this prospectus supplement for a discussion of the circumstances under which the commencement of the Accumulation Period may be postponed. See "-- Suspension of Accumulation Period" beginning on page S-35 of this prospectus supplement for a discussion of the circumstances under which the Accumulation Period may be suspended.

         The amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be paid on that date in the following order of priority:

         . to the Class A noteholders until the Class A notes have been paid in full;

         . if the Class A notes have been paid in full, to the Class B noteholders until the Class B notes have been paid in full;

         . if the Class B notes have been paid in full, to the Class C noteholders until the Class C notes have been paid in full; and

         . if the Class C notes have been paid in full, to the Class D noteholders until the Class D notes have been paid in full;

provided, however, that, if the Early Amortization Period begins prior to the Expected Final Distribution Date, the amount on deposit in the Principal Funding Account on the first Distribution Date relating to the Early Amortization Period will be paid in that order of priority on that date. If the amount on deposit in the Principal Funding Account is not sufficient to pay the offered notes, the Class C notes and the Class D notes in full on the Expected Final Distribution Date, that amount will be paid in that order of priority on that Distribution Date and the Early Amortization Period will begin on that Distribution Date.

         We expect that the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be sufficient to make the principal payments scheduled to be made on that date. We cannot assure you, however, that these payments will be made. See "Maturity Considerations" beginning on page S-28 of this prospectus supplement for a further discussion of the circumstances under which principal payments might be made earlier or later than expected.

         On each Distribution Date relating to the Accumulation Period, the amount, if any, by which the Available Principal Collections for that Distribution Date exceed the amount deposited into the Principal Funding Account on or in respect of that Distribution Date will be applied in the following order of priority:

         . if DC Funding designates any portion of the remaining Available Principal Collections, if any, as Class E Monthly Principal, that amount will be paid to the Class E noteholders;

         . if other series in group one require additional collections of Principal Receivables, the remaining Available Principal Collections, if any, will be treated as Shared Principal Collections and applied to make required payments with respect to those other series;

         . if the Transferor Amount is less than the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be deposited in the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount; and

         . if the Transferor Amount equals or exceeds the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be paid to DC Funding or its assigns.

         Early Amortization Period

         The Early Amortization Period will begin on the date on which an Early Amortization Event occurs and will end on the earlier of the date on which the series 2002-[__] notes are paid in full and the Stated Series Termination Date. On each Distribution Date relating to the Early Amortization Period, Available Principal Collections for that Distribution Date will be paid in the following order of priority:

         . to the Class A noteholders until the Class A notes have been paid in full;

         . if the Class A notes have been paid in full, to the Class B noteholders until the Class B notes have been paid in full;

         . if the Class B notes have been paid in full, to the Class C noteholders until the Class C notes have been paid in full;

         . if the Class C notes have been paid in full, to the Class D noteholders until the Class D notes have been paid in full; and

         . if the Class D notes have been paid in full, to the Class E noteholders until the Class E notes have been paid in full.

See "-- Early Amortization Events" beginning on page S-43 of this prospectus supplement and "Description of the Notes -- Early Amortization Events" beginning on page 27 of the attached prospectus for a further discussion of the Early Amortization Events applicable to series 2002-[__].

Postponement of Accumulation Period

         The Accumulation Period is scheduled to begin at the close of business on the last day of the [____________] 20[__] Collection Period. DC Funding may elect to postpone the commencement of the Accumulation Period, however, if it determines that fewer than 12 months will be needed to accumulate in the Principal Funding Account an amount equal to the aggregate outstanding principal balance of the offered notes, the Class C notes and the Class D notes.

         On each Determination Date prior to the commencement of the Accumulation Period, the servicer will calculate the amount of principal collections that it expects to receive during each Collection Period prior to the Expected Final Distribution Date and, based on that calculation, will determine the number of months needed to accumulate in the Principal Funding Account an amount equal to the aggregate outstanding principal balance of the offered notes, the Class C notes and the Class D notes. In making this determination, the servicer will, in general, consider:

         . the collections of Principal Receivables expected to be allocated to the securityholders of other series, assuming a principal payment rate no greater than the lowest monthly principal payment rate for the preceding 12 months; and

         . the amount of principal expected to be distributable to the securityholders of other series that are not expected to be in their revolving periods during the Accumulation Period.

         If the servicer determines that fewer than 12 months will be needed to accumulate in the Principal Funding Account an amount equal to the aggregate outstanding principal balance of the offered notes, the Class C notes and the Class D notes, the servicer may elect to postpone the commencement of the Accumulation Period such that the number of months in the Accumulation Period equals or exceeds the number of months that the servicer determines will be needed to accumulate that amount; provided, however, that the length of the Accumulation Period may not be less than one month after giving effect to that postponement unless the Accumulation Period is suspended as described below.

Suspension of Accumulation Period

          DC Funding may elect to suspend the Accumulation Period if it obtains a Qualified Maturity Agreement. The Accumulation Period will be suspended upon delivery by DC Funding to the indenture trustee of written notice of the suspension, a copy of the executed Qualified Maturity Agreement and an opinion of counsel to the effect that the Qualified Maturity Agreement constitutes a valid and enforceable obligation of the provider of that agreement. DC Funding will pledge to the indenture trustee, for the benefit of the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders, all right, title and interest of DC Funding in any Qualified Maturity Agreement.

          If DC Funding obtains a Qualified Maturity Agreement, it will cause the provider of that agreement to deposit into the Principal Funding Account on or before the Expected Final Distribution Date an amount equal to the aggregate outstanding principal balance of the offered notes, the Class C notes and the Class D notes on that Distribution Date; provided, however, that DC Funding may instead elect to fund all or a portion of the deposit with the proceeds of the issuance of a new series of securities or with Available Principal Collections. The amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be paid to the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders as if the Accumulation Period had not been suspended.

          The Qualified Maturity Agreement will terminate at the close of business on the Expected Final Distribution Date; provided, however, that:

          . DC Funding may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Final Distribution Date if it obtains a substitute Qualified Maturity Agreement;

          . DC Funding may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Final Distribution Date if the institution providing the Qualified Maturity Agreement ceases to qualify as a Qualified Institution and DC Funding is unable to obtain a substitute Qualified Maturity Agreement;

          . DC Funding may terminate the Qualified Maturity Agreement prior to the close of business on the Expected Final Distribution Date if an Early Amortization Event occurs; and

          . DC Funding may terminate the Qualified Maturity Agreement prior to the later of the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period, and the date to which the commencement of the Accumulation Period may be postponed, as determined on the Determination Date preceding the termination of the Qualified Maturity Agreement.

         If the institution providing a Qualified Maturity Agreement ceases to qualify as a Qualified Institution, DC Funding will, unless it elects to terminate the Qualified Maturity Agreement and is not required to obtain a substitute Qualified Maturity Agreement as described in the preceding proviso, use its best efforts to obtain a substitute Qualified Maturity Agreement.

         If a Qualified Maturity Agreement is terminated prior to the earlier of the Expected Final Distribution Date and the commencement of the Early Amortization Period and DC Funding does not obtain a substitute Qualified Maturity Agreement, the Accumulation Period will begin on the latest of:

          . the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period;

          . at the election of DC Funding, the date to which the commencement of the Accumulation Period may be postponed, as determined on the Determination Date preceding the termination of the Qualified Maturity Agreement; and

          . the first day of the Collection Period following the termination of the Qualified Maturity Agreement.

          If a Qualified Maturity Agreement is terminated prior to the Expected Final Distribution Date or a default occurs under a Qualified Maturity Agreement, you may receive principal payments later than the Expected Final Distribution Date.

The Principal Funding Account

          The servicer will establish and maintain with an Eligible Institution, for the benefit of the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders, a segregated trust account designated as the Principal Funding Account. On or before each Distribution Date relating to the Accumulation Period, the indenture trustee will deposit into the Principal Funding Account all or a portion of the Available Principal Collections for that Distribution Date. The amount on deposit in the Principal Funding Account will be used to make principal payments to the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders. See "-- Principal Payments -- Accumulation Period" beginning on page S-32 of this prospectus supplement for a further discussion of the administration of the Principal Funding Account.

          The servicer will direct the indenture trustee to invest amounts on deposit in the Principal Funding Account in Eligible Investments that mature before the next Distribution Date. On each Distribution Date relating to the Accumulation Period, all net investment earnings on funds on deposit in the Principal Funding Account received during the preceding Collection Period will be withdrawn from the Principal Funding Account and applied as Available Funds. If the net investment earnings on funds on deposit in the Principal Funding Account received during any Collection Period are less than the Covered Amount for the following Distribution Date, the amount, if any, on deposit in the Reserve Account on that Distribution Date will be applied to fund the shortfall.

The Reserve Account

          The servicer will establish and maintain with an Eligible Institution, for the benefit of the Class A noteholders, the Class B noteholders, the Class C noteholders and the Class D noteholders, a segregated trust account designated as the Reserve Account. The Reserve Account is intended to help ensure the payment of interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes on each Distribution Date relating to the Accumulation Period.

          The servicer will direct the indenture trustee to invest amounts on deposit in the Reserve Account in Eligible Investments that mature before the next Distribution Date. On each Distribution Date, all net investment earnings on funds on deposit in the Reserve Account received during the preceding Collection Period will be applied as follows:

          . if the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount for that Distribution Date, the net investment earnings will be retained in the Reserve Account to the extent of that deficiency; and

          . if the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount for that Distribution Date, the net investment earnings will be withdrawn from the Reserve Account and deposited into the Collection Account.

          The Reserve Account will have an initial balance of zero. On the Reserve Account Funding Date and on each subsequent Distribution Date prior to the termination of the Reserve Account, the indenture trustee will deposit available collections of Finance Charge Receivables, net investment earnings included in Available Funds and Shared Excess Finance Charge Collections, in each case allocated to series 2002-[__] for that Distribution Date, into the Reserve Account as described in clause (7) under "-- Application of Available Funds and Shared Excess

Finance Charge Collections" beginning on page S-39 of this prospectus supplement until the amount on deposit in the Reserve Account equals the Required Reserve Account Amount for that Distribution Date; provided, however, that the indenture trustee will not deposit amounts into the Reserve Account during any period that the Accumulation Period is suspended. If, on any Distribution Date, the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount for that Distribution Date, in each case after making any required deposits into or withdrawals from the Reserve Account, the indenture trustee will withdraw that excess from the Reserve Account and distribute it to DC Funding or its assigns in accordance with the series 2002-[__] indenture supplement.

          On each Distribution Date relating to the Accumulation Period and on the first Distribution Date relating to the Early Amortization Period, the indenture trustee, acting at the written direction of the servicer, will withdraw from the Reserve Account and deposit into the Collection Account the lesser of:

          . the amount on deposit in the Reserve Account on that Distribution Date; and

          . the amount, if any, by which the Covered Amount for that Distribution Date exceeds the net investment earnings on funds on deposit in the Principal Funding Account received during the preceding Collection Period.

          Any amount withdrawn from the Reserve Account and deposited into the Collection Account will be applied as Available Funds as specified in the series 2002-[__] indenture supplement. The Reserve Account will terminate on the earliest of:

          .    the date on which the issuer is terminated;

          . the date on which the offered notes, the Class C notes and the Class D notes, are paid in full;

          . if the Accumulation Period has not commenced, the date on which an Early Amortization Event occurs with respect to series 2002-[__]; and

          . if the Accumulation Period has commenced, the earlier of the first Distribution Date relating to the Early Amortization Period and the Expected Final Distribution Date.

          On the date on which the Reserve Account is terminated, the indenture trustee will withdraw the amount on deposit in the Reserve Account and distribute that amount to DC Funding or its assigns in accordance with the series 2002-[__] indenture supplement.

Credit Enhancement

          The Class B notes, the Class C notes, the Class D notes and the Class E notes will be subordinated to the Class A notes. The Class C notes, the Class D notes and the Class E notes will be subordinated to the Class B notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes, the Class C notes, the Class D notes or the Class E notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes, the Class D notes or the Class E notes.

          Principal payments on the Class B notes, the Class C notes, the Class D notes and the Class E notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes, the Class D notes and the Class E notes will not begin until the Class B notes have been paid in full.

          The subordination of junior classes of notes also provides credit enhancement by absorbing reductions in the Invested Amount that could occur if:

          . collections of Principal Receivables are reallocated to pay interest on the notes and monthly servicing fee payments when Available Funds, Shared Excess Finance Charge Collections allocated to series

               2002-[__] and net investment earnings allocated to series 2002-[__] are not sufficient to make these payments on any Distribution Date; or

          . Available Funds, Shared Excess Finance Charge Collections allocated to series 2002-[__] and net investment earnings allocated to series 2002-[__] are not sufficient to cover the Allocable Amount for series 2002-[__] on any Distribution Date.

          If the total amount of these two types of reductions exceeds the sum of the principal amounts of the Class E notes, the Class D notes and the Class C notes, then the Class B notes may not be repaid in full. If the total exceeds the sum of the Class E notes, the Class D notes, the Class C notes and the Class B notes, then the Class A notes may not be repaid in full. See "-- Reallocation of Principal Collections" beginning on page S-41 of this prospectus supplement for a further discussion of the reallocation of principal collections and the circumstances under which that reallocation will cause the Invested Amount to be reduced.

          If the receivables are sold after an event of default, the net proceeds of that sale would be paid to the Class A noteholders, the Class B noteholders, the Class C noteholders, the Class D noteholders and the Class E noteholders in that order of priority, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

The Spread Account

          The servicer will establish and maintain with an Eligible Institution, for the benefit of the Class C noteholders and the Class D noteholders, a segregated trust account designated as the Spread Account. The Spread Account will have an initial balance of zero. On each Distribution Date, the indenture trustee, acting at the written direction of the servicer, will deposit available collections of Finance Charge Receivables, net investment earnings included in Available Funds and Shared Excess Finance Charge Collections, in each case allocated to series 2002-[__] for that Distribution Date, into the Spread Account as described in clause (8) under "-- Application of Available Funds and Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement. The amount on deposit in the Spread Account will be used, if needed, to make interest payments to the Class C noteholders and the Class D noteholders and to offset potential reductions in the Invested Amount.

          The servicer will direct the indenture trustee to invest amounts on deposit in the Spread Account in Eligible Investments that mature before the next Distribution Date. On each Distribution Date, all net investment earnings on funds on deposit in the Spread Account received during the preceding Collection Period will be applied as Available Funds in accordance with the series 2002-[__] indenture supplement. If, on any Distribution Date, the amount on deposit in the Spread Account exceeds the Required Spread Account Amount for that Distribution Date, in each case after making any required deposits into or withdrawals from the Spread Account on that Distribution Date, the indenture trustee will withdraw that excess from the Spread Account and distribute it to DC Funding or its assigns in accordance with the series 2002-[__] indenture supplement.

          The Spread Account will terminate on the earlier of the date on which the issuer is terminated and the date on which the Class C notes and the Class D notes are paid in full. On the date on which the Spread Account is terminated, the indenture trustee will withdraw the amount on deposit in the Spread Account and distribute that amount to DC Funding or its assigns in accordance with the series 2002-[__] indenture supplement.

          The Class A noteholders and the Class B noteholders should not view the Spread Account as providing credit enhancement for the Class A notes or the Class B notes. If amounts on deposit in the Spread Account are applied in a manner that prevents reductions to the Invested Amount, the Class A noteholders and the Class B noteholders may also benefit.

Allocation of Collections

          On each Determination Date, the servicer will allocate all collections of Finance Charge Receivables received during the preceding Collection Period and all collections of Principal Receivables received during the preceding Collection Period among series 2002-[__], each other outstanding series of securities, the Transferor

Interest and, to the extent provided in the series supplement or indenture supplement for any other outstanding series of securities, any provider of credit enhancement for that other series. The servicer will allocate collections of Finance Charge Receivables received during any Collection Period to series 2002-[__] in an amount equal to the product of the amount of those collections and the Floating Allocation Percentage for that Collection Period.

          The servicer will allocate collections of Principal Receivables to series 2002-[__] as follows:

          . collections of Principal Receivables received during any Collection Period during the Revolving Period will be allocated to series 2002-[__] in an amount equal to the amount of those collections and the Floating Allocation Percentage for that Collection Period; and

          . collections of Principal Receivables received during any Collection Period during the Accumulation Period or the Early Amortization Period will be allocated to series 2002-[__] in an amount equal to the product of the amount of those collections and the Fixed Allocation Percentage for that Collection Period.

Deposits into Collection Account

          The servicer will deposit amounts collected on the receivables that are allocated to series 2002-[__] into the Collection Account no later than the second Business Day following the date those collections are processed; provided, however, that:

          . the servicer will not be required to deposit collections into the Collection Account until the Business Day before each Distribution Date if it satisfies the conditions described under "Description of the Notes--The Collection Account" beginning on page 21 of the attached prospectus;

          . in general, collections of Finance Charge Receivables allocated to series 2002-[__] received during any Collection Period during the Revolving Period or the Accumulation Period need not be deposited into the Collection Account on a daily basis after an amount equal to interest due on the series 2002-[__] notes for the following Distribution Date plus an amount equal to 150% of the average of the Default Amounts allocated to series 2002-[__] for the preceding three Collection Periods plus, if FNANB is no longer the servicer, the share of the monthly servicing fee allocated to series 2002-[__] for that Distribution Date has been deposited into the Collection Account;

          . in general, collections of Principal Receivables allocated to series 2002-[__] received during any Collection Period during the Revolving Period need not be deposited into the Collection Account; and

          . in general, collections of Principal Receivables allocated to series 2002-[__] received during any Collection Period during the Accumulation Period need not be deposited into the Collection Account after the Controlled Deposit Amount for that Collection Period has been deposited into the Collection Account.

          See "Description of the Notes -- The Collection Account" beginning on page 21 of the attached prospectus for a further discussion of the Collection Account.

Application of Available Funds and Shared Excess Finance Charge Collections

          On each Distribution Date, the servicer or the trustee, acting at the written direction of the servicer, will apply the Available Funds and Shared Excess Finance Charge Collections allocated to series 2002-[__] for the preceding Collection Period in the following order of priority:

          (1) an amount equal to the Class A Monthly Interest for that Distribution Date plus any unpaid Class A Monthly Interest for prior Distribution Dates plus any Class A Additional Interest for that Distribution Date plus any unpaid Class A Additional Interest for prior Distribution Dates will be distributed to the Class A noteholders;

          (2) an amount equal to the Class B Monthly Interest for that Distribution Date plus any unpaid Class B Monthly Interest for prior Distribution Dates plus any Class B Additional Interest for that Distribution Date plus any unpaid Class B Additional Interest for prior Distribution Dates will be distributed to the Class B noteholders;

          (3) if FNANB is no longer the servicer, an amount equal to the Servicing Fee for that Distribution Date plus any unpaid Servicing Fees for prior Distribution Dates will be distributed to the servicer;

          (4) an amount equal to the Class C Monthly Interest for that Distribution Date plus any unpaid Class C Monthly Interest for prior Distribution Dates plus any Class C Additional Interest for that Distribution Date plus any unpaid Class C Additional Interest for prior Distribution Dates will be distributed to the Class C noteholders;

          (5) an amount equal to the Allocable Amount for that Distribution Date will be treated as a portion of Available Principal Collections for that Distribution Date and applied as described under "--Principal Payments" in this prospectus supplement;

          (6) an amount equal to the aggregate unreimbursed reductions of the Invested Amount resulting from Investor Charge-Offs or Reallocated Principal Collections will be treated as a portion of Available Principal Collections for that Distribution Date;

          (7) an amount equal to the excess, if any, of the Required Reserve Account Amount for that Distribution Date over the amount on deposit in the Reserve Account on that Distribution Date will be deposited into the Reserve Account;

          (8) an amount equal to the excess, if any, of the Required Spread Account Amount for that Distribution Date over the amount on deposit in the Spread Account on that Distribution Date, in each case before making any required deposits into or withdrawals from the Spread Account on that Distribution Date, will be deposited into the Spread Account;

          (9) an amount equal to the Class D Monthly Interest for that Distribution Date plus any unpaid Class D Monthly Interest for prior Distribution Dates plus any Class D Additional Interest for that Distribution Date plus any unpaid Class D Additional Interest for prior Distribution Dates will be distributed to the Class D noteholders;

          (10) an amount equal to the Class E Monthly Interest for that Distribution Date plus any unpaid Class E Monthly Interest for prior Distribution Dates plus any Class E Additional Interest for that Distribution Date plus any unpaid Class E Additional Interest for prior Distribution Dates will be distributed to the Class E noteholders;

          (11) if FNANB is the servicer, an amount equal to the Servicing Fee for that Distribution Date plus any unpaid Servicing Fees for prior Distribution Dates will be distributed to the servicer; and

          (12) the balance, if any, will constitute Shared Excess Finance Charge Collections with respect to group one and will be applied to other series in group one or paid to DC Funding or its assigns in accordance with the indenture.

          If the Available Funds for any Distribution Date are not sufficient to cover all required payments and other applications of funds described in clauses
(1) through (11) above, any Shared Excess Finance Charge Collections available to group one will be shared with series 2002-[__] and any other series of securities in group one that requires additional collections of Finance Charge Receivables, pro rata based on the amount required by each series.

Allocation of Default Amount

          On each Determination Date, the servicer will allocate the Default Amount for the preceding Collection Period to series 2002-[__] in an amount equal to the product of that Default Amount and the Floating Allocation Percentage for that Collection Period. See "Description of the Notes -- Allocation of Default Amount" beginning on page 25 of the attached prospectus for a further discussion of the Default Amount.

Allocation of Adjustment Amount

          On each Determination Date, the servicer will allocate the Adjustment Amount for the preceding Collection Period to series 2002-[__] in an amount equal to the product of that Adjustment Amount and the Floating Allocation Percentage for that Collection Period. See "Description of the Notes -- Allocation of Adjustment Amount" beginning on page 26 of the attached prospectus for a further discussion of the Adjustment Amount.

          The Adjustment Amount allocated to series 2002-[__] will be reduced to the extent that the aggregate amount of Principal Receivables in the Trust increases, amounts allocable to series 2002-[__] are deposited into the Excess Funding Account, the Aggregate Invested Amount is reduced or a payment is made in respect of the Adjustment Amount.

Calculation of Allocable Amount; Investor Charge-Offs

          On each Determination Date, the servicer will calculate the Allocable Amount for the following Distribution Date. The Allocable Amount for any Distribution Date represents the sum of the portion of the Default Amount for the preceding Collection Period allocated to the series 2002-[__] notes plus the portion of the Adjustment Amount for that Collection Period allocated to the series 2002-[__] notes. If the Allocable Amount for any Distribution Date is greater than the Available Funds applied on that Distribution Date to cover that amount as described in clause (5) under "--Application of Available Funds and Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement, then the Invested Amount will be reduced by the amount of that deficiency.

          Any reduction in the Invested Amount attributable to an inability to fund the Allocable Amount for any Distribution Date will be reimbursed on subsequent Distribution Dates:

          . to the extent that Available Funds, Shared Excess Finance Charge Collections allocated to series 2002-[__] and funds on deposit in the Spread Account are available for that purpose as described in clause (6) under "--Application of Available Funds and Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement and under "--The Spread Account" beginning on page S-38 of this prospectus supplement; or

          . in the case of a reduction in the Invested Amount resulting from the allocation of an Adjustment Amount, to the extent that a reduction in that Adjustment Amount is allocated to series 2002-[__] as described under "--Allocation of Adjustment Amount" beginning on page S-41 of this prospectus supplement.

Reallocation of Principal Collections

          If Available Funds, Shared Excess Finance Charge Collections allocated to series 2002-[__] and funds, if any, withdrawn from the Spread Account are not sufficient to pay the aggregate amount of interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and, if FNANB or its affiliates is no longer the servicer, the Servicing Fees payable on any Distribution Date, then collections of Principal Receivables received during the preceding Collection Period and allocated to series 2002-[__] will be reallocated to cover these amounts. The Invested Amount will be reduced by the amount of collections of Principal Receivables reallocated to cover these amounts. The amount of collections of Principal Receivables that will be reallocated on any Distribution Date will not exceed an amount equal to the sum of:

          (1)  the lower of:

          . the excess of the amounts needed to pay Class A Monthly Interest and Class A Additional Interest for that Distribution Date or any prior Distribution Date over the Available Funds and Shared Excess Finance Charge Collections allocated to series 2002-[__] and that are available to cover those amounts; and

          .    the greater of (a)(x) [__]% of the initial Invested Amount minus
               (y) the sum of the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the preceding Collection Period) and unreimbursed Reallocated Principal Collections (as of the preceding Distribution Date) and (b) zero; plus

          (2)  the lower of:

          . the excess of the amounts needed to pay Class B Monthly Interest, Class B Additional Interest and Servicing Fees, other than Servicing Fees payable FNANB or its affiliates, for that Distribution Date or any prior Distribution Date over the Available Funds and Shared Excess Finance Charge Collections allocated to series 2002-[__] and that are available to cover those amounts; and

          .    the greater of (a)(x) [__]% of the initial Invested Amount minus
               (y) the sum of the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the preceding Collection Period) and unreimbursed Reallocated Principal Collections as of the preceding Distribution Date and after giving effect to the reallocation of collections of Principal Receivables described in clause (1) above) and (b) zero; plus

          (3)  the lower of:

          . the excess of the amounts needed to pay Class C Monthly Interest and Class C Additional Interest for that Distribution Date or any prior Distribution Date over the Available Funds, Shared Excess Finance Charge Collections allocated to series 2002-[__] and amounts withdrawn from the Spread Account that are available to cover those amounts; and

          .    the greater of (a)(x) [__]% of the initial Invested Amount minus
               (y) the sum of the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the preceding Collection Period) and unreimbursed Reallocated Principal Collections (as of the preceding Distribution Date and after giving effect to the reallocation of collections of Principal Receivables described in clauses (1) and (2) above) and (b) zero; plus

          (4)  the lower of:

          . the excess of the amounts needed to pay Class D Monthly Interest and Class D Additional Interest for that Distribution Date or any prior Distribution Date over the Available Funds, Shared Excess Finance Charge Collections allocated to series 2002-[__] and amounts withdrawn from the Spread Account that are available to cover those amounts; and

          .    the greater of (a)(x) [__]% of the initial Invested Amount minus
               (y) the sum of the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the preceding Collection Period) and unreimbursed Reallocated Principal Collections (as of the preceding Distribution Date and after giving effect to the reallocation of collections of Principal Receivables described in clauses (1), (2) and (3) above) and (b) zero.

          Any reduction in the Invested Amount resulting from Reallocated Principal Collections applied on any Distribution Date will be reimbursed on subsequent Distribution Dates to the extent that Available Funds, Shared Excess Finance Charge Collections allocated to series 2002-[__] and funds on deposit in the Spread Account are available for that purpose as described in clause (6) under "--Application of Available Funds and Shared Excess

Finance Charge Collections" beginning on page S-39 of this prospectus supplement and under "--The Spread Account" beginning on page S-38 of this prospectus supplement.

Early Amortization Events

         An Early Amortization Event will occur with respect to series 2002-[__] upon the occurrence of any of the events described under "Description of the Notes -- Early Amortization Events" beginning on page 27 of the attached prospectus or, upon satisfaction of various notice requirements, if any of the following events occurs:

         (1) DC Funding fails to make any payment or deposit when required under the master pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture or the series 2002-[__] indenture supplement or within a five Business Day grace period;

         (2) DC Funding fails to observe or perform in any material respect any of its other covenants or agreements under the master pooling and servicing agreement or the transfer and servicing agreement and that failure continues unremedied for 60 days after written notice of that failure, requiring that it be remedied, is given to DC Funding by the indenture trustee, or to DC Funding and the indenture trustee by the holders of not less than 50% of the then-outstanding principal balance of the series 2002-[__] notes, and that failure materially and adversely affects the interests of the holders of the series 2002-[__] notes;

         (3) any representation or warranty made by DC Funding in the master pooling and servicing agreement or the transfer and servicing agreement proves to have been incorrect in any material respect when made, that representation or warranty continues to be incorrect in any material respect for 60 days after written notice of that incorrectness, requiring that it be remedied, is given to DC Funding by the indenture trustee, or to DC Funding and the indenture trustee by the holders of not less than 50% of the then-outstanding principal balance of the series 2002-[__] notes, and that incorrectness materially and adversely affects the interests of the holders of the series 2002-[__] notes; provided, however, that if that representation or warranty relates to a particular receivable or group of receivables, an Early Amortization Event will not occur if DC Funding has accepted reassignment of that receivable or group of receivables during that 60-day period, or during such longer period not to exceed 180 days as the Trustee may specify, in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

         (4) a Servicer Default occurs that has a material adverse effect on the series 2002-[__] notes;

         (5) DC Funding fails to designate Designated Additional Accounts or cause the Trust to repurchase the securities of other series when required to do so under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

         (6) the average of the Portfolio Yields for any three consecutive Collection Periods is less than the average of the Base Rates for those Collection Periods[, plus 2.00%];

         (7)  the receivables purchase agreement is terminated;

         (8) the Class A notes, the Class B notes, the Class C notes or the Class D notes are not paid in full on the Expected Final Distribution Date;

         [(9) the Retained Percentage is equal to or less than 2.0% as of the last day of any Collection Period;] or

         (10) an event of default under the indenture or the series 2002-[__] indenture supplement occurs for the series 2002-[__] notes and their maturity date is accelerated.

         If an event described in clause (1), (2), (3) or (4) above occurs, an Early Amortization Event will be deemed to have occurred with respect to series 2002-[__] only if the indenture trustee, by written notice to DC

Funding and the servicer, or the holders of more than 50% of the then-outstanding balance of the series 2002-[__] notes, by written notice to DC Funding, the servicer and the indenture trustee, declare that an Early Amortization Event has occurred. Any such Early Amortization Event will be deemed to have occurred as of the date of that notice.

         If an event described in clause (5), (6), (7), (8), (9) or (10) above occurs, an Early Amortization Event will be deemed to have occurred with respect to series 2002-[__] immediately upon the occurrence of that event without any notice or other action by the indenture trustee or the holders of the series 2002-[__] notes.

Events of Default

         The events of default for series 2002-[__], as well as the rights and remedies available to the indenture trustee and the series 2002-[__] noteholders when an event of default occurs, are described under "The Indenture--Events of Default; Rights Upon Event of Default" beginning on page 35 of the attached prospectus.

         If an event of default involving bankruptcy, insolvency or similar events relating to the issuer occurs, the principal amount of the series 2002-[__] notes automatically will become immediately due and payable. If any other event of default occurs and is continuing with respect to the series 2002-[__] notes, the indenture trustee or the holders of more than 50% of the then-outstanding principal balance of the series 2002-[__] notes may declare the principal amount of the series 2002-[__] notes to be immediately due and payable. If the series 2002-[__] notes are accelerated, you may receive principal prior to the expected principal distribution date for the offered notes.

Servicing Compensation

         The servicer receives the Servicing Fee for its servicing activities under the master pooling and servicing agreement and the transfer and servicing agreement. The share of the Servicing Fee allocated to series 2002-[__] for each Distribution Date will equal one-twelfth of the product of 2.00% and the Invested Amount as of the last day of the preceding Collection Period; provided, however, that the Servicing Fee allocated to series 2002-[__] for the first Distribution Date will equal $[____________].

         The Servicing Fee for each Distribution Date will be payable on that Distribution Date only to the extent that funds are available to make that payment. If the Servicing Fee due on any Distribution Date is not paid in full, the shortfall will be due on the next Distribution Date. The share of the Servicing Fee not allocated to series 2002-[__] will be paid by DC Funding or from amounts allocated to other series of securities. In no event will the issuer, the indenture trustee or the holders of the series 2002-[__] notes be liable for the share of the Servicing Fee to be paid by DC Funding or from amounts allocated to other series of securities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the federal income tax treatment applicable to the offered notes. See "Material Federal Income Tax Consequences" beginning on page 60 of the attached prospectus for a further discussion of the material federal income tax consequences of the purchase, ownership and disposition of the offered notes.

         This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated under the Internal Revenue Code and published rulings and court decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. Any changes in these provisions, regulations, rulings or decisions could modify or adversely affect the tax consequences summarized below. We will not seek a ruling from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement and cannot assure you that the IRS will not challenge the conclusions reached in this prospectus supplement.

         The opinion of McGuireWoods LLP, special tax counsel, described in this prospectus supplement assumes that all relevant parties will comply with the terms of the master pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture, the series 2002-[__] indenture supplement and all related documents. If the relevant parties fail to comply with the terms of the master pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture, the series 2002-[__] indenture supplement or any related document, the conclusions of special tax counsel reached in the opinion and the discussion of the federal income tax consequences set forth in this prospectus supplement may not be accurate.

Tax Treatment of the Notes

         DC Funding expresses in the master pooling and servicing agreement and the transfer and servicing agreement its intent that, for federal, state and local income and franchise tax purposes, the offered notes will be indebtedness secured by the receivables in the Trust. DC Funding has agreed, and each noteholder and Note Owner, by acquiring an interest in an offered note, will be deemed to agree, to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes except to the extent that different treatment is explicitly required under state or local tax statutes. Because different criteria are used to determine the non-tax accounting characterization of the transaction contemplated by the master pooling and servicing agreement and the transfer and servicing agreement, DC Funding expects to treat the transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a secured loan.

         In general, whether a sale of property constitutes, for federal income tax purposes, a sale of an ownership interest in that property or a loan the repayment of which is secured by that property is a question of fact, the resolution of which is based upon the economic substance of the transaction. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale or a secured loan for federal income tax purposes, the primary factor in making this determination in connection with the transaction contemplated by the master pooling and servicing agreement and the transfer and servicing agreement is whether DC Funding has assumed the risk of loss or other economic burdens relating to the receivables and has retained the benefits of ownership of the receivables.

         McGuireWoods LLP, special tax counsel, is of the opinion that, under current law and based on its analysis of the transaction contemplated by the master pooling and servicing agreement and the transfer and servicing agreement, although no transaction closely comparable to that transaction has been the subject of any Treasury regulation, revenue ruling or judicial decision, the offered notes will be treated as indebtedness for federal income tax purposes.

                              ERISA CONSIDERATIONS

         In general, the offered notes may be purchased by or on behalf of Plans. Although we cannot assure you in this regard, the notes should be treated as debt, and not as equity interests, for purposes of the Department of Labor's plan asset regulations because the offered notes:

         . are expected to be treated as indebtedness under local law and will, in the opinion of special tax counsel, be treated as debt, rather than equity, for federal income tax purposes; and

         .    should not be deemed to have any substantial equity features.

         If the offered notes are instead treated as equity interests for purposes of the Department of Labor's plan asset regulations, the assets of the issuer may be deemed to be assets of any Plan that invests in the offered notes. In that event, transactions involving the issuer and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA and Section 4975 of the Internal Revenue Code and could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities.

         Regardless of whether the offered notes are treated as debt or equity interests, the acquisition and holding of the offered notes by, on behalf of or with the assets of a Plan could give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code if DC Funding, the certificate trust, the certificate trustee, the issuer, the owner trustee, the indenture trustee, the servicer, any underwriter or any of their respective affiliates is or becomes a party in interest, as defined in ERISA, or a disqualified person, as defined in the Internal Revenue Code, with respect to the Plan. In this event, various exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of offered notes by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire the notes.

         Because DC Funding, the certificate trust, the certificate trustee, the issuer, the owner trustee, the indenture trustee, the servicer or an underwriter may benefit from a Plan's investment in the offered notes, the offered notes may not be purchased with the assets of a Plan if DC Funding, the certificate trust, the certificate trustee, the issuer, the owner trustee, the indenture trustee, the servicer, any underwriter or any of their respective affiliates:

         . has investment or administrative discretion with respect to Plan assets;

         . has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan; or

         . unless PTCE 95-60, PTCE 90-1 or PTCE 91-38 applies, is an employer maintaining or contributing to the Plan.

         Each person that acquires an offered note on behalf of or with assets of a Plan, by its acceptance of the offered note, will be deemed to represent that it satisfies the requirement in the preceding paragraph and that its acquisition and holding of the offered note are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption.

         See "ERISA Considerations" beginning on page 65 of the attached prospectus for a further discussion of the material ERISA considerations relating to the purchase and ownership of the offered notes.

                                  UNDERWRITING

         DC Funding has agreed to sell to each underwriter listed below, and that underwriter has agreed to purchase, the principal amount of offered notes of each class set forth next to that underwriter's name.

Underwriters                                             Principal Amount of
------------                                                Class A Notes
                                                            -------------
[______________________________]                              $[____________]
[______________________________]                               [____________]
[______________________________]                               [____________]
Total                                                         $[____________]


Underwriters                                            Principal Amount of
------------                                               Class B Notes
                                                           -------------

[______________________________]                              $[____________]
[______________________________]                               [____________]
[______________________________]                               [____________]
Total                                                         $[____________]


         The underwriters' obligation to acquire the offered notes will be subject to various conditions. The underwriters will offer the offered notes for sale only if the issuer issues the offered notes and all conditions to the issuance of the offered notes are satisfied or waived. The underwriters have agreed to purchase all of the offered notes if any of the offered notes is purchased.

         The underwriters of the Class A notes propose initially to offer the Class A notes to the public at the price set forth on the cover page of this prospectus supplement and to dealers at that price less concessions not in excess of [____]% of the principal amount of the Class A notes. The underwriters may allow, and dealers may reallow, concessions not in excess of [____]% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms applicable to the Class A notes.

         The underwriters of the Class B notes propose initially to offer the Class B notes to the public at the price set forth on the cover page of this prospectus supplement and to dealers at that price less concessions not in excess of [____]% of the principal amount of the Class B notes. The underwriters may allow, and dealers may reallow, concessions not in excess of [____]% of the principal amount of the Class B notes to brokers and dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms applicable to the Class B notes.

         The public offering price, the underwriting discounts and commissions and the proceeds to DC Funding, each expressed as a percentage of the principal amount of each class of the offered notes and as a dollar amount, are as follows:

                                                   Per Class A    Per Class B
                                                      Note           Note           Total
                                                      ----           ----           -----
Public Offering Price                                [____]%        [____]%     $[__________]
Underwriting Discounts and Commissions               [____]%        [____]%     $[__________]
Proceeds to DC Funding                               [____]%        [____]%     $[__________]


         DC Funding estimates that additional offering expenses will equal $[____________].

         DC Funding will indemnify the underwriters against various liabilities, including liabilities under the federal securities laws or will contribute to any amounts the underwriters may be required to pay with respect to those liabilities.

         Until the distribution of the offered notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the offered notes. As an exception to these rules, the underwriters will be permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Exchange Act. See "Plan of Distribution" beginning on page 67 of the attached prospectus for a further discussion of these transactions and their potential effect on the price of the offered notes.

         Each underwriter has represented and agreed that:

         . it has not offered or sold and will not offer or sell the offered notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purpose of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995;

         . it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the offered notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise lawfully be issued or passed on;

         . it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom; and

         . if that underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote, as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991, to any person in the United Kingdom the scheme described in this prospectus supplement if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

         In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with FNANB and its affiliates.

                                  LEGAL MATTERS

         Various legal matters relating to the issuance of the offered notes and various federal income tax matters relating to the certificate trust, the issuer and the offered notes will be passed upon for DC Funding by McGuireWoods LLP, Richmond, Virginia. Various legal matters relating to the issuance of the offered notes will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

                            GLOSSARY OF DEFINED TERMS

         "Accumulation Period" means the period commencing at the close of business on the last day of the [____________] 20[__] Collection Period, or such later date on which the Accumulation Period may commence following a postponement of the commencement of the Accumulation Period as described under "Description of the Offered Notes -- Postponement of Accumulation Period" beginning on page S-34 of this prospectus supplement or a suspension of the Accumulation Period as described under "Description of the Offered Notes -- Suspension of Accumulation Period" beginning on page S-35 of this prospectus supplement, and ending on the earliest of:

         .  the commencement of the Early Amortization Period;

         .  the date on which the series 2002-[__] notes are paid in full; and

         .  the Stated Series Termination Date.

         "Adjusted Invested Amount" means, as of any date, the Invested Amount as of that date plus the amount on deposit in the Principal Funding Account as of that date, excluding net investment earnings, if any, on that amount.

         "Available Class A-B Enhancement Amount" means, for any Distribution Date, the excess, if any, of the Adjusted Invested Amount over the sum of the Class A Note Principal Balance and the Class B Note Principal Balance, in each case as of that Distribution Date.

         "Available Class C Enhancement Amount" means, for any Distribution Date, the sum of the excess, if any, of the Adjusted Invested Amount over the sum of the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance, in each case as of that Distribution Date, plus the amount on deposit in and available to be withdrawn from the Spread Account on that Distribution Date, after giving effect to all deposits and withdrawals to be made to or from the Spread Account on that Distribution Date, excluding investment earnings.

         "Available Class D Enhancement Amount" means, for any Distribution Date, the excess, if any, of the Adjusted Invested Amount, over the sum of the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance and the Class D Note Principal Balance, in each case as of that Distribution Date, plus the amount on deposit in and available to be withdrawn from the Spread Account on that Distribution Date, after giving effect to all deposits and withdrawals to be made to or from the Spread Account on that Distribution Date, excluding investment earnings.

         "Available Funds" means, for any Collection Period:

         . the Floating Allocation Percentage of all collections of Finance Charge Receivables received during that Collection Period, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2002-[__] indenture supplement; plus

         . all net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

         . the amount, if any, to be withdrawn from the Reserve Account and applied as Available Funds on the following Distribution Date in accordance with the series 2002-[__] indenture supplement; plus

         . the net investment earnings, if any, on funds on deposit in the Reserve Account received during that Collection Period to be withdrawn from the Reserve Account and applied as Available Funds on that following Distribution Date in accordance with the series 2002-[__] indenture supplement.

         "Available Principal Collections" means, for any Distribution Date:

         . in the case of any Distribution Date relating to the Revolving Period, the Floating Allocation Percentage of all collections of Principal Receivables received during the preceding Collection Period; plus

         . in the case of any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the Fixed Allocation Percentage of all collections of Principal Receivables received during the preceding Collection Period; plus

         . any Available Funds or Shared Excess Finance Charge Collections to be treated as Available Principal Collections on that Distribution Date as described under "Description of the Offered Notes -- Application of Available Funds and Shared Excess Finance Charge Collections" beginning on page S-39 of this prospectus supplement; plus

         . the amount of Shared Principal Collections allocated to series 2002-[__] on that Distribution Date; plus

         . in the case of any Distribution Date relating to the Accumulation Period or the Early Amortization Period, amounts, if any, on deposit in the Excess Funding Account allocated to series 2002-[__] on that Distribution Date; minus

         . the amount of Reallocated Principal Collections applied on that Distribution Date.

         "Average Excess Spread Percentage" means, for any Distribution Date and subject to the series 2002-[__] indenture supplement, the average of the Excess Spread Percentages for the three consecutive Collection Periods preceding that Distribution Date.

         "Base Rate" means, for any Collection Period and subject to the series 2002-[__] indenture supplement:

         . the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest, the Class B Monthly Interest, the Class C Monthly Interest, the Class D Monthly Interest and the Class E Monthly Interest, in each case for the following Distribution Date, and the denominator of which is the Adjusted Invested Amount as of the last day of the Collection Period preceding that Collection Period; plus

         . the product of 2.00% per annum and a fraction, the numerator of which is the Invested Amount as of the last day of that preceding Collection Period and the denominator of which is the Adjusted Invested Amount as of the last day of that preceding Collection Period.

         "Class A Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class A noteholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class A interest rate for the preceding Interest Period plus 2.00% per annum.

         "Class A Monthly Interest" means, for any Distribution Date, the product of:

         .    the Class A interest rate for the preceding Interest Period;

         . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

         . the outstanding principal balance of the Class A notes as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

         "Class A Monthly Principal" means, for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the least of:

         .    the Available Principal Collections for that Distribution Date;

         . if that Distribution Date relates to the Accumulation Period, the Controlled Deposit Amount for that Distribution Date;

         . the Invested Amount as of that Distribution Date plus the aggregate amount of collections of Principal Receivables, if any, transferred to the Principal Funding Account in respect of Class A Monthly Principal at the option of the servicer in accordance with the series 2002-[__] indenture supplement on or after the first day of the preceding Collection Period; and

         .    the Class A Note Principal Balance as of that Distribution Date;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] indenture supplement, Class A Monthly Principal for any Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date.

         "Class A-B Enhancement Surplus" means, for any Distribution Date, the excess, if any, of the Available A-B Enhancement Amount for that Distribution Date over the Required Class A-B Enhancement Amount for that Distribution Date.

         "Class A Note Principal Balance" means, as of any date, an amount equal to the initial outstanding principal balance of the Class A notes, minus the aggregate amount deposited into the Principal Funding Account prior to that date as Class A Monthly Principal (excluding interest and other investment earnings on that amount), minus the aggregate amount of principal payments made to the Class A noteholders prior to that date, other than from funds deposited into the Principal Funding Account prior to that date; provided, however, that the Class A Note Principal Balance may not be reduced below zero.

         "Class B Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class B noteholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class B interest rate for the preceding Interest Period plus 2.00% per annum.

         "Class B Monthly Interest" means, for any Distribution Date, the product of:

         .    the Class B interest rate for the preceding Interest Period;

         . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

         . the outstanding principal balance of the Class B notes as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

         "Class B Monthly Principal" means, for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the least of:

         . the Available Principal Collections for that Distribution Date minus any portion of those Available Principal Collections applied to Class A Monthly Principal for that Distribution Date;

         . if that Distribution Date relates to the Accumulation Period, the Controlled Deposit Amount for that Distribution Date minus the Class A Monthly Principal for that Distribution Date;

         . the Invested Amount as of that Distribution Date after giving effect to any payment of Class A Monthly Principal on that Distribution Date plus the aggregate amount of collections of Principal Receivables, if any, transferred to the Principal Funding Account in respect of Class B Monthly

         . Principal at the option of the servicer in accordance with the series 2002-[__] indenture supplement on or after the first day of the preceding Collection Period; and

         .    the Class B Note Principal Balance as of that Distribution Date;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] indenture supplement, Class B Monthly Principal for any Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date.

         "Class B Note Principal Balance" means, as of any date, an amount equal to the initial outstanding principal balance of the Class B notes, minus the aggregate amount deposited into the Principal Funding Account prior to that date as Class B Monthly Principal (excluding interest and other investment earnings on that amount), minus the aggregate amount of principal payments made to the Class B noteholders prior to that date, other than from funds deposited into the Principal Funding Account prior to that date; provided, however, that the Class B Note Principal Balance may not be reduced below zero.

         "Class C Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class C noteholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class C interest rate for the preceding Interest Period plus 2.00% per annum.

         "Class C Enhancement Surplus" means, for any Distribution Date, the excess, if any, of the Available Class C Enhancement Amount for that Distribution Date over the Required Class C Enhancement Amount for that Distribution Date.

         "Class C Monthly Interest" means, for any Distribution Date, the product of:

         .    the Class C interest rate for the preceding Interest Period;

         . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

         . the outstanding principal balance of the Class C notes as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

         "Class C Monthly Principal" means, for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the least of:

         . the Available Principal Collections for that Distribution Date minus any portion of those Available Principal Collections applied to Class A Monthly Principal or Class B Monthly Principal for that Distribution Date;

         . if that Distribution Date relates to the Accumulation Period, the Controlled Deposit Amount for that Distribution Date minus the sum of the Class A Monthly Principal for that Distribution Date and the Class B Monthly Principal for that Distribution Date;

         . the Invested Amount as of that Distribution Date after giving effect to any payment of Class A Monthly Principal or Class B Monthly Principal on that Distribution Date plus the aggregate amount of collections of Principal Receivables, if any, transferred to the Principal Funding Account in respect of Class C Monthly Principal at the option of the servicer in accordance with the series 2002-[__] indenture supplement on or after the first day of the preceding Collection Period; and

         .    the Class C Note Principal Balance as of that Distribution Date;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] indenture supplement, Class C Monthly Principal for any Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date.

         "Class C Note Principal Balance" means, as of any date, an amount equal to the initial outstanding principal balance of the Class C notes, minus the aggregate amount deposited into the Principal Funding Account prior to that date as Class C Monthly Principal (excluding interest and other investment earnings on that amount), minus the aggregate amount of principal payments made to the Class C noteholders prior to that date, other than from funds deposited into the Principal Funding Account prior to that date; provided, however, that the Class C Note Principal Balance may not be reduced below zero.

         "Class D Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class D noteholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class D interest rate for the preceding Interest Period plus 2.00% per annum.

         "Class D Enhancement Surplus" means, for any Distribution Date, the excess, if any, of the Available Class D Enhancement Amount for that Distribution Date over the Required Class D Enhancement Amount for that Distribution Date.

         "Class D Monthly Interest" means, for any Distribution Date, the product of:

         .    the Class D interest rate for the preceding Interest Period;

         . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

         . the outstanding principal balance of the Class D notes as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

         "Class D Monthly Principal" means, for any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the least of:

         . the Available Principal Collections for that Distribution Date minus any portion of those Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal or Class C Monthly Principal for that Distribution Date plus the aggregate amount of collections of Principal Receivables, if any, transferred to the Principal Funding Account in respect of Class D Monthly Principal at the option of the servicer in accordance with the series 2002-[__] indenture supplement on or after the first day of the preceding Collection Period;

         . if that Distribution Date relates to the Accumulation Period, the Controlled Deposit Amount for that Distribution Date minus the sum of the Class A Monthly Principal for that Distribution Date, the Class B Monthly Principal for that Distribution Date and the Class C Monthly Principal for that Distribution Date;

         . the Invested Amount as of that Distribution Date after giving effect to any payment of Class A Monthly Principal, Class B Monthly Principal or Class C Monthly Principal on that Distribution Date; and

         .    the Class D Note Principal Balance as of that Distribution Date;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2002-[__] indenture supplement, Class D Monthly Principal for any Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date.

         "Class D Note Principal Balance" means, as of any date, an amount equal to the initial outstanding principal balance of the Class D notes, minus the aggregate amount deposited into the Principal Funding Account prior to that date as Class D Monthly Principal (excluding interest and other investment earnings on that amount), minus the aggregate amount of principal payments made to the Class D noteholders prior to that date, other than from funds deposited into the Principal Funding Account prior to that date; provided, however, that the Class D Note Principal Balance may not be reduced below zero.

         "Class E Additional Interest" means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class E noteholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class E interest rate for the preceding Interest Period plus 2.00% per annum.

         "Class E Monthly Interest" means, for any Distribution Date, the product of:

         .    the Class E interest rate for the preceding Interest Period;

         . a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

         . the outstanding principal balance of the Class E notes as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

         "Class E Monthly Principal" means, for each Distribution Date before the Distribution Date on which the Class A notes, the Class B notes, the Class C notes and the Class D notes are paid in full, any amount DC Funding may, in its sole discretion, designate as Class E Monthly Principal for that Distribution Date; provided, however, that the amount designated may not exceed the least of:

         . the Available Principal Collections for that Distribution Date minus any portion of those Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal, Class C Monthly Principal or Class D Monthly Principal for that Distribution Date;

         .    the Class A-B Enhancement Surplus for that Distribution Date;

         .    the Class C Enhancement Surplus for that Distribution Date;

              the Class D Enhancement Surplus for that Distribution Date; and

         . the amount, if any, by which the Available Class D Enhancement Amount as of that Distribution Date, before giving effect to any reduction thereof to be made on that Distribution Date, exceeds 3.00% of the Invested Amount as of that Distribution Date, before giving effect to any reduction of the Invested Amount to be made on that Distribution Date;

and, for any Distribution Date on or after the Distribution Date on which the Class A notes, the Class B notes, the Class C notes and the Class D notes are paid in full, the lesser of:

         . the Available Principal Collections for that Distribution Date minus any portion of those Available Principal Collections applied to Class A Monthly Principal, Class B Monthly Principal, Class C Monthly Principal or Class D Monthly Principal for that Distribution Date; and

         .    the Class E Invested Amount as of that Distribution Date.

         "Closing Date" means [____________], 2002.

         "Collection Period" means each period from and including the first day of a month to and including the last day of that month or, in the case of the initial Collection Period, from and including the Closing Date to and including [____________], 2002.

         "Controlled Accumulation Amount" means, for any Distribution Date relating to the Accumulation Period, $[____________]; provided, however, that if the commencement of the Accumulation Period is postponed as described under "Description of the Offered Notes -- Postponement of Accumulation Period" beginning on page S-34 of this prospectus supplement the Controlled Accumulation Amount for any Distribution Date relating to the Accumulation Period will be increased to the amount that causes the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date to equal the aggregate outstanding principal balance of the offered notes, the Class C notes and the Class D notes as of that date.

         "Controlled Deposit Amount" means, for any Distribution Date relating to the Accumulation Period, the Controlled Accumulation Amount for that Distribution Date plus any portion of the Controlled Accumulation Amount for any prior Distribution Date not previously deposited into the Principal Funding Account.

         "Covered Amount" means, for any Distribution Date relating to the Accumulation Period or the first Distribution Date relating to the Early Amortization Period:

         . the product of the Class A interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the aggregate amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date in respect of Class A Monthly Principal; plus

         . the product of the Class B interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the aggregate amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date in respect of Class B Monthly Principal; plus

         . the product of the Class C interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the aggregate amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date in respect of Class C Monthly Principal; plus

         . the product of the Class D interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the aggregate amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date in respect of Class D Monthly Principal

         "Distribution Date" means the 15th day of each Collection Period or, if that day is not a Business Day, the following Business Day, beginning [____________], 2002.

         "Early Amortization Event" means an event described under "Description of the Offered Notes -- Early Amortization Events" beginning on page S-43 of this prospectus supplement or under "Description of the Notes -- Early Amortization Events" beginning on page 27 of the attached prospectus.

         "Early Amortization Period" means the period commencing on the date on which an Early Amortization Event occurs and ending on the earlier of the date on which the series 2002-[__] notes are paid in full and the Stated Series Termination Date.

         "Excess Spread Percentage" means, for any Collection Period, the amount, expressed as a percentage, if any, by which the Portfolio Yield for that Collection Period exceeds the Base Rate for that Collection Period.

         "Expected Final Distribution Date" means the [____________] 20[__] Distribution Date.

         "Fixed Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of:

         (1) the aggregate amount of Principal Receivables in the Trust, other than Principal Receivables that have been charged-off, as of the last day of the preceding Collection Period plus the amount on deposit in the Excess Funding Account as of the end of that last day; and

         (2) the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series of certificates, other than the collateral certificate, and all outstanding series of notes;

provided, however, that, for any Collection Period in which Designated Additional Accounts are included in the Trust, the amount calculated pursuant to clause (1) above shall be increased, in the manner set forth in the series 2002-[__] indenture supplement, by the aggregate amount of Principal Receivables in those Designated Additional Accounts; and, provided further, that DC Funding may, by written notice to the indenture trustee and the servicer and subject to the series 2002-[__] indenture supplement, designate a different numerator to be used to calculate the Fixed Allocation Percentage if:

         . the series 2002-[__] notes are paired with a Companion Series and the Early Amortization Period, as defined in the indenture supplement for that Companion Series, begins; and

         . the numerator designated by DC Funding is not less than the Invested Amount as of the last day of the Revolving Period, as defined in the indenture supplement for that Companion Series.

         "Floating Allocation Percentage" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Collection Period or, in the case of the initial Collection Period applicable to series 2002-[__], the Initial Invested Amount and the denominator of which is equal to the greater of:

         (1) the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged-off, in the Trust as of that last day or, in the case of the initial Collection Period applicable to series 2002-[__], as of the Closing Date plus the amount on deposit in the Excess Funding Account as of the end of that last day; and

         (2) the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series of certificates, other than the collateral certificate, and all outstanding series of notes;

provided, however, that, for any Collection Period in which Designated Additional Accounts are included in the Trust, the amount calculated pursuant to clause (1) above shall be increased, in the manner set forth in the series 2002-[__] indenture supplement, by the aggregate amount of Principal Receivables in those Designated Additional Accounts.

         "Initial Invested Amount" means $[____________].

         "Interest Period" means each period from and including a Distribution Date or, in the case of the initial Distribution Date, from and including the Closing Date, to but excluding the following Distribution Date.

         "Invested Amount" means, as of any date, the Initial Invested Amount minus the aggregate amount on deposit in the Principal Funding Account on that date minus the aggregate amount of principal payments made to the noteholders prior to that date minus the aggregate amount of Investor Charge-Offs for all prior Distribution Dates plus the amount of Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates to reimburse Investor Charge-Offs plus, without duplication, reductions of the Adjustment Amounts for all prior Distribution Dates; provided, however, that the Invested Amount may not be less than zero.

         "Investor Charge-Offs" means, for any Distribution Date, the amount of any reduction in the Invested Amount made to fund the Allocable Amount for that Distribution Date as described under "Description of the Offered Notes -- Reallocation of Principal Collections" beginning on page S-41 of this prospectus supplement.

         "LIBOR" means, for any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 A.M., London time, on that date; provided, however, that if that rate does not appear on Telerate Page 3750, LIBOR for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the principal London offices of four major banks in the London interbank market, selected by the servicer, at approximately 11:00 A.M., London time, on that date to prime banks in the London interbank market for a one-month period; provided further, that, if at least two quotations are provided by those major banks, LIBOR for that LIBOR Determination Date will be the arithmetic mean of those quotations; and, provided further, that, if fewer than two quotations are provided by those major banks, LIBOR for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the servicer, at approximately 11:00 A.M., New York City time, on that date for loans in United States dollars to leading European banks for a one-month period.

         "LIBOR Determination Date" means:

         . for the period from and including the Closing Date to and including [____________], 2002, [____________], 2002; and

         . for each subsequent Interest Period, the second Business Day preceding the commencement of that Interest Period;

provided, however, that, for purposes of determining LIBOR, Business Day means a day which is both a Business Day and a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Portfolio Yield" means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum, without duplication, of:

         . the collections of Finance Charge Receivables received during that Collection Period and allocated to series 2002-[__], including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2002-[__] indenture supplement; plus

         . the amount of Shared Excess Finance Charge Collections allocated to series 2002-[__] for that Collection Period; plus

         . the net investment earnings, if any, on funds on deposit in the Spread Account received during that Collection Period; plus

         . the net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

         . the net investment earnings, if any, on funds on deposit in the Reserve Account received during that Collection Period; plus

         . the amount, if any, to be withdrawn from the Reserve Account and applied as Available Funds on the following Distribution Date in accordance with the series 2002-[__] indenture supplement; minus

         . the portion of the Default Amount for that Collection Period allocated to series 2002-[__]; minus

         . the portion of the Adjustment Amount for that Collection Period allocated to series 2002-[__];

and the denominator of which is the Adjusted Invested Amount as of the last day of that Collection Period.

         "Qualified Institution" means:

         . a depository institution, which may be the indenture trustee, organized under the laws of the United States or any state or the District of Columbia, or any domestic branch or agency of any foreign bank, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1 and P-1 by Standard & Poor's and Moody's, respectively, and, if rated by Fitch, at least F-1 by Fitch, or has a long-term unsecured debt rating of at least AA or Aa2 by Standard & Poor's and Moody's, respectively, and, if rated by Fitch, at least A by Fitch; or

         . a depository institution, which may be the indenture trustee, otherwise acceptable to each rating agency.

         "Qualified Maturity Agreement" means a written agreement between DC Funding and a Qualified Institution under which the Qualified Institution agrees to deposit into the Principal Funding Account on or before the Expected Final Distribution Date an amount equal to the aggregate outstanding principal balance of the offered notes, the Class C notes and the Class D notes as of the Expected Final Distribution Date.

         "Reallocated Principal Collections" means collections of Principal Receivables allocated to pay interest on the Class A notes, the Class B notes, the Class C notes or the Class D notes for any Distribution Date or the Servicing Fee for any Distribution Date as described under "Description of the Offered Notes -- Reallocation of Principal Collections" beginning on page S-41 of this prospectus supplement.

         "Required Class A-B Enhancement Amount" means, for any Distribution Date, the product of [__]% and the Invested Amount as of the last day of the preceding Collection Period.

         "Required Class C Enhancement Amount" means, for any Distribution Date, the sum of the amount required to be on deposit in the Spread Account on that Distribution Date and the product of [__]% and the Invested Amount as of the last day of the preceding Collection Period.

         "Required Class D Enhancement Amount" means, for any Distribution Date, the sum of the amount required to be on deposit in the Spread Account on that Distribution Date and the product of [__]% and the Invested Amount as of the last day of the preceding Collection Period.

         "Required Reserve Account Amount" means, for any Distribution Date on or after the Reserve Account Funding Date, an amount equal to .50% of the aggregate outstanding principal balance of the offered notes, the Class C notes and the Class D notes as of the preceding Distribution Date or such other amount as may be designated by DC Funding; provided, however, that DC Funding may not designate a lower amount unless:

         . it receives written confirmation from each rating agency rating the offered notes, the Class C notes or the Class D notes that the designation of that lower amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to the offered notes, the Class C notes or the Class D notes; and

         . it delivers to the indenture trustee an officer's certificate confirming that, in the reasonable belief of that officer, that designation will not cause an Early Amortization Event or an event which, with notice or lapse of time or both, would constitute an Early Amortization Event to occur with respect to series 2002-[__].

         "Required Spread Account Amount" means, for any Distribution Date and subject to the series 2002-[__] indenture supplement, an amount equal to the product of the Required Spread Account Percentage for that Distribution Date and $[_________________].

         "Required Spread Account Percentage" means, for any Distribution Date, a percentage determined in accordance with the following table based upon the Average Excess Spread Percentage for that Distribution Date or on such other basis as may be approved by DC Funding, the holders of at least 66?% of the Class C Note Principal Balance and the holders of at least 66?% of the Class D Note Principal Balance;

--------------------------------------------------------------------------------
     Average Excess Spread Percentage        Required Spread Account Percentage
     --------------------------------        ----------------------------------
--------------------------------------------------------------------------------
               **** [___]%                                  [___]%
--------------------------------------------------------------------------------
        **** [___]% and * [___]%                            [___]%
--------------------------------------------------------------------------------
        **** [___]% and * [___]%                            [___]%
--------------------------------------------------------------------------------
        **** [___]% and * [___]%                            [___]%
--------------------------------------------------------------------------------
                 * [___]%                                   [___]%
--------------------------------------------------------------------------------

provided, however, that the Required Spread Account Percentage will only be reduced if various conditions specified in the series 2002-[__] indenture supplement are satisfied.

         "Retained Interest" means, on any date of determination, the sum of the Transferor Amount and the invested amount of each class of securities issued by FNANB Credit Card Master Trust or the issuer retained by DC Funding on that date.

         "Retained Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest on that date and the denominator of which if the sum of the aggregate of the Principal Receivables in the trust on that date, plus the amount on deposit in the Excess Funding Account (not including interest and other investment earnings).

         "Reserve Account" means an Eligible Deposit Account established by the servicer for the benefit of the noteholders, the Class C noteholders and the Class D noteholders intended to help ensure the payment of interest on the offered notes, the Class C noteholders and the Class D notes on each Distribution Date relating to the Accumulation Period.

         "Reserve Account Funding Date" means the Distribution Date following the Collection Period which begins three months prior to the commencement of the Accumulation Period or such earlier Distribution Date as may be required under the series 2002-[__] indenture supplement.

         "Revolving Period" means the period commencing on the Closing Date and ending on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period.

         "Series Minimum Aggregate Principal Receivables" means, with respect to series 2002-[__], the initial Invested Amount or such lesser amount as may be designated by DC Funding; provided, however, that DC Funding may not designate a lesser amount unless it receives written confirmation from each rating agency that the designation of that lesser amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

         "Series Minimum Transferor Interest Percentage" means, with respect to series 2002-[__], 0.00% or such higher percentage as may be designated by DC Funding; provided, however, that DC Funding may not designate a higher percentage unless, after giving effect to that designation, the Transferor Amount equals or exceeds the Minimum Transferor Amount.

         "Servicing Fee" means, for any Distribution Date, one-twelfth of the product of 2.00% and the Invested Amount as of the last day of the preceding Collection Period; provided, however, that the Servicing Fee for the initial Distribution Date will equal $[____________].

         "Spread Account" means an Eligible Deposit Account established by the servicer for the benefit of the holders of the Class C noteholders and the Class D noteholders intended to help ensure the payment of interest and principal on the Class C notes and the Class D notes on each Distribution Date.

         "Stated Series Termination Date" means the [____________] 20[__] Distribution Date.

         "Telerate Page 3750" means the display page designated as Telerate Page 3750 on the Moneyline Telerate service such other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

                                    ANNEX I:
                            PREVIOUSLY ISSUED SERIES

         The following table sets forth the principal characteristics of the series of certificates previously issued by the certificate trust and currently outstanding. You may obtain more specific information with respect to any outstanding series of securities by contacting the servicer at (770) 423-7900.

     Series 1997-2 (Group One)
     1.  Class A Certificates
         Initial Invested Amount                                 $603,000,000
         Invested Amount as of March 31, 2002                    $[_________]
         Expected Invested Amount at End of Series 2002-[__]
             Closing Date                                        $[_________]
         Interest Rate                                           One Month LIBOR +0.21%
         Controlled Accumulation Amount                          $50,250,000
         Commencement of Accumulation Period                     October 31, 2001
         Expected Final Distribution Date                        November 2002 Distribution Date
         Series Minimum Transferor Interest Percentage           0.00%
         Series Minimum Aggregate Principal Receivables          Initial Invested Amount
         Initial Collateral Indebtedness Amount                  $63,000,000
         Initial Class D Invested Amount                         $99,000,000
         Additional Class D Invested Amount                      $9,000,000
         Enhancement                                             Subordination of Class B Certificates,
                                                                 Collateral Indebtedness Interest and Class
                                                                 D Certificates
         Servicing Fee Percentage                                2.00% Per Annum
         Stated Series Termination Date                          March 2006 Distribution Date
         Issuance Date                                           October 30, 1997

     2.  Class B Certificates
         Initial Invested Amount                                 $135,000,000
         Invested Amount as of March 31, 2002                    $135,000,000
         Expected Invested Amount at End of Series 2002-[__]
             Closing Date                                        $135,000,000
         Interest Rate                                           One Month LIBOR +0.47%
         Controlled Accumulation Amount                          $67,500,000
         Commencement of Accumulation Period                     Following Payment of Class A Certificates
         Expected Final Distribution Date                        January 2003 Distribution Date
         Enhancement                                             Subordination of Collateral Indebtedness
                                                                 Interest and Class D Certificates

         Servicing Fee Percentage                                2.00% Per Annum
         Stated Series Termination Date                          March 2006 Distribution Date
         Issuance Date                                           October 30, 1997


     Series 2001-A (Group One)
         Initial Invested Amount                                 $0
         Maximum Invested Amount                                 $[__________]
         Expected Invested Amount at End of Series 2002-[__]
             Closing Date                                        $0
         Interest Rate                                           Floating
         Series Minimum Transferor Interest Percentage           0.00%
         Series Minimum Aggregate Principal Receivables          Unpaid Invested Amount
         Servicing Fee Percentage                                2.00 Per Annum
         Stated Series Termination Date                          March 2007 Distribution Date
         Issuance Date                                           February 27,2001

   Series 2001-B (Group One)
       Initial Invested Amount                                 $10,000,000
       Maximum Invested Amount                                 $[____________]
       Expected Invested Amount at End of Series 2002-[__]
           Closing Date                                        $[______________]
       Interest Rate                                           Floating
       Series Minimum Transferor Interest Percentage           0.00%
       Series Minimum Aggregate Principal Receivables          Unpaid Invested
                                                               Amount
       Servicing Fee Percentage                                2.00% Per Annum
       Stated Series Termination Date                          November 2006
                                                               Distribution Date
       Issuance Date                                           June 1, 2001


   Series 2001-C (Group One)
       Initial Invested Amount                                 $0
       Maximum Invested Amount                                 $[_________]
       Expected Invested Amount at End of Series 2002-[__]
           Closing Date                                        $[_________]
       Interest Rate                                           Floating
       Series Minimum Transferor Interest Percentage           0.00%
       Series Minimum Aggregate Principal Receivables          Unpaid Invested
                                                               Amount
       Servicing Fee Percentage                                2.00% Per Annum
       Stated Series Termination Date                          April 2007
                                                               Distribution Date
       Issuance Date                                           December 19, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY [__], 2002

PROSPECTUS

                       FNANB Credit Card Master Note Trust
                                     Issuer

DC Funding International, Inc.                First North American National Bank
        Transferor                                          Servicer

                                             Asset Backed Notes

--------------------------------------
    The offered notes are                    The issuer:
    highly structured.  Before
    you purchase the offered                 o    may from time to time issue asset backed notes in one or more
    notes, please consider                        series, each of which may include one or more classes of notes;
    carefully the risk factors                    and
    described in the attached
    prospectus supplement.                   o    will own an interest in the receivables created from time to time in a portfolio of MasterCard(R)and VISA(R)credit card
    The offered notes are not                     accounts originated by First North American National Bank, all
    deposits, and neither the                     monies due or to become due and all amounts received in payment
    offered notes nor the                         of the receivables and the other property described in this
    accounts or the receivables                   prospectus and the attached prospectus supplement.
    are insured or guaranteed
    by the Federal Deposit                   The notes:
    Insurance Corporation or
    any other governmental                   o    will be paid only from the assets of the issuer;
    agency.
                                             o    offered through this prospectus and the attached prospectus
    The offered notes represent                   supplement, which are referred to in this prospectus as the
    interests in the trust only                   offered notes, will be rated in one of the four highest rating
    and do not represent                          categories by at least one nationally recognized statistical
    interests in or obligations                   rating organization;
    of DC Funding
    International, Inc., First               o    may benefit from one or more forms of credit enhancement; and
    North American National
    Bank, Circuit City Stores,               o    will be issued as part of a designated series that may include
    Inc. or any of their                          one or more classes of notes.
    affiliates.
                                             The noteholders:

    This prospectus may be used to
    offer and sell notes of a                o    will receive interest and principal payments from a varying
    series only if accompanied by                 percentage of the amounts collected on the receivables.
    the prospectus supplement for
    that series.
--------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 May [__], 2002

                               TABLE OF CONTENTS


                                                       Page
                                                       ----

OVERVIEW OF THE INFORMATION PROVIDED
     IN THIS PROSPECTUS AND THE ATTACHED
     PROSPECTUS SUPPLEMENT ...............................1

OVERVIEW OF THE NOTES ....................................2

DESCRIPTION OF THE ISSUER ................................2

DESCRIPTION OF THE CERTIFICATE TRUST .....................2

CHANGE IN TRANSFER STRUCTURE .............................3

DESCRIPTION OF THE COLLATERAL CERTIFICATE ................3

DESCRIPTION OF FIRST NORTH AMERICAN NATIONAL BANK ........3

DESCRIPTION OF DC FUNDING
     INTERNATIONAL, INC. .................................4

DESCRIPTION OF CIRCUIT CITY
     STORES, INC. ........................................4

DESCRIPTION OF FNANB'S BANK CARD ACTIVITIES ..............4
     Credit Card Programs ................................4
     New Account Underwriting ............................4
     Billing and Payments ................................6
     Delinquencies and Collections .......................6
     Customer Service and Account Management .............7
     Fnanb.com Website ...................................8
     Interchange Fees ....................................8
     Description of Total System Services, Inc. ..........8

OVERVIEW OF THE ACCOUNTS AND THE RECEIVABLES .............8

MATURITY CONSIDERATIONS .................................11

USE OF PROCEEDS .........................................12

DESCRIPTION OF THE NOTES ................................12
     Overview of the Notes ..............................12
     Interest Payments ..................................13
     Principal Payments .................................14
     Identification of the Receivables ..................15
     Issuing New Series .................................15
     Representations and Warranties .....................16
     Addition of Accounts ...............................19
     Removal of Accounts ................................20
     Discount Option ....................................21
     The Collection Account .............................21
     Funding Period .....................................22
     Allocation of Collections ..........................23
     Application of Collections .........................23
     Shared Excess Finance Charge Collections ...........24
     Shared Principal Collections .......................24
     The Excess Funding Account .........................24
     Companion Series ...................................25
     Allocation of Default Amount .......................25
     Allocation of Adjustment Amount ....................26
     Investor Charge-Offs ...............................26
     Defeasance .........................................27
     Optional Redemption ................................27
     Series Termination .................................27
     Early Amortization Events ..........................27
     Additional Defaults and Remedies ...................28
     Indemnification ....................................28
     The Servicer .......................................29
     Servicer Covenants .................................29
     Servicing Compensation .............................30
     Servicer Defaults ..................................31
     Reports to Noteholders .............................32
     Evidence as to Compliance ..........................33
     Amendments to Transfer and Servicing Agreement .....34

DESCRIPTION OF THE INDENTURE ............................35
     Events of Default; Rights upon Event of Default ....35
     Covenants ..........................................38
     Modification of the Indenture ......................39
     Annual Compliance Statement ........................41
     Indenture Trustee's Annual Report ..................41
     List of Noteholders ................................41
     Satisfaction and Discharge of Indenture ............41
     The Indenture Trustee ..............................41
     Matters Regarding the Administrator ................41

DESCRIPTION OF THE MASTER POOLING AND
     SERVICING AGREEMENT ................................42
     Issuing New Series .................................42
     Amendments .........................................42

DESCRIPTION OF THE RECEIVABLES
     PURCHASE AGREEMENT .................................44
     Purchase of Receivables ............................44
     Representations and Warranties .....................44
     Amendments .........................................46

REGISTRATION AND TRANSFER OF
     THE NOTES ..........................................47
     Book-Entry Securities ..............................47
     The Depository Trust Company .......................47
     Clearstream ........................................47
     Euroclear ..........................................47
     Book-Entry Registration ............................48
     Definitive Notes ...................................49
     Initial Settlement .................................50
     Secondary Market Trading ...........................50

                               TABLE OF CONTENTS

                                                       Page
                                                       ----

     Material U.S. Federal Income Tax Documentation
     Requirements .......................................51

CREDIT ENHANCEMENT ......................................53
     Subordination ......................................53
     Letter of Credit ...................................54
     Cash Collateral Guaranty, Cash Collateral
     Account or Excess Collateral .......................54
     Surety Bond or Insurance Policy ....................55
     Spread Account or Reserve Account ..................55

NOTE RATINGS ............................................55

LEGALMATTERS RELATING TO THE
     RECEIVABLES ........................................56
     Transfer of Receivables ............................56
     Insolvency Matters Relating to FNANB ...............57
     Insolvency Matters Relating to Circuit City and
     DC Funding .........................................58
     Consumer Protection Laws ...........................59

MATERIAL FEDERAL INCOME TAX  CONSEQUENCES ...............60
     Tax Treatment of the Offered Securities ............61
     Tax Treatment of the Trust .........................61
     Classification of the Transaction ..................61
     U.S. Note Owners ...................................62
     Disposition of the Offered Notes ...................63
     Non-U.S. Note Owners................................63
     Backup Withholding .................................65
     FASIT Legislation ..................................65
     State and Local Tax Consequences ...................65

ERISA CONSIDERATIONS ....................................65

PLAN OF DISTRIBUTION ....................................67

LEGAL MATTERS ...........................................68

REPORTS TO NOTEHOLDERS ..................................68

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE ISSUER
     AND THE NOTES ......................................68

INCORPORATION OF DOCUMENTS BY REFERENCE .................68

GLOSSARY OF DEFINED TERMS ...............................69

                                       ii

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             OVERVIEW OF THE INFORMATION PROVIDED IN THIS PROSPECTUS
                     AND THE ATTACHED PROSPECTUS SUPPLEMENT

     We provide information to you about the notes in two documents: this prospectus, which provides general information about the issuer and the notes issued by the issuer, some of which may not apply to your series or class of notes, and the attached prospectus supplement, which provides specific information about your series or class of notes, including:

     o    information about the receivables;

     o the timing and amount of interest and principal payments for each class of notes;

     o information about the credit enhancement, if any, for each class of notes;

     o    the ratings, if any, assigned to each class of notes; and

     o    the method for selling the notes.

     You must read carefully this prospectus and the attached prospectus supplement in their entirety to understand fully the structure and terms of your series or class of notes. If the general information about the notes issued by the issuer provided in this prospectus varies from the specific information about your series or class of notes provided in the attached prospectus supplement, you should rely on the information provided in the attached prospectus supplement.

     You should rely only on the information provided in, or incorporated by reference into, this prospectus and the attached prospectus supplement. We have not authorized anyone to provide you with additional or different information.

     We include in this prospectus and the attached prospectus supplement cross-references to captions under which you can find additional, related discussions. The preceding table of contents and the table of contents included in the attached prospectus supplement, as applicable, set forth the pages on which these captions are located.

     We include in this prospectus and the attached prospectus supplement capitalized terms that have meanings not evident from their context and that cannot be defined concisely when they are first used. The glossary beginning on page 69 of this prospectus and the glossary included in the attached prospectus supplement, as applicable, contain the definitions of these capitalized terms.

                              OVERVIEW OF THE NOTES

     Each series of notes will be issued by the FNANB Credit Card Master Note Trust, a Delaware statutory business trust referred to in this prospectus and the attached prospectus supplement as the issuer, under an indenture dated as of June [ ], 2002 between the issuer and JPMorgan Chase Bank, as indenture trustee, and an indenture supplement that sets forth the terms of that series. Each series of notes will include one or more classes of notes, representing debt of the issuer. Each series and class of notes may differ as to timing and priority of distributions, allocations of losses, interest rates, amounts of distributions in respect of principal or interest and credit enhancement. The details of these timing, priority and other matters will be disclosed in a prospectus supplement for your series.

                            DESCRIPTION OF THE ISSUER

     The issuer will be operated under a trust agreement, dated as of June [ ], 2002, between DC Funding International, Inc., a Delaware corporation referred to in this prospectus and the attached prospectus supplement as DC Funding, and [ ], as owner trustee. The issuer will not engage in any activity other than:

     o acquiring and holding the assets which secure the notes and the proceeds of those assets;

     o obtaining one or more forms of credit enhancement for each series of notes;

     o    issuing the notes of each series and other interests in the issuer;

     o issuing an exchangeable transferor certificate evidencing an undivided interest in the assets of the issuer not allocated to the noteholders or any other investor or credit enhancement provider;

     o    making payments on the notes and other interests in the issuer; and

     o    engaging in related activities.

     The issuer is not expected to have any need for, or sources of, additional capital resources other than the assets of the issuer.

     The issuer's principal offices are in [ ], in care of [ ], as owner trustee, at [ ].

     Initially, the primary asset of the issuer will be a collateral certificate issued by the certificate trust to DC Funding and transferred by DC Funding to the issuer under a transfer and servicing agreement. The collateral certificate represents a beneficial interest in the assets of the certificate trust.

                      DESCRIPTION OF THE CERTIFICATE TRUST

     The FNANB Credit Card Master Trust, a New York common law trust referred to in this prospectus and the attached prospectus supplement as the certificate trust, was formed to facilitate the securitization of MasterCard and VISA credit card receivables originated by First North American National Bank, a national banking association referred to in this prospectus and the attached prospectus supplement as FNANB. The certificate trust was formed under a master pooling and servicing agreement dated as of October 30, 1997, as amended, between FNANB, as transferor and servicer, and First Union National Bank, a national banking association, as trustee. JPMorgan Chase Bank, a New York banking corporation, succeeded to the rights, duties, powers and obligations of First Union National Bank as trustee under the master pooling and servicing agreement effective as of March 1, 2002. The trustee of the certificate trust is referred to in this prospectus and the attached prospectus supplement as the certificate trustee.

     The certificate trust acquires and holds MasterCard and VISA credit card receivables originated by FNANB and issues securities evidencing undivided interests in those receivables and certain related assets. The certificate trust is a master trust under which multiple series of securities may be issued to investors. The securities issued by the certificate trust to investors, including the collateral certificate held by the issuer, are referred to in this prospectus and the attached prospectus supplement as certificates. Each series of certificates is issued under a supplement to the master pooling and servicing agreement that sets forth the terms of that series. Each supplement to the master pooling and servicing agreement is referred to in this prospectus and the attached prospectus supplement as a series supplement. The

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

certificates and the notes issued by the issuer are referred to collectively in this prospectus and the attached prospectus supplement as the securities and the certificateholders and the noteholders are referred to collectively in this prospectus and the attached prospectus supplement as the securityholders.

                          CHANGE IN TRANSFER STRUCTURE

     The process by which receivables are transferred from FNANB to the certificate trust was restructured as of December 31, 2001 to interpose DC Funding between FNANB and the certificate trust. The master pooling and servicing agreement was amended and restated as of that date to substitute DC Funding for FNANB as transferor, and FNANB and DC Funding entered into a receivables purchase agreement as of that date to provide for the sale of receivables on a daily basis from FNANB to DC Funding. All receivables created prior to December 31, 2001 were transferred by FNANB to the certificate trust under the master pooling and servicing agreement as in effect prior to its amendment and restatement. All receivables created on or after December 31, 2001 are sold by FNANB to DC Funding under the receivables purchase agreement and are transferred by DC Funding to the certificate trust under the master pooling and servicing agreement as in effect after its amendment and restatement. See "Description of the Receivables Purchase Agreement" beginning on page 44 of this prospectus for a further discussion of the receivables purchase agreement.

                    DESCRIPTION OF THE COLLATERAL CERTIFICATE

     The collateral certificate will be issued to DC Funding pursuant to a series supplement referred to in this prospectus and the attached prospectus supplement as the collateral series supplement. The collateral certificate evidences an undivided interest in the receivables and other assets of the certificate trust. DC Funding has transferred the collateral certificate to the issuer under a transfer and servicing agreement dated as of June [ ], 2002 among DC Funding, as transferor, FNANB, as servicer, and the issuer, and the issuer has pledged the collateral certificate to the indenture trustee as security for the offered notes and all other series of notes issued by the issuer. After all outstanding series of certificates, other than the collateral certificate, are retired, DC Funding may cause the certificate trust to terminate, at which time all receivables held by the certificate trust immediately prior to that termination will be transferred to the issuer and will be held directly by the issuer as collateral for each series of notes. The collateral certificate will be retired simultaneously with the termination of the certificate trust.

                                 DESCRIPTION OF
                       FIRST NORTH AMERICAN NATIONAL BANK

     FNANB is a federally chartered limited purpose credit card bank headquartered in Kennesaw, Georgia. FNANB engages solely in credit card operations. FNANB does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others and does not accept savings or time deposits of less than $100,000. FNANB may accept deposits of under $100,000 as collateral for extensions of credit. FNANB maintains only one office that accepts deposits and does not engage in the business of making commercial loans.

     FNANB was chartered by the Office of the Comptroller of the Currency in October 1990 and commenced operations in November 1990. FNANB is regulated, supervised and examined by the OCC. OCC examinations include, among other procedures, a detailed review of underwriting policies and procedures, compliance with the federal Truth-in-Lending Act and other consumer credit laws, credit reporting, compliance with community reinvestment and other legal requirements, adequacy of financial reporting, adequacy of management, capital and earnings and adequacy of internal control systems.

     FNANB is a wholly-owned subsidiary of Circuit City Stores, Inc., a Virginia corporation referred to in this prospectus and the attached prospectus supplement as Circuit City. As of March 31, 2002, FNANB had assets of approximately $492 million and equity of approximately $374 million. The principal offices of FNANB are located at 225 Chastain Meadows Court, Kennesaw, Georgia 30144.

                                 DESCRIPTION OF
                         DC FUNDING INTERNATIONAL, INC.

     DC Funding is a Delaware corporation and a wholly-owned subsidiary of Circuit City. DC Funding was formed on December 13, 2001 for the limited purpose of acquiring, holding and transferring receivables and engaging in related activities. The principal offices of DC Funding are located at 3rd Floor, Suite 288, 2 Reid Street, Hamilton HM 11, Bermuda.

                    DESCRIPTION OF CIRCUIT CITY STORES, INC.

     Circuit City is a leading national retailer of brand-name consumer electronics, personal computers and entertainment software. As of March 31, 2002, the company operated 624 retail locations in 45 states and the District of Columbia. Circuit City uses selection, service and pricing to differentiate itself from its competition. As part of its competitive strategy, the company offers a broad selection of top-quality merchandise that includes 3,500 to 4,500 brand-name items, excluding entertainment software.

                   DESCRIPTION OF FNANB'S BANK CARD ACTIVITIES

Credit Card Programs

     The receivables transferred to the Trust arise from transactions made by holders of various MasterCard and VISA credit cards issued by FNANB. FNANB is a member of MasterCard International and VISA U.S.A., Inc. FNANB also offers and services a private label credit card that can be used to purchase merchandise, repair services and service contracts at Circuit City retail stores and to finance credit insurance premiums related to customer accounts and a co-branded VISA credit card referred to as Circuit City Plus (TM). The receivables in the private label and Circuit City Plus credit card accounts have not been, and will not be, transferred to the Trust.

     Each cardholder is subject to an agreement with FNANB governing the terms and conditions of the related MasterCard or VISA credit card account. Pursuant to each such agreement, FNANB reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms, conditions, services or features of its MasterCard or VISA credit card accounts at any time, including increasing or decreasing periodic finance charges, other fees or minimum payment terms. The agreement with each cardholder provides that new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

     A cardholder may use the FNANB credit card to purchase or lease goods or services wherever the card is honored or to obtain cash advances from any financial institution that accepts the card. In addition, FNANB sends convenience checks to select cardholders. A cardholder may use convenience checks, which are completed and signed by the cardholder in the same way as regular personal checks, to transfer balances from other credit cards, to repay other debt or to purchase or lease goods or services.

New Account Underwriting

     Beginning in September 1992, FNANB made its initial offering of MasterCard credit cards solely to certain existing holders of Circuit City private label credit cards. The Circuit City private label credit card portfolio provided a test group of applicants for whom FNANB had already developed a detailed credit profile. This test group allowed FNANB to develop its initial origination strategy using a group of accounts with known credit characteristics.

     Beginning in 1993, solicitations were distributed to people outside the existing Circuit City retail customer base. At this time, FNANB began using "HNC" brand modeling software for targeting specific customer segments using third party databases, such as those managed by credit bureaus and third party vendors. As solicitations have moved away from existing private label cardholders, account and charge originations have become less reliant on existing Circuit City customers. During the twelve months ended March 31, 2002, purchases at Circuit City stores charged on FNANB MasterCard or VISA credit cards as a percentage of total FNANB MasterCard or VISA purchases averaged approximately 1%. As of March 31, 2002, approximately 13.53% of those individuals who held a FNANB MasterCard or VISA credit card also held a Circuit City private label credit card.

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

     FNANB solicits new bank card applicants through direct mail solicitations and telemarketing. FNANB's direct mail solicitation process begins with a pre-screening review to identify creditworthy consumers for a credit card account. As part of the pre-screening process, FNANB provides credit history criteria to credit reporting agencies, which in turn generate a list of prospective cardholders with desired attributes. FNANB carefully targets consumers through front-end modeling and aligns offers with targeted customer segments to maximize penetration, response rates and usage. FNANB further refines the prospective cardholder list by applying its internal underwriting criteria. These additional criteria are applied using risk analysis models designed to predict the potential credit risk of prospective cardholders. In general, the credit risk of each prospective cardholder is evaluated in order to assess, based on the information available, the prospective cardholder's propensity and ability to repay his or her obligations. FNANB's underwriting criteria for prospective cardholders generally includes previous payment patterns with other creditors, historical delinquencies, longevity of account relationships, credit utilization and certain demographic characteristics.

     FNANB sends mass mailings to pre-qualified consumers. A back-end credit bureau report is reviewed for all applicants who respond to the offer to insure that FNANB has the most updated information on the applicant and to determine what credit line to assign. If an applicant no longer meets the original pre-qualification criteria, FNANB is not required, pursuant to the Fair Credit Reporting Act, to extend the applicant credit. FNANB does not provide applications for its MasterCard or VISA credit card accounts, other than Circuit City Plus Credit card accounts, in Circuit City stores.

     Customers who do not respond to the direct mail campaign are processed through a response model scorecard to evaluate their propensity to respond to a telemarketing follow-up campaign. Customers scoring high in this model are then solicited via a follow-up call. The telemarketing call is initiated by either a third party representative contracted by FNANB or an employee of FNANB's internal telemarketing department.

     In April 1997, FNANB modified its underwriting criteria using a different modeling methodology. The modified modeling technique has resulted in the extension of pre-qualified offers to individuals with better credit histories than the credit histories of those previously solicited and an increase in the average credit score of new accounts. Because these individuals often receive multiple pre-qualified offers and are more selective in accepting such offers, however, the modified modeling technique has also resulted in a decrease in consumer response rates to new account solicitations and an increase in the cost of acquiring new accounts. As FNANB acquires a statistically significant population of solicitation responders, it will be able to develop a response model that limits solicitations to those individuals most likely to respond, thereby reducing account acquisition costs.

     FNANB uses both generic credit bureau risk scores and a customized credit risk monitoring system to develop and manage strategies for credit line adjustments, overlimit charges and delinquent collection actions. These risk management systems evaluate a number of account and credit bureau characteristics including historical payment history, delinquency, existing credit line utilization and credit bureau risk score. Increases in credit lines are initiated predominantly through the credit risk monitoring system and are only issued if the applicable account has a balance outstanding. The decision to increase a credit line is processed instantly through an automated credit line increase system. An account's credit bureau score, behavior score, credit utilization and cash utilization factor heavily into the credit line increase decision. The credit line increase system ensures consistency and enables back-end tracking of credit lines. Credit line decreases are based on a combination of factors, including the length of time the account has been opened, days/cycles delinquent, the behavior score and the risk score.

     Each cardholder's credit bureau risk score is purchased a minimum of three times per year to update the cardholder's scoring information. In addition, FNANB uses computerized query programs, including scorecard analysis software, which monitors portfolio performance by key demographic, account and credit attributes. FNANB management can make immediate adjustments to the credit scoring algorithms based on identified relations between portfolio performance and applicant attributes.

     Each extension of credit by FNANB to a cardholder is subject to the terms and conditions contained in the account agreement with FNANB in effect at that time. FNANB reserves the right to change or terminate various terms, conditions, services or features of the account, including increasing or decreasing periodic finance charges, late fees, returned check charges, other fees and charges or minimum payment requirements, subject to the conditions set forth in the account agreement. FNANB may, at any time and without prior notice to the cardholder, elect to preclude or restrict further credit card use by the cardholder, usually as a result of poor payment performance or concern over the cardholder's creditworthiness. FNANB has the ability to code an account within the credit operating system to prevent the cardholder from using his or her credit card until the reason for the restriction on use has been satisfactorily resolved.

Billing and Payments

     FNANB assesses periodic finance charges on an account based on the two cycle average daily balance, including new purchases, method. The average daily balance of an account for a billing cycle is determined by summing the daily balances for the account for each day during the billing cycle and by dividing that sum by the number of the days in the billing cycle. The daily balance for an account for any day during a billing cycle is equal to the beginning balance of the account for that day plus the amount of purchases (except interest free special purchases), unpaid finance charges on purchases, insurance charges, telephone check payment fee finance charges, returned check charges and any other charges (except late charges), minus the amount of payments and credits applied to the account on that day. FNANB charges an annual percentage rate on MasterCard and VISA credit card accounts currently ranging from 9.9% to 23.9%. A fixed annual percentage rate of 26% is applied to accounts when the required minimum monthly payment is not made for two consecutive billing cycles. This fixed rate remains in effect until at least the minimum monthly payment has been made for six consecutive billing cycles. FNANB will not assess a finance charge on an account if the entire new balance shown on the billing statement, excluding cash advances, is zero, is a credit balance or is paid in full within 25 days of the statement closing date. FNANB will assess finance charges on the average daily balance of previous cycle purchases in the manner described above if the new balance for the previous billing cycle was not paid in full and the grace period described above was in effect during that previous billing cycle.

     FNANB assesses a late fee, currently $29, if a cardholder does not remit the minimum payment due before the closing date of the next billing cycle. FNANB also assesses a returned check fee, currently $29, if a financial institution does not honor a check submitted by a cardholder and a telephone check payment fee, currently $10, if, at the request of a cardholder, FNANB initiates a draft on the cardholder's checking account. FNANB assesses an annual fee, currently $25, an overlimit fee, currently $29, and a cash advance fee, currently equal to the greater of $5 or 3% of the amount of the cash advance, with respect to the MasterCard and VISA credit card accounts.

     FNANB periodically offers interest free promotions under which cardholders are able to make specific purchases on an interest free basis for a specified period. The interest free period is usually three to twelve months. The cardholder is typically required to make regular monthly payments, and accumulated finance charges are assessed, retroactive to the date of the transaction, if the cardholder does not meet the terms and conditions of the interest free promotion. The use of interest free promotions may reduce the amount of finance charge receivables collected by the Trust during the interest free period. We do not expect, however, that this reduction would cause a material reduction in the yield on the receivables.

     Approximately 70% of the MasterCard and VISA cardholders are required to make minimum monthly payments equal to the greater of $20 or 4% of the account balance. Approximately 30% of the MasterCard and VISA cardholders are required to make minimum monthly payments equal to the greater of $15 or 3% of the account balance.

Delinquencies and Collections

     FNANB classifies an account as delinquent when the minimum payment due on the account is not received by the payment due date specified in the cardholder's billing statement. The FNANB collections staff is segregated into teams specializing in different delinquency categories. The collections staff initiates collection efforts as early as the second day of delinquency, and no later than the 21st day of delinquency, when collectors attempt to establish telephone contact. FNANB uses behavioral risk scoring of all accounts to adjust its collection efforts based on the potential risk of an account and the dollars at risk. Collection efforts escalate in intensity as an account is cycled into a more advanced delinquency category.

     FNANB's collection strategy begins with an early delinquency calling program using state-of-the-art technology that includes predictive dialing for accounts that are up to 60 days past due and an internally developed collections platform that enables management to segment accounts based on risk assessments. FNANB also uses statement messaging and automatic letter dunning during the first 60 days of delinquency. The FNANB collections staff monitors delinquency levels on a daily basis, and aggregated delinquency information is reported to and reviewed by senior management.

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

     Accounts that are 61-180 days past due are assigned to specific members of the FNANB collections staff for accelerated collection efforts to be worked either in manual queues or on the predictive dialer. Collection strategies include demands for balance in full, settlement strategies based on risk and profitability criteria and assignment to local attorneys for legal action. Correspondence designed to educate the customer and encourage prompt payment may also be utilized. The FNANB collections staff pursues aggressive collection activities through the 180th day of delinquency. FNANB charges off an account as uncollectible no later than the earlier of the date on which the account becomes 181 days past due on a contractual basis and 30 days after FNANB receives notice of the death or bankruptcy of the cardholder.

     FNANB automatically re-ages delinquent accounts if the cardholder indicates payment of the past due amount is not financially viable, the account has been open for at least nine months, the customer is able to make three or fewer consecutive payments totaling 12% of the balance, the account balance is at least $300 and the account has not received an automated re-age once in the last twelve months or twice in the last five years. Accounts that are in a workout program are eligible for an additional re-age once the account enters that program. In general, FNANB will manually re-age a delinquent account only if billing errors, customer disputes or other account problems warrant that action. A sample of all re-aged accounts are audited monthly for compliance with FNANB's re-age procedures. FNANB's re-age policy complies with the FFIEC's 1999 Uniform Retail Classification and Account Management Policy.

Customer Service and Account Management

     FNANB's customer service departments are located in Richmond, Virginia, and Kennesaw, Georgia. An automated voice response unit handles a substantial percentage of incoming calls and enables customers to receive account information 24 hours a day. Customers can receive balance, payment and credit information, request documents and make payments over the telephone without having to speak with a customer service representative.

     The FNANB customer service representatives are authorized to release information to a customer relating to the customer's account. Each customer service representative is also authorized to modify and update account data, including customer information such as addresses or telephone numbers, and to record account transactions. The ability to change data on a customer's file is restricted by established system security protocols. Each customer service representative is assigned access to customer files by an independent systems security administrator. In addition, every transaction performed by a customer service representative, whether the transaction modifies information on the account or merely allows the customer service representative to view a customer's information without making changes, is automatically logged in a computer file which can be reviewed at a later time. FNANB periodically audits financial transactions and maintenance transactions to confirm that customer service representatives are complying with applicable policies and procedures.

     The FNANB customer service areas are equipped with overhead monitors that provide current customer service information. The information provided includes the number of customers who are waiting to speak to a customer service representative, the number of calls that have been answered within time standards established by FNANB, the number of representatives active in the system to handle telephone calls and the number of representatives performing follow-up administrative functions to address customer requests.

     FNANB has implemented several other systems to increase the efficiency of its customer service areas, including a system that automatically displays the identity of a customer and related account information to a customer service representative based on the telephone number of the inbound call. FNANB also uses a system that allows customer service representatives to increase customer credit lines or decrease customer annual percentage rates within specified underwriting parameters with the push of a keystroke, reducing call handling time and attrition while increasing customer satisfaction.

     FNANB uses both a credit bureau risk model developed by an outside consultant and a credit risk monitoring system to adjust credit lines either up or down, as necessary. These systems evaluate credit bureau risk scores and historical experience to develop a composite risk score on each account. Increases in credit lines are usually granted in conjunction with a purchase that is outside of a customer's line availability. The decision to increase the credit line is currently based on a real time point of sale review of the customer's creditworthiness through a review of the customer's past payment behavior and credit bureau risk score.

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FNANB.com Website

     FNANB has recently implemented the FNANB.com website hosted by Total Systems. The website is focused primarily on providing customer service and allows cardholders to view current and historical transactional information as well as make payments on their FNANB credit card accounts. If customers have questions regarding either their credit card account or the website, they are able to view a database of frequently asked questions. If customers have questions not answered on the website, they may communicate with FNANB customer service representatives through e-mail.

Interchange Fees

     FNANB, through its participation in the MasterCard and VISA associations, receives certain fees called interchange as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accounts for a limited period prior to initial billing. Under the MasterCard and VISA systems, interchange in connection with cardholder charges for goods and services is collected by either the MasterCard or VISA system and subsequently paid to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although MasterCard and VISA may from time to time change the amount of interchange reimbursed. The interchange paid to FNANB with respect to receivables in the Accounts will be sold by FNANB to DC Funding under the receivables purchase agreement and will be transferred by DC Funding to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable.

Description of Total System Services, Inc.

     Total System performs various data processing and ministerial functions associated with the servicing of the MasterCard and VISA credit card accounts on behalf of FNANB from its facilities in Columbus, Georgia. Total System is one of the world's largest processors of credit, debit, commercial and private label cards. Total System provides a variety of data processing services to FNANB, including processing and settlement of transactions, maintenance of individual cardholder accounts, processing of cardholder statements and issuance of plastic cards.

                  OVERVIEW OF THE ACCOUNTS AND THE RECEIVABLES

     The assets of the Trust include all receivables created from time to time in a designated portfolio of MasterCard and VISA credit card accounts originated by FNANB. The accounts were identified as of the Substitution Date in a computer file delivered by FNANB to DC Funding under the receivables purchase agreement and in a computer file delivered on behalf of DC Funding to the certificate trustee under the master pooling and servicing agreement. FNANB delivers to DC Funding and DC Funding delivers or causes to be delivered to the certificate trustee or, if the Termination Date has occurred, the owner trustee, on a monthly basis, an updated computer file or microfiche list reflecting the addition or removal of identified accounts or an officer's certificate stating that the computer file or microfiche list most recently delivered remains true and complete.

     The accounts identified in FNANB's master computer files by one of several specified code numbers or in the computer file or microfiche list most recently delivered to the certificate trustee or the owner trustee are sometimes referred to in this prospectus and the attached prospectus supplement as the Accounts included in the Trust. You should note, however, that the property sold by FNANB to DC Funding under the receivables purchase agreement and transferred by DC Funding to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable, includes the receivables created under the Accounts but not the Accounts. FNANB continues to own the Accounts included in the Trust.

     As of the date of this prospectus, the Accounts included in the Trust consist solely of MasterCard and VISA credit card accounts. The Accounts included in the Trust fall into one of the following three categories:

     o Accounts designated by FNANB on the Initial Closing Date and included in the Trust as of the Initial Closing Date;

     o Accounts automatically included in the Trust, which Accounts are sometimes referred to in this prospectus and the attached prospectus supplement as Automatic Additional Accounts; and

                                       8

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     o    Accounts designated by DC Funding after the Initial Closing Date and included in the Trust as of the date of their designation, which Accounts are sometimes referred to in this prospectus and the attached prospectus supplement as Designated Additional Accounts.

     As of the date of this prospectus, the Accounts included in the Trust did not include any Designated Additional Accounts.

     Each Account must satisfy the following eligibility criteria to be included in the Trust:

     o    the Account must be in existence and owned by FNANB;

     o    the Account must be payable in United States dollars;

     o the related credit card must not have been reported lost or stolen or have been designated as fraudulent;

     o the Account must have been created in accordance with, or under standards no less stringent than, the policies and procedures of FNANB relating to the operation of its consumer credit card business;

     o the Account must not have been identified by FNANB in its computer files as having been canceled due to the bankruptcy, insolvency or death of the related obligor;

     o the receivables in the Account must not have been charged off as uncollectible in accordance with the policies and procedures of FNANB relating to the operation of its consumer credit card business;

     o the receivables in the Account must not have been assigned, pledged or sold other than under the receivables purchase agreement or under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

     o the related obligor must have provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address; provided, however, that up to 1% of the Accounts (based on the aggregate outstanding balance of the receivables in the Accounts as a percentage of the aggregate outstanding balance of all receivables) may have an obligor which has provided, as its most recent billing address, an address outside the United States and its territories and possessions which is not a United States military address; and

     o    the related obligor must not be DC Funding or an affiliate of DC
          Funding.

     The account eligibility criteria must be satisfied as of the Initial Cut-Off Date, in the case of Accounts designated by FNANB on the Initial Closing Date, as of the related date of creation, in the case of Automatic Additional Accounts, and as of the related Additional Cut-Off Date, in the case of Designated Additional Accounts. See "Description of the Notes -- Addition of Accounts" beginning on page 19 of this prospectus for a further discussion of the circumstances under which Automatic Additional Accounts and Designated Additional Accounts will be included in the Trust.

     DC Funding has the right to designate accounts previously included in the Trust as Removed Accounts and to cause the receivables in the Removed Accounts to be retransferred to DC Funding under certain limited circumstances. See "Description of the Notes -- Removal of Accounts" beginning on page 20 of this prospectus for a further discussion of the circumstances under which DC Funding may designate Removed Accounts.

     The receivables included in the Trust fall into one of the following two categories:

     o receivables representing amounts owed by cardholders for goods and services, cash advances and credit insurance premiums, which receivables are sometimes referred to in this prospectus and the attached prospectus supplement as Principal Receivables; or


     o receivables representing amounts owed by cardholders for periodic finance charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges or other fees or charges, other than credit
                                       9
          insurance premiums, which receivables are sometimes referred to in this prospectus and the attached prospectus supplement as Finance Charge Receivables;

provided, however, that, an amount equal to the product of the Discount Percentage and the amount of receivables that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables. See "Description of the Notes -- Discount Option" beginning on page 21 of this prospectus for a further discussion of the Discount Option.

     Each receivable must satisfy the following eligibility criteria to be included in the Trust:

     o    the receivable must have been created under an Eligible Account;

     o the receivable must have been created in compliance with all applicable requirements of law and pursuant to an account agreement which complies with all applicable requirements of law, in either case the failure to comply with which would have a material adverse effect upon the securityholders;

     o all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by FNANB in connection with the creation of the receivable or the execution, delivery and performance by FNANB of the related account agreement must have been duly obtained or given and must be in full force and effect as of the date of that creation;

     o the receivable must have been the subject of a valid sale by FNANB to DC Funding of all of FNANB's right, title and interest in the receivable, and, at the time of the transfer of the receivables to the Trust, the Trust must have had good and marketable title to the receivable, free and clear of all liens other than limited tax or other governmental liens permitted under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

     o the receivable must have been the subject of either a valid transfer and assignment by DC Funding to the Trust of all of DC Funding's right, title and interest in the receivable or the grant of a first priority perfected security interest in the receivable and in the proceeds of the receivable to the extent set forth in Section 9-315 of the Uniform Commercial Code, effective until the termination of the Trust;

     o the receivable must at all times be the legal, valid and binding payment obligation of the related obligor enforceable against that obligor in accordance with its terms, subject to bankruptcy and equity related exceptions;

     o    the receivable must constitute an account under and as defined in
          Article 9 of the UCC;

     o the receivable, at the time of its transfer to the Trust, must not have been waived or modified other than as permitted under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

     o the receivable, at the time of its transfer to the Trust, must not have been subject to any setoff, right of rescission, counterclaim or other defense, including the defense of usury, other than bankruptcy related defenses;

     o DC Funding must have satisfied all obligations to be fulfilled with respect to the receivable at the time of the transfer of the receivable to the Trust;

     o DC Funding must have done nothing to impair the rights of the Trust or the securityholders in the receivable at the time of the transfer of the receivable to the Trust; and

     o FNANB must have originated the receivable in the ordinary course of business.


     DC Funding may be required to accept the retransfer of receivables included in the Trust that were ineligible at the time of their transfer to the Trust, whether those receivables were transferred to the Trust by FNANB or DC Funding. In addition, DC Funding may be required to replace retransferred receivables with Eligible Receivables or to pay the value of retransferred receivables to the Trust. See "Description of the Notes -- Representations and Warranties" and "-- Addition of Accounts" beginning on page 16 and page 19, respectively, of this prospectus for a discussion of the circumstances under which DC Funding will be required accept the retransfer of ineligible receivables or to replace or pay for ineligible receivables.

     The assets of the Trust not allocated to the securityholders will be allocated among the holder of the Exchangeable Transferor Certificate and, to the extent described in the indenture supplement or the series supplement, as applicable, for any series, the provider of any credit enhancement for that series. DC Funding currently holds the Exchangeable Transferor Certificate.

                             MATURITY CONSIDERATIONS

     We expect that each series of notes will include an Accumulation Period, in which case collections of Principal Receivables will be used to make a single principal payment to noteholders on a Scheduled Distribution Date, or an Amortization Period, in which case collections of Principal Receivables will be used to make a series of principal payments to noteholders commencing on a Principal Commencement Date. The attached prospectus supplement describes the structure and material terms of any Accumulation Period or Amortization Period applicable to your series or class of notes.

     If a series of notes includes an Accumulation Period, we expect that:

     o all or a portion of the collections of Principal Receivables allocated to that series or any class of that series plus any other amounts specified in the related indenture supplement will be deposited on or before each Distribution Date relating to the Accumulation Period into a Principal Funding Account for that series or class;

     o the amount of each deposit will not exceed a specified amount, in the case of a Controlled Accumulation Period, or will equal the collections of Principal Receivables allocated to that series or class plus any other amounts specified in the related indenture supplement, in the case of a Rapid Accumulation Period; and

     o the amount accumulated in the Principal Funding Account will be used to make a single principal payment to the related noteholders on the Scheduled Distribution Date for that series or class;

provided, however, that, if an Early Amortization Event occurs with respect to that series or if the actual payment rate on the receivables is substantially lower than the payment rate assumed in structuring the Accumulation Period, noteholders may begin to receive principal payments earlier than the Scheduled Distribution Date or may not be paid in full on the Scheduled Distribution Date. If your series includes an Accumulation Period, the attached prospectus supplement may describe circumstances under which DC Funding may postpone the commencement of that period or suspend that period.

     If a series of notes includes an Amortization Period, we expect that:

     o all or a portion of the collections of Principal Receivables allocated to that series or any class of that series plus any other amounts specified in the related indenture supplement will be used to make a series of principal payments to the related noteholders on each Distribution Date commencing on the Principal Commencement Date for that series or class; and

     o the amount of each principal payment will not exceed a specified amount, in the case of a Controlled Amortization Period, or will equal the collections of Principal Receivables allocated to that series or class plus any other amounts specified in the related indenture supplement, in the case of a Principal Amortization Period;

provided, however, that, if an Early Amortization Event occurs with respect to that series or if the actual payment rate on the receivables is substantially lower than the payment rate assumed in structuring the Amortization Period, the related noteholders may begin to receive principal payments earlier than the Principal Commencement Date for that series or class or may not receive the full amount scheduled to be paid on any Distribution Date.

     If a series has more than one class of notes, a different method of making principal payments, or a different Scheduled Distribution Date or Principal Commencement Date, may be assigned to each class. See "Description of the Notes -- Application of Collections" beginning on page 23 of this prospectus for a further discussion of the different Accumulation Periods or Amortization Periods that may be used with respect to the notes.

     The principal payment structure for a series of notes will provide for the accelerated accumulation or payment of principal upon the occurrence of an Early Amortization Event with respect to that series. If an Early Amortization Event occurs with respect to your notes, you may receive principal payments earlier than expected.

     The principal payment structure for a series of notes will be established based upon various assumptions as to the payment rate on the receivables. These assumptions will be based upon a review of historical payment rates and other information relating to FNANB's portfolio of MasterCard and VISA credit card accounts. The attached prospectus supplement provides historical performance information with respect to the receivables in the Trust, including payment rate information. We cannot assure you, however, that the future payment rate experience for the receivables in the Trust will be similar to the historical payment rates reviewed in structuring the Accumulation Period or the Amortization Period for your notes. The payment rate on the receivables is influenced by a number of factors, including seasonal variations in consumer spending, the availability of competing sources of credit, general economic conditions and the payment habits of individual cardholders. If the actual payment rate on the receivables is substantially lower than the payment rate assumed in structuring the Accumulation Period or the Amortization Period for your notes, you may receive principal payments later than expected.

                                 USE OF PROCEEDS

     The net proceeds from the sale of each series of notes will, in most cases, be paid to DC Funding and used to purchase additional receivables from FNANB and for general corporate purposes, including the repayment of amounts borrowed by DC Funding from Circuit City to finance the purchase of additional receivables. The attached prospectus supplement may provide that all or a portion of the net sale proceeds will be used for other purposes, including the full or partial repayment of other series or the funding of one or more trust accounts.

                            DESCRIPTION OF THE NOTES

Overview of the Notes

     The notes will be issued in series. Each series of notes will be issued by the issuer under the indenture and an indenture supplement related to that series entered into by the issuer and the indenture trustee. The following summaries are qualified by all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement, the master pooling and servicing agreement and the receivables purchase agreement. We have filed a copy of the master pooling and servicing agreement and the receivables purchase agreement and a form of each of the collateral series supplement, the transfer and servicing agreement, the indenture and the indenture supplement with the SEC as exhibits to the registration statement of which this prospectus is a part. This prospectus describes the material provisions common to each series of notes. The attached prospectus supplement provides additional information specific to your notes.

     The notes will be secured by and paid from the assets of the issuer. Each series of notes may include one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. The Invested Amount of a series with more than one class will be allocated among the classes of that series as described in the related prospectus supplement. The notes of each class included in a series may have different terms, including different interest rates, principal payment structures, maturity dates, allocation terms and access to credit enhancement.

     Each series of notes may be included in a designated group. Each series of notes included in a designated group will be entitled to share amounts collected on the receivables and allocated to other series of securities in that group to the extent those amounts are not needed to make required deposits or payments with respect to those other series, in each case in the manner and to the extent provided in the indenture supplements or series supplements, as applicable, for those other series.

     Each series of notes:

     o will represent the right to receive a varying percentage of the amounts collected on the receivables during each Collection Period;

     o will be allocated a varying percentage of the receivables, if any, charged off as uncollectible during each Collection Period; and

     o will be allocated a varying percentage of any unreimbursed deficiency in the assets of the Trust attributable to downward adjustments in the amount of the receivables made for non-credit reasons during each Collection Period.

     Each series of notes:

     o will represent the right to receive interest at a specified rate per annum on each Distribution Date in the manner and to the extent provided in the related indenture supplement;

     o if that series includes an Accumulation Period, will represent the right to receive principal on a Scheduled Distribution Date in the manner and to the extent provided in the related indenture supplement; and

     o if that series includes an Amortization Period, will represent the right to receive principal commencing on a Principal Commencement Date in the manner and to the extent provided in the related indenture supplement.

     The indenture supplement for a series may provide that the notes of that series will initially be represented by notes registered in the name of Cede & Co., as nominee of The Depository Trust Company, and that beneficial interests in those notes will be available for purchase in book-entry form only. If the notes of a series are registered in the name of Cede & Co., all references in this prospectus or the attached prospectus supplement to actions taken by noteholders refer to actions taken by DTC, upon instructions from its participants, and all references in this prospectus or the attached prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to the Note Owners in accordance with DTC procedures. See "Registration and Transfer of the Notes" beginning on page [ ] of this prospectus for a further discussion of the book-entry registration system and the limited circumstances under which Definitive Notes will be issued.

     The indenture supplement for a series may specify that application will be made to list the notes of that series, or all or a portion of any class of that series, on the Luxembourg Stock Exchange or any other specified exchange.

Interest Payments

     Each series or class of notes will accrue interest from the date specified in the related indenture supplement on the outstanding principal amount of that series or class at the interest rate specified for that series or class in that indenture supplement. Each interest rate may be a fixed rate, a floating rate or any other type of rate specified in the related indenture supplement. Interest will be paid to noteholders on the Distribution Dates specified in the related indenture supplement.

     Interest payments for any series or class of notes will be funded on each Distribution Date from collections of Finance Charge Receivables received during the preceding Collection Period and allocated to that series or class plus any other sources specified in the related indenture supplement. If the Distribution Dates for a series or class occur less frequently than monthly, an Interest Funding Account may be established to accumulate the required interest payment amount. If a series includes more than one class of notes, each class of that series may have a separate Interest Funding Account.

     Your notes will pay interest on the Distribution Dates and at the interest rate specified in the attached prospectus supplement. If your notes bear interest at a floating rate, the attached prospectus supplement describes the initial interest rate and the method for calculating subsequent interest rates.

Principal Payments

     Each series of notes will include a Revolving Period during which principal will not be accumulated for or paid to the noteholders of that series. The Revolving Period for a series will begin on the related closing date and will end on the earlier of the close of business on the day preceding the commencement of the Accumulation Period for that series and the close of business on the day preceding the commencement of the Amortization Period for that series. All collections of Principal Receivables allocated to a series during the Revolving Period for that series will, to the extent specified in the related indenture supplement, be applied as reallocated collections of Principal Receivables, shared with other series, deposited in the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate.

     At the end of the Revolving Period for a series, one or more of the following types of principal accumulation periods or principal payment periods will commence:

     o   a Controlled Accumulation Period;

     o   a Rapid Accumulation Period;

     o   a Controlled Amortization Period;

     o   a Principal Amortization Period; or

     o   an Early Amortization Period.

     The Controlled Accumulation Period, Rapid Accumulation Period, Controlled Amortization Period or Principal Amortization Period, as applicable, for a series will begin on the date specified in or determined in the manner specified in the related indenture supplement. The Early Amortization Period for a series will begin upon the occurrence of an Early Amortization Event with respect to that series.

     During the Controlled Accumulation Period or Rapid Accumulation Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement will be used on or before each Distribution Date to make deposits into a Principal Funding Account for that series. At the end of the Accumulation Period, the amount on deposit in the Principal Funding Account will be used to make a single principal payment to the noteholders of that series. The indenture supplement for each series that includes an Accumulation Period will specify the Scheduled Distribution Date for that series and the frequency and amount of the scheduled deposits. The indenture supplement for each series that includes an Accumulation Period may also specify circumstances under which DC Funding may postpone the commencement of the Accumulation Period or suspend the Accumulation Period.

     The funds held in any Principal Funding Account for a series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related indenture supplement intended to assure a minimum rate of return on the investment of those funds. A series or class that includes an Accumulation Period may be subject to a principal guaranty or other similar arrangement specified in the related indenture supplement to enhance the likelihood that the principal amount of that series or class will be paid in full at the end of the Accumulation Period.

     During the Controlled Amortization Period or Principal Amortization Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement will be used on each Distribution Date to make principal payments to the noteholders of that series. The indenture supplement for each series that includes a Controlled Amortization Period or a Principal Amortization Period will specify the Principal Commencement Date for that series and the frequency and amount of the scheduled principal payments.

     During the Early Amortization Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement will be used each month to make principal payments to the noteholders of that series. The indenture supplement for each series will specify the Early Amortization Events applicable to that series. See "Description of the Notes -- Early Amortization Events" beginning on page 27 of this prospectus for a further discussion of the Early Amortization Events applicable to all series.

     If your class of notes is subordinated to one or more senior classes, you will receive principal payments only after the more senior classes are paid in full. You may receive principal payments earlier or later than expected. See "Maturity Considerations" beginning on page 11 of this prospectus for a further discussion of the circumstances under which principal payments could be made earlier or later than expected.

Identification of the Receivables

     FNANB has indicated in its records, including its computer files, that the receivables have been sold by FNANB to DC Funding and has provided to DC Funding a computer file showing the account number of each related Account as of the Substitution Date. In addition, so long as the receivables in Automatic Additional Accounts are being sold by FNANB to DC Funding under the receivables purchase agreement, FNANB has agreed to deliver to DC Funding, on or before each Distribution Date, a new computer file or microfiche list showing the account number of each Account subject to that agreement as of the last day of the preceding Collection Period or an officer's certificate stating that the computer file or microfiche list most recently delivered by FNANB to DC Funding remains true and complete.

     DC Funding has indicated in its records, including its computer files, that the receivables have been transferred by DC Funding to the Trust and has provided to the certificate trustee a computer file showing the account number of each Account included in the Trust as of the Substitution Date. In addition, so long as Automatic Additional Accounts are being included in the Trust, DC Funding has agreed to deliver to the certificate trustee, or if the Termination Date has occurred, the owner trustee, on or before each Distribution Date, a new computer file or microfiche list showing the account number of each Account included in the Trust as of the last day of the preceding Collection Period or an officer's certificate stating that the computer file or microfiche list most recently delivered by DC Funding to the certificate trustee or the owner trustee, as applicable remains true and complete.

     FNANB, as initial servicer, will retain all other records or agreements relating to the Accounts or the receivables. The records and agreements relating to the Accounts or the receivables will not be segregated from those relating to other credit card accounts or receivables owned or serviced by FNANB and will not be stamped or otherwise marked to reflect the transfer of the receivables to DC Funding or the Trust. The Trustee will have reasonable access to these records and agreements as required by applicable law or to enforce the rights of the securityholders. FNANB has filed UCC financing statements in accordance with Georgia law to perfect the interest of DC Funding in the receivables, and DC Funding has filed UCC financing statements in accordance with Delaware law to perfect the interest of the certificate trust in the receivables. On or before the Termination Date, DC Funding will file UCC financing statements in accordance with Delaware law to perfect the interest of the issuer in the receivables. See "Legal Matters Relating to the Receivables" beginning on page 56 of this prospectus for a discussion of the limited circumstances under which a creditor of FNANB could acquire an interest in the receivables.

Issuing New Series

     DC Funding may cause the owner trustee, on behalf of the issuer, to issue one or more new series of notes. DC Funding will specify the principal terms of each new series in the related indenture supplement.

     The issuer must notify the indenture trustee at least three Business Days in advance of the date on which it proposes to issue a new series of notes. The issuer must also notify the indenture trustee of the designation of the new series, the initial Invested Amount of the new series or the method for calculating that initial Invested Amount and the interest rates applicable to the new series or the method for allocating interest payments or other cash flows to the new series, if any. Unless the Termination Date has occurred, the interests of all series of notes in the receivables and the other assets of the Trust will be evidenced by a single collateral certificate held by the issuer.

     On the date of the issuance of a new series of notes, DC Funding must deliver to the indenture trustee the following:

     o an indenture supplement in form satisfactory to the indenture trustee signed by DC Funding and specifying the terms of the new series;

     o an opinion of counsel to the effect that, unless otherwise specified in the related indenture supplement, notes of the new series, other than any class required to be retained by DC Funding, will be characterized either as indebtedness or an interest in a partnership that is not taxable as a corporation under existing law for federal income tax purposes and that the issuance of the new series will not have a material adverse effect on the federal income tax characterization of any outstanding series of notes that has been the subject of a previous opinion of tax counsel or result in the issuer being taxable as an association or as a publicly traded partnership taxable as a corporation for federal or applicable state tax purposes;

     o   any applicable credit enhancement agreement;

     o written confirmation from each rating agency that the issuance of the new series will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of notes; and

     o unless the Termination Date has occurred, all of the conditions required for the certificate trust to issue a new series of certificates are satisfied, as described under "Description of the Master Pooling and Servicing Agreement--Issuing New Series" beginning on page 42 of this prospectus.

     DC Funding, the servicer, the indenture trustee and the issuer are not required to obtain, and do not intend to obtain, the consent of any noteholder to the issuance of a new series of notes. The issuance of a new series of notes could affect the timing or amount of payments on your notes.

Representations and Warranties

     FNANB has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date that:

     o each receivable was an Eligible Receivable as of the Initial Cut-Off Date, in the case of receivables in the initial Accounts, as of the related creation date, in the case of receivables in Automatic Additional Accounts included in the certificate trust prior to the Substitution Date, and as of the related Additional Cut-Off Date, in the case of receivables in Designated Additional Accounts designated prior to the Substitution Date;

     o each computer file or microfiche list of the Accounts delivered by FNANB to the certificate trustee under the master pooling and servicing agreement prior to the Substitution Date was an accurate and complete listing of the Accounts in all material respects as of the Initial Cut-Off Date, in the case of the initial Accounts, as of the related creation date, in the case of Automatic Additional Accounts designated prior to the Substitution Date, and as of the related Additional Cut-Off Date, in the case of Designated Additional Accounts designated prior to the Substitution Date; and

     o no selection procedures believed by FNANB to be adverse to the interests of the certificateholders were used in selecting the Accounts included in the trust prior to the Substitution Date.

     DC Funding represents and warrants to the certificate trustee in the master pooling and servicing agreement and, in the case of Designated Additional Accounts, will represent and warrant to the certificate trustee in a separate written assignment, in each case on behalf of the certificate trust, that:

     o each Automatic Additional Account designated on or after the Substitution Date is an Eligible Account as of the date of that designation;

     o each Designated Additional Account designated on or after the Substitution Date is an Eligible Account as of the related Additional Cut-Off Date;

     o no selection procedures believed by DC Funding to be materially adverse to the interests of the certificateholders or any credit enhancement provider were used in selecting any Automatic Additional Accounts or Designated Additional Accounts designated on or after the Substitution Date;

     o each receivable created on or after the Substitution Date is an Eligible Receivable as of the related creation date; and

     o each computer file or microfiche list of the Accounts delivered by DC Funding to the certificate trustee under the master pooling and servicing agreement on or after the Substitution Date is an accurate and complete listing of the Accounts in all material respects as of the last day of the preceding Collection Period.

     DC Funding represents and warrants to the issuer in the transfer and servicing agreement, effective on and after the Termination Date, and, in the case of Designated Additional Accounts designated on or after the Termination Date, will represent and warrant to the issuer in a separate written assignment that:

     o each Automatic Additional Account designated on or after the Termination Date is an Eligible Account as of the date of that designation;

     o each Designated Additional Account designated on or after the Termination Date is an Eligible Account as of the related Additional Cut-Off Date;

     o no selection procedures believed by DC Funding to be materially adverse to the interests of the noteholders or any credit enhancement provider were used in selecting any Automatic Additional Accounts or Designated Additional Accounts designated on or after the Termination Date;

     o each receivable created on or after the Termination Date is an Eligible Receivable as of the related creation date; and

     o each computer file or microfiche list of the Accounts delivered by DC Funding to the owner trustee on or after the Termination Date is an accurate and complete listing of the Accounts in all material respects as of the last day of the preceding Collection Period.

     If any representation and warranty of FNANB or DC Funding described above is breached and, as a result, any receivable is charged off or the Trust's rights in that receivable or its proceeds are materially impaired or the proceeds of that receivable are not available for any reason to the Trust free and clear of any lien, other than limited tax or other governmental liens permitted under the master pooling and servicing agreement and the transfer and servicing agreement, and that breach continues unremedied for 60 days, or for such longer period as may be agreed to by the Trustee not to exceed an additional 90 days, after DC Funding discovers or receives notice of that breach, then DC Funding will be obligated to accept retransfer of the principal amount of that receivable by directing the servicer to deduct the principal amount of that receivable from the aggregate amount of Principal Receivables in the Trust and to decrease the Transferor Amount by that amount; provided, however, that DC Funding will not be obligated to accept retransfer of the principal amount of a receivable as a result of a breach described above if, within the applicable grace period, the breach is remedied and the related Account is no longer charged off as a result of the breach, the Trust's rights in the receivable or its proceeds are no longer materially impaired as a result of the breach and the proceeds of the receivable are available to the Trust free and clear of all liens, other than limited tax or other governmental liens permitted under the master pooling and servicing agreement and the transfer and servicing agreement.

     If the deduction of the principal amount of any retransferred receivable from the Transferor Amount would cause the Transferor Amount to be reduced below zero, DC Funding will deposit into the Excess Funding Account on the date of the retransfer an amount equal to the amount by which the Transferor Amount would have been reduced below zero. This deposit will be treated as a repayment in full of the related receivable and will be applied as collections in accordance with the master pooling and servicing agreement, each series supplement, the transfer and servicing agreement, the indenture and each indenture supplement. DC Funding will also be obligated to accept retransfer of receivables that are subject to various types of liens immediately upon the discovery or receipt of notice of those liens. If, on any day within 60 days, or such longer period as may be agreed to by the Trustee not to exceed an additional 120 days, after the date on which a receivable is retransferred to DC Funding as described above, the applicable representations and warranties with respect to the receivable are true and correct in all material respects, the receivable is an Eligible Receivable and the Trust's rights in the receivable or its proceeds are no longer materially impaired as a result of the related breach and the proceeds of the receivable are available to the Trust free and clear of all liens that resulted in the related breach, DC Funding may direct the servicer to include the receivable in the Trust. DC Funding's obligation to accept retransfer of a receivable is the only remedy available to the securityholders with respect to any breach of a representation or warranty concerning the eligibility of that receivable.

     FNANB has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date, as of each closing date prior to the Substitution Date with respect to each series of certificates, that:

     o FNANB was duly organized, validly existing and in good standing under the laws of the United States and had the authority to execute, deliver and perform its obligations under the master pooling and servicing agreement and the related series supplement and to execute and deliver the certificates of that series;

     o the execution, delivery and performance of the master pooling and servicing agreement and the related series supplement by FNANB and the execution and delivery of the certificates of that series and the consummation by FNANB of the transactions provided for in the master pooling and servicing agreement and the related series supplement were duly authorized by FNANB by all necessary action on the part of FNANB;

     o the master pooling and servicing agreement and the related series supplement constituted legal, valid, binding and enforceable obligations of FNANB, subject to bankruptcy and equity related exceptions; and

     o the certificate trust owned or had a first priority perfected security interest in the receivables in existence as of that closing date, subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement.

     DC Funding represents and warrants to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement, as of the Substitution Date and as of each closing date on or after the Substitution Date with respect to each series of certificates issued prior to the Termination Date, that:

     o DC Funding is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to execute, deliver and perform its obligations under the master pooling and servicing agreement and the related series supplement and to execute and deliver the certificates of that series;

     o the execution, delivery and performance of the master pooling and servicing agreement and the related series supplement by DC Funding and the execution and delivery of the certificates of that series and the consummation by DC Funding of the transactions provided for in the master pooling and servicing agreement and the related series supplement have been duly authorized by DC Funding by all necessary action on the part of DC Funding;

     o the master pooling and servicing agreement and the related series supplement constitute legal, valid, binding and enforceable obligations of DC Funding, subject to bankruptcy and equity related exceptions; and

     o the certificate trust owns or has a first priority perfected security interest in the receivables subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement.

     DC Funding represents and warrants to the issuer in the transfer and servicing agreement, as of each closing date with respect to each series of notes, that:

     o DC Funding is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to execute, deliver and perform its obligations under the transfer and servicing agreement and to execute and deliver the notes of that series;

     o the execution, delivery and performance of the transfer and servicing agreement by DC Funding and the execution and delivery of the notes of that series and the consummation by DC Funding of the transactions provided for in the transfer and servicing agreement have been duly authorized by DC Funding by all necessary action on the part of DC Funding;

     o the transfer and servicing agreement constitute legal, valid, binding and enforceable obligations of DC Funding, subject to bankruptcy and equity related exceptions; and

     o the issuer owns or has a first priority perfected security interest in the collateral certificate or , if the Termination Date has occurred, the receivables, subject only to limited tax or other governmental liens permitted under the transfer and servicing agreement.

     If any representation and warranty of FNANB or DC Funding described above is breached or if a material amount of receivables are not Eligible Receivables and, in either case, that event has a material adverse effect on the securityholders then the Trustee or the holders of securities representing more than 50% of the Aggregate Invested Amount may, in a written notice, direct DC Funding to accept retransfer of all of the receivables in the trust within 60 days of that notice, or within such longer period, not to exceed an additional 90 days, as may be specified in that notice, on a Distribution Date specified by DC Funding occurring within that period by depositing into the Collection Account an amount equal to the Aggregate Invested Amount minus any amount then on deposit in the Excess Funding Account or any Principal Funding Account relating to any series plus all accrued but unpaid interest on the securities of all outstanding series; provided, however, that DC Funding will not be obligated to accept retransfer of all of the receivables in the Trust if, on the Business Day preceding that Distribution Date, the representations and warranties described above are true and correct in all material respects or there is no longer a material amount of receivables that are not Eligible Receivables, as the case may be. Any deposit made in connection with a retransfer of all of the receivables in the Trust will be treated as a prepayment in full of the receivables and will be allocated in the same manner as payments received from cardholders under the Accounts. DC Funding's obligation to accept retransfer of all of the receivables in the Trust is the only remedy available to the securityholders with respect to any breach of these representations or warranties.

     The attached prospectus supplement may specify additional representations and warranties made by DC Funding with respect to your notes. The Trustee is not required to make any initial or periodic examination of the receivables or any records relating to the receivables. The servicer, however, is required to deliver to the Trustee once each year an opinion of counsel as to the validity of the security interest of the Trust in the receivables.

Addition of Accounts

      Automatic Additional Accounts

     All Eligible Accounts will be automatically included as Accounts upon the identification of those accounts in FNANB's master computer files by one of several specified code numbers or in a computer file or microfiche list delivered to the Trustee; provided, however, that each Automatic Additional Account must be of a type previously included in the Trust or otherwise consented to in writing by each rating agency and the number of Automatic Additional Accounts that may be included during any calendar quarter or any period of twelve consecutive collection periods is limited. The receivables in the Automatic Additional Accounts will be automatically transferred to the Trust. DC Funding can discontinue the Automatic Additional Account feature at any time and for any reason. The Automatic Additional Account feature allows DC Funding to transfer additional receivables to the Trust more efficiently than through the designation of Designated Additional Accounts.

     The noteholders will not incur any costs in connection with the addition of Automatic Additional Accounts. We cannot assure you, however, that the Automatic Additional Accounts will be of the same credit quality as the initial Accounts.

      Designated Additional Accounts

     DC Funding may from time to time in its discretion designate additional Eligible Accounts to be included as Accounts. In addition, DC Funding is required to designate additional Eligible Accounts to be included as Accounts if, as of the end of any Collection Period, the Transferor Amount is less than the Minimum Transferor Amount or the aggregate amount of Principal Receivables in the Trust is less than the Minimum Aggregate Principal Receivables; provided, however, that DC Funding is not required to designate additional Eligible Accounts if the applicable deficiency has been eliminated on or before the Business Day preceding the following Distribution Date through reductions in the Invested Amount of one or more outstanding series or through increases in the amount on deposit in the Excess Funding Account.

     DC Funding will transfer the receivables in the new Accounts to the Trust upon satisfaction of various conditions, including the following:

     o DC Funding must deliver to the certificate trustee or, if the Termination Date has occurred, the owner trustee a written assignment and a computer file or microfiche list containing a true and complete list of the new Accounts;

     o DC Funding must represent and warrant that each new Account was an Eligible Account as of the related Additional Cut-Off Date, that no selection procedures believed by DC Funding to be materially adverse to the interests of the securityholders or any credit enhancement provider were used in selecting the new Accounts and that DC Funding was not insolvent as of the related Additional Cut-Off Date and will not be rendered insolvent by the transfer of the receivables in the new Accounts;

     o DC Funding must represent and warrant that the Trust will own or have a first priority perfected security interest in the receivables then existing and thereafter created in each new Account subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement or, if the Termination Date has occurred, the transfer and servicing agreement;

     o DC Funding must deliver to the trustee and each rating agency an opinion of counsel with respect to the authorization, execution, delivery and enforceability of the written assignment and with respect to various security interest matters, in each case as specified in the master pooling and servicing agreement or, if the Termination Date has occurred, the transfer and servicing agreement;

     o DC Funding must record and file financing statements to the extent necessary to perfect the transfer of the receivables in the new Accounts to the Trust; and

     o DC Funding must deliver prior written notice of the designation of the new Accounts to each rating agency, the Trustee and the servicer and, unless DC Funding is required to designate the new Accounts, must receive written confirmation from each rating agency that the designation of the new Accounts will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

     The Designated Additional Account feature requires DC Funding to transfer additional receivables to the Trust if there would otherwise be insufficient receivables to support all outstanding series of securities. If DC Funding fails to designate new Eligible Accounts within the period required by any indenture supplement, an Early Amortization Event will occur with respect to the related series of notes.

     The noteholders will not incur any costs in connection with the addition of Designated Additional Accounts. We cannot assure you, however, that the Designated Additional Accounts will be of the same credit quality as the initial Accounts.

Removal of Accounts

     DC Funding has the right to designate, from time to time, Accounts the receivables in which will be removed from the Trust. The Trust will retransfer the receivables in Removed Accounts to DC Funding upon satisfaction of various conditions, including the following:

     o DC Funding must deliver to the Trustee a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of the Removed Accounts;

     o DC Funding must represent and warrant that no selection procedures believed by DC Funding to be materially adverse to the interests of the securityholders or any credit enhancement provider were used in selecting the Removed Accounts;

     o the retransfer of the receivables in the Removed Accounts must not, in the reasonable belief of DC Funding, cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur, cause the Transferor Interest Percentage to be less than the Minimum Transferor Interest Percentage, cause the aggregate amount of Principal Receivables in the Trust to be less than the Minimum Aggregate Principal Receivables or result in the failure to make any required payments specified in any series supplement or indenture supplement, as applicable; and

     o DC Funding must deliver prior written notice of the designation of the Removed Accounts to each rating agency and must receive written confirmation from each rating agency that the retransfer of the receivables in the Removed Accounts will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities;

provided, however, that, if DC Funding has designated for removal Accounts with a receivables balance of zero or Accounts the receivables in which have been charged off as uncollectible, the Trust will retransfer the receivables in the Removed Accounts to DC Funding upon delivery by DC Funding to the Trustee of a computer file or microfiche list containing a true and complete list of the Removed Accounts and:

     o in the case of Accounts with a receivables balance of zero, upon delivery by DC Funding to the Trustee and each rating agency of an officer's certificate stating that the retransfer of the receivables will not, in the reasonable belief of DC Funding, cause an Early Amortization Event to occur; and

     o in the case of Accounts the receivables in which have been charged off as uncollectible, unless the Removed Accounts have been designated in accordance with a procedure approved by the rating agencies, upon receipt by DC Funding of written confirmation from each rating agency that the rating agency approves of the retransfer of the receivables in the Removed Accounts.

Discount Option

     DC Funding has exercised its option to cause a specified percentage, which is referred to in this prospectus and the attached prospectus supplement as the Discount Percentage, of receivables in the Trust that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables. The Discount Percentage is currently 2.0%. DC Funding may only increase, reduce or eliminate the Discount Percentage upon satisfaction of various conditions, including delivery to the Trustee of an officer's certificate to the effect that DC Funding reasonably believes that the increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur with respect to any series of securities. In addition:

     o DC Funding may not change any existing receivables treated as Finance Charge Receivables as a result of the Discount Option into Principal Receivables;

     o DC Funding may not increase the Discount Percentage during an Early Amortization Period or if such increase would cause the aggregate amount of Principal Receivables in the Trust to be less than the Minimum Aggregate Principal Receivables; and

     o DC Funding may not cause the Discount Percentage to be less than 1.0% or more than 3.0% unless it has received written confirmation from each rating agency that the proposed action will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

     DC Funding may use the Discount Option to reduce the likelihood that an Early Amortization Event would occur as a result of a decrease in the yield on the receivables. The use of the Discount Option will increase the likelihood that DC Funding will be required to add Principal Receivables to the Trust.

The Collection Account

     The Trustee has established and will maintain with an Eligible Institution, for the benefit of the securityholders, a segregated trust account designated as the Collection Account. Funds on deposit in the Collection Account will be invested in Eligible Investments selected by the servicer or DC Funding. On each Distribution Date, all net investment earnings on funds on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the holder of the Exchangeable Transferor Certificate. The servicer has the revocable power to make withdrawals and payments from the

Collection Account, in each case in accordance with the master pooling and servicing agreement and any series supplement or the indenture and any indenture supplement, as applicable.

     The servicer will deposit all amounts collected on the receivables that are allocated to a series of notes into the Collection Account no later than the second Business Day following the date those collections are processed; provided, however, that, unless otherwise specified in the indenture supplement for a series of notes, the servicer will not be required to deposit collections into the Collection Account until the Business Day before each Distribution Date if FNANB or an affiliate of FNANB is the servicer and:

     o the servicer maintains certain short-term debt ratings required by the rating agencies;

     o the servicer obtains and maintains in force a letter of credit or other surety covering collection risk of the servicer, which letter of credit or other surety is approved in writing by the rating agencies and the holders of 66-2/3% of the Invested Amount of each class of securityholders of any then outstanding series which is not assigned a rating by any rating agency; or

     o the servicer obtains the consent of the holders of 66-2/3% of the Invested Amount of each class of securityholders of any then outstanding series which is not assigned a rating by any rating agency and written confirmation from each rating agency that the monthly deposit of collections will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

     If amounts collected on the receivables are deposited into the Collection Account on a monthly basis, the servicer may use those collections for its own purposes until the deposit date, the servicer need not segregate those collections from its other assets until the deposit date and the servicer may invest those collections in investments that mature on or before the deposit date and may retain for its own account any net investment earnings on those collections. We cannot assure you that collections held by the servicer will be available to the noteholders if the servicer becomes insolvent or a receiver or conservator is appointed for the servicer.

     Unless otherwise specified in the indenture supplement for a series, if the servicer is required to make daily deposits of collections, the servicer may, prior to the occurrence of an Early Amortization Event, cease depositing collections of Finance Charge Receivables received during any Collection Period and allocated to that series once the amount of collections of Finance Charge Receivables on deposit in the Collection Account and allocable to that series at least equals the sum of:

     o the amount of interest scheduled to be paid on the following Distribution Date with respect to that series; plus

     o if FNANB is no longer the servicer, the monthly servicing fee to be paid on the following Distribution Date with respect to that series; plus

     o the average of the Default Amounts allocated to that series for the three prior Collection Periods.

     The servicer will remit amounts collected on the receivables that are allocated to the Transferor Interest to the holder of the Exchangeable Transferor Certificate on each Business Day. If FNANB or an affiliate of FNANB is the servicer and no Servicer Default has occurred and is continuing, the servicer may make deposits into the Collection Account on any date net of amounts payable to DC Funding or the servicer on that date and may make deposits into the Collection Account on the Business Day before each Distribution Date net of amounts payable to DC Funding or the servicer on that Distribution Date.

Funding Period

     The indenture supplement for a series may provide for a Funding Period during which the aggregate amount of Principal Receivables in the Trust that are allocated to that series may be less than the aggregate principal amount of the notes of that series. If a series includes a Funding Period, the amount of that deficiency will be deposited into a Pre-Funding Account pending the transfer of additional receivables to the Trust or the reduction of the Invested Amounts of one or more other series. During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to DC Funding to the extent of any increase in the aggregate amount of Principal Receivables in the Trust. On each Distribution Date during the Funding Period, all net investment earnings on funds on deposit in the Pre-Funding

Account will be withdrawn from the Pre-Funding Account and deposited into the Collection Account and will be used to pay interest on the notes of the related series in the manner specified in the related indenture supplement.

     The indenture supplement for a series that includes a Funding Period will specify the initial Invested Amount of that series, the initial aggregate principal amount of the notes of that series, the date by which the Invested Amount of that series is expected to equal the initial aggregate principal amount of the notes of that series and the date on which that Funding Period will end. If the Funding Period for a series does not end by the date specified in the related indenture supplement, any amount remaining in the Pre-Funding Account on that date and any other amounts specified in the related indenture supplement will be paid to the related noteholders.

Allocation of Collections

     On each Determination Date, the servicer will allocate all amounts collected on the receivables during the preceding Collection Period among each outstanding series of securities, the Transferor Interest and, to the extent provided in the series supplement or indenture supplement, as applicable, for any outstanding series, any provider of credit enhancement for that series. The servicer will allocate these amounts based on the applicable Invested Percentage of each series or the Transferor Percentage. The indenture supplement for each series of notes will specify how the Invested Percentages are calculated for that series. Prior to the Termination Date, the servicer will allocate amounts collected on the receivables to the collateral certificate based on the applicable Invested Percentages for each series of notes and these amounts will be further deposited or applied for the benefit of each series of notes based on those Invested Percentages. No separate allocation of collections will be made to the outstanding series of notes prior to the Termination Date, and each series of notes will only be entitled to receive its applicable Invested Percentage of amounts allocated to the collateral certificate under the master pooling and servicing agreement and the collateral series supplement.

     The Invested Percentage for a series of notes may be based on an amount other than the Invested Amount of that series. The servicer will allocate collections processed with respect to any Account first to Finance Charge Receivables, to the extent of the Finance Charge Receivables then outstanding with respect to that Account, and then to Principal Receivables.

Application of Collections

     On each Distribution Date, the servicer will apply or cause the indenture trustee to apply all amounts collected on the receivables during the preceding Collection Period and allocated to a series of notes as follows:

     o Finance Charge Receivables During All Periods. All collections of Finance Charge Receivables allocated to a series of notes will be applied as specified in the related indenture supplement;

     o Principal Receivables During the Revolving Period. All collections of Principal Receivables allocated to a series of notes will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement;

     o Principal Receivables During the Controlled Accumulation Period. All collections of Principal Receivables allocated to a series of notes, up to a specified amount, will be deposited into the Principal Funding Account for that series as specified in the related indenture supplement; provided, however, that, if the available amount exceeds the amount to be deposited into the Principal Funding Account, that excess will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement;

     o Principal Receivables During the Rapid Accumulation Period. All collections of Principal Receivables allocated to a series of notes will be deposited into the Principal Funding Account for that series as specified in the related indenture supplement; provided, however, that, if the available amount exceeds the amount remaining to be accumulated with respect to that series, that excess will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement;

     o Principal Receivables During the Controlled Amortization Period. All collections of Principal Receivables allocated to a series of notes, up to a specified amount, will be paid to the noteholders of that series as specified in the related indenture supplement; provided, however, that, if the available amount exceeds the amount to be paid to noteholders, that excess will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement; and

     o Principal Receivables During the Principal Amortization Period or the Early Amortization Period. All collections of Principal Receivables allocated to a series of notes will be paid to the noteholders of that series as specified in the related indenture supplement; provided, however, that, if the available amount exceeds the amount remaining to be paid with respect to that series, that excess will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement.

     If a series of notes includes more than one class, the amounts collected on the receivables and allocated to that series will be applied to each class in the manner and order of priority specified in the related indenture supplement.

Shared Excess Finance Charge Collections

     If a series of notes is included in a group, collections of Finance Charge Receivables allocated to that series in excess of the amount needed to make all required deposits or payments with respect to that series may be shared with other series of securities in that group. If only one series of securities in a group requires additional collections of Finance Charge Receivables, that series will have access to all of the excess collections available to the series in that group. If two or more series of securities in a group require additional collections of Finance Charge Receivables, the excess collections available to the series in that group will be allocated among those series pro rata based on the amount required by each series. In all cases, any excess collections of Finance Charge Receivables remaining after covering amounts required by other series in a group will be paid to the holder of the Exchangeable Transferor Certificate.

     The sharing of excess collections of Finance Charge Receivables may prevent the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in collections of Finance Charge Receivables allocated to one or more series. We cannot assure you, however, that excess collections will exist or be allocated to any particular series on any Distribution Date.

Shared Principal Collections

     If a series of notes is included in a group, collections of Principal Receivables allocated to that series in excess of the amount needed to make all required deposits or payments with respect to that series may be shared with other series of securities in that group. If only one series of securities in a group requires additional collections of Principal Receivables, that series will have access to all of the excess collections available to the series in that group. If two or more series of securities in a group require additional collections of Principal Receivables, the excess collections available to the series of notes in that group will be allocated among those series pro rata based on the amount required by each series. In all cases, any excess collections of Principal Receivables remaining after covering amounts required by other series of securities in a group will be deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as provided in the related series supplement or indenture supplement, as applicable.

     The sharing of excess collections of Principal Receivables may prevent the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in collections of Principal Receivables allocated to one or more series. We cannot assure you, however, that excess collections will exist or be allocated to any particular series on any Distribution Date.

The Excess Funding Account

     The Trustee has established and will maintain with an Eligible Institution, for the benefit of the securityholders, a segregated trust account designated as the Excess Funding Account. Funds on deposit in the Excess Funding Account will be invested in Eligible Investments selected by the servicer. On each Distribution Date, all net investment earnings on funds on deposit in the Excess Funding Account will be withdrawn from the Excess Funding Account, deposited into the Collection Account and applied as collections of Finance Charge Receivables.

     If the Transferor Amount is less than the Minimum Transferor Amount on any Business Day, the servicer will deposit into the Excess Funding Account from any collections of Principal Receivables that would otherwise be distributed to the holder of the Exchangeable Transferor Certificate on that Business Day an amount equal to that deficiency or, if less, the amount of those collections. If the Transferor Amount exceeds the Minimum Transferor Amount on any Business Day, the servicer will instruct the Trustee to withdraw from the Excess Funding Account and pay to the holder of the Exchangeable Transferor Certificate on that Business Day an amount equal to that excess or, if less, the amount then on deposit in the Excess Funding Account.

     If the Accumulation Period or the Amortization Period has commenced for a series of notes included in a group, all or a portion of the amount on deposit in the Excess Funding Account may be shared with other series of securities to the extent specified in the related series supplement or indenture supplement, as applicable.

Companion Series

     The indenture supplement for a series of notes may provide for that series to be paired with one or more Companion Series. A Companion Series may be used to finance the increase in the Transferor Amount that would otherwise occur as principal is deposited into a Principal Funding Account for another series of notes or paid to the noteholders of another series. As principal is allocated to the series with which the Companion Series is paired, the Invested Amount of the Companion Series will increase and either:

     o an equal amount of funds on deposit in a Pre-Funding Account for the Companion Series will be released to DC Funding; or

     o an interest in a variable funding series that is equal to the principal allocated to the series with which the Companion Series is paired will be sold and the proceeds will be distributed to DC Funding.

     If a Companion Series includes a Pre-Funding Account, that account will be funded on the related closing date with the proceeds from the sale of the Companion Series. Any Pre-Funding Account will be held for the benefit of the Companion Series and not for the benefit of any other series of notes.

     We cannot assure you that the terms of a Companion Series will not have an adverse impact on the timing or amount of payments allocated to the series of notes with which the Companion Series is paired. If an Early Amortization Event occurs with respect to a Companion Series while the series with which it is paired is outstanding, the percentage of receivables allocated to the series with which the Companion Series is paired may be reduced if the indenture supplement relating to the Companion Series requires that the Companion Series also receive its share of collections of Principal Receivables. In addition, if an Early Amortization Event occurs with respect to the series of notes with which a Companion Series is paired, the percentage of receivables allocated to the Companion Series may be reduced until the series with which the Companion Series is paired is paid in full.

     A Companion Series may be issued privately or sold publicly. A Companion Series sold publicly will be registered under the registration statement we have filed with the SEC relating to the notes. The indenture supplement for a Companion Series and the indenture supplement for each series with which a Companion Series is paired will specify the relationship between those series.

Allocation of Default Amount

     On each Determination Date, the servicer will calculate the Default Amount for the preceding Collection Period. The Default Amount for any Collection Period represents, in general, the aggregate amount of Principal Receivables charged-off as uncollectible during that Collection Period minus the aggregate amount of recoveries received by the servicer during that Collection Period with respect to charged-off receivables. A receivable will be charged off on the earliest of the date on which the related Account is charged off under the customary and usual servicing procedures of the servicer, the last day of the month in which the related Account becomes 180 days delinquent on a contractual basis and 30 days after receipt of notice by the servicer that the related obligor has died or declared bankruptcy.

     On each Determination Date, the servicer will allocate the Default Amount for the preceding Collection Period among each outstanding series of securities, the Transferor Interest and, to the extent provided in the series supplement or indenture supplement, as applicable, for any outstanding series, any provider of credit enhancement for that series. The servicer will allocate the Default Amount based on the applicable Invested Percentage of each series and the Transferor Percentage. Prior to the Termination Date, the servicer will allocate the Default Amount to the collateral certificate based on the applicable Invested Percentages for each series of notes and these amounts will be further allocated to the applicable series of notes based on those Invested Percentages. No separate allocation of the Default Amount will be made to the outstanding series of notes prior to the Termination Date, and each series of notes will only be allocated its applicable Invested Percentage of the Default Amount allocated to the collateral certificate under the master pooling and servicing agreement and the collateral series supplement.

Allocation of Adjustment Amount

     On each Determination Date, the servicer will calculate the Adjustment Amount for the preceding Collection Period. The Adjustment Amount for any Collection Period represents, in general, the amount of any deficiency in the assets of the Trust as of the last day of that Collection Period attributable to downward adjustments in the amount of Principal Receivables in the Trust made by the servicer for non-credit reasons. The servicer may adjust downward the amount of a Principal Receivable because of a rebate, refund or billing error or because goods or services were refused, returned or not received by a cardholder. In addition, the servicer will adjust downward the amount of any Principal Receivable which was created through a fraudulent or counterfeit charge or which becomes subject to certain liens arising through or under DC Funding. If the servicer adjusts downward the amount of a Principal Receivable for any of these reasons, or if the servicer makes any other downward adjustment in the amount of a Principal Receivable without collecting the amount of that adjustment or charging off that amount as uncollectible, the aggregate amount of Principal Receivables in the Trust will be reduced by the amount of the adjustment as of the last day of the Collection Period in which the adjustment occurs. If that reduction would cause the Transferor Amount as of that last day to be less than the Minimum Transferor Amount, DC Funding is obligated to pay to the servicer within two Business Days after the adjustment, for deposit into the Excess Funding Account, the amount of that deficiency. If DC Funding fails to make that payment and, as a result of that failure, the Transferor Amount as of the last day of any Collection Period is less than zero, the Adjustment Amount for that Collection Period will equal the amount of that deficiency and any collections of Principal Receivables processed after that date that would otherwise be distributed to DC Funding will, to the extent of any remaining Adjustment Amount, be deposited into the Excess Funding Account.

     On each Determination Date, the servicer will allocate the Adjustment Amount for the preceding Collection Period, to the extent that adjustment amount is not otherwise reduced, among each outstanding series of securities and, to the extent provided in the series supplement or indenture supplement, as applicable, for any outstanding series, any provider of credit enhancement for that series. The Adjustment Amount for any Collection Period may be reduced through deposits to the Excess Funding Account, an increase in the aggregate amount of Principal Receivables in the Trust or a reduction, other than as a result of the allocation of an Adjustment Amount, in the Invested Amount of one or more outstanding series. The servicer will allocate the Adjustment Amount based on the applicable Invested Percentage of each series. Prior to the Termination Date, the servicer will allocate the Adjustment Amount to the collateral certificate based on the applicable Invested Percentages for each series of notes and these amounts will be further allocated to the applicable series of notes based on those Invested Percentages. No separate allocation of the Adjustment Amount will be made to the outstanding series of notes prior to the Termination Date, and each series of notes will only be allocated its applicable Invested Percentage of the Adjustment Amount allocated to the collateral certificate under the master pooling and servicing agreement and the collateral series supplement.

Investor Charge-Offs

     On each Distribution Date, the servicer will apply all collections of Finance Charge Receivables allocated to each series of notes and any other amounts specified in the related indenture supplement to pay or cover various amounts, including, to the extent specified in that indenture supplement:


     o    the interest payable on that series on that Distribution Date;

     o the servicing fee payable to a successor servicer with respect to that series;

     o the Default Amount allocated to that series for the preceding Collection Period;

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
     o the Adjustment Amount allocated to that series for the preceding Collection Period; and

     o    any other required amounts.

     If the available funds for any series of notes are insufficient to pay or cover the required amounts for that series, the Invested Amount of that series will be reduced in the manner and to the extent specified in the related indenture supplement. The amount of this reduction on any Distribution Date will be limited to the Default Amount allocated to that series for the preceding Collection Period plus the Adjustment Amount allocated to that series for the preceding Collection Period. The Invested Amount of a series of notes may be increased through reimbursement of Investor Charge-Offs and reductions in Adjustment Amounts, in each case as specified in the related indenture supplement.

     If a series of notes includes one or more classes of subordinated notes, the related indenture supplement may provide that all or a portion of any collections otherwise allocable to the subordinated notes are to be allocated to the senior notes to cover any Investor Charge-Offs that would otherwise be applied to the senior notes.

Defeasance

     The issuer may terminate its obligations with respect to a series of notes by depositing with the indenture trustee funds adequate to make all remaining scheduled interest and principal payments on that series. The issuer may defease an outstanding series of notes upon satisfaction of various conditions, including the following:

     o the issuer must deliver to the indenture trustee an opinion of counsel that the defeasance will not have a material adverse impact on the federal income tax characterization of any outstanding series of notes that has been the subject of a previous opinion of tax counsel or result in the issuer being taxable as an association for federal or applicable state tax purposes;

     o the issuer must deliver to the indenture trustee an opinion of counsel that the defeasance will not require the issuer to register as an investment company under the Investment Company Act of 1940, as amended;

     o the issuer must deliver to the indenture trustee an officer's certificate confirming that, in the reasonable opinion of the issuer, the defeasance will not cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur with respect to any outstanding series of notes; and

     o the issuer must receive written confirmation from each rating agency that the defeasance will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of notes.

     If the issuer terminates its obligations with respect to a defeased series of notes, the noteholders may lose the benefit of any credit enhancement for that series.

Optional Redemption

     If specified in the related indenture supplement, the issuer may redeem the notes of any series on any Distribution Date after the Invested Amount of that series is reduced to an amount equal to or less than an amount specified in that indenture supplement. The redemption price for any series of notes will equal the Invested Amount of that series plus all accrued but unpaid interest on the notes of that series plus such other amounts as may be specified in the related indenture supplement or such other redemption price as may be specified in the related indenture supplement.


Series Termination

     The notes of each series will be retired on the earliest of the date on which the Invested Amount of that series is reduced to zero, the Stated Series Termination Date for that series and the date on which the issuer terminates.

Early Amortization Events

     An Early Amortization Event will occur with respect to all series of notes if:

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

     o certain events of insolvency or receivership occur with respect to FNANB or FNANB becomes unable for any reason to sell receivables to DC Funding in accordance with the receivables purchase agreement;

     o certain events of bankruptcy, insolvency or receivership occur with respect to DC Funding or DC Funding becomes unable for any reason to transfer receivables to the Trust in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable; or

     o the certificate trust or the issuer becomes an investment company within the meaning of the Investment Company Act.

     Each series of notes may have additional Early Amortization Events applicable only to that series as specified in the related indenture supplement. If an Early Amortization Event occurs with respect to a series of notes, the Early Amortization Period will begin on the date specified in the related indenture supplement and the noteholders of that series may receive principal payments earlier than expected.

     If an insolvency or receivership event occurs with respect to FNANB, FNANB will immediately stop selling receivables to DC Funding under the receivables purchase agreement and DC Funding will be unable to continue to transfer receivables to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable. If a bankruptcy, insolvency or receivership event occurs with respect to DC Funding, DC Funding will immediately stop transferring receivables to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable. In either case, DC Funding is required promptly to notify the Trustee of the occurrence of that event.

     The certificate trustee will publish a notice of any bankruptcy, insolvency or receivership event that occurs with respect to FNANB or DC Funding prior to the Termination Date within 15 days of its receipt of the notice of that event stating that the certificate trustee intends to liquidate the receivables in the trust in a commercially reasonable manner. The certificate trustee will liquidate the receivables unless instructed to do otherwise by the holders of interests aggregating more than 50% of each class of each outstanding series of securities, each holder of an interest in the Transferor Interest other than DC Funding and any other person specified in any series supplement. The proceeds from a liquidation of the receivables will be treated as collections allocable to the applicable securityholders or other holders of interests in the Trust and will be distributed with respect to each series in the manner specified in the related series supplement. If the proceeds from a liquidation of the receivables distributed with respect to a series of securities are insufficient to pay the Invested Amount of that series in full, the related securityholders will suffer a loss.

     If a bankruptcy trustee, receiver or conservator is appointed for FNANB or DC Funding, the bankruptcy trustee, receiver or conservator may have the power to delay or prevent an early liquidation of the receivables.

Additional Defaults and Remedies

     The indenture supplement for a series of notes may provide that additional defaults and remedies apply to one or more classes included in that series. The additional defaults applicable to a class may include the failure to pay interest owed to the holders of that class on one or more Distribution Dates, the failure to reimburse Investor Charge-Offs applicable to that class for one or more Distribution Dates or such other defaults as may be specified in the related indenture supplement. The additional remedies applicable to a class may include the right, following the payment in full of all senior notes, to cause the indenture trustee to liquidate an amount of receivables not to exceed a specified percentage of the Invested Amount of that class or such other remedies as may be specified in the related indenture supplement. The attached prospectus supplement describes any additional defaults or remedies applicable to your class of notes.


Indemnification

     The servicer will indemnify the certificate trust, for the benefit of the certificateholders, the certificate trustee, the issuer, the indenture trustee and the owner trustee for any losses arising out of or relating to the acceptance by the certificate trustee of the certificate trust, any acts or omissions of the servicer with respect to the issuer or the administration by the owner trustee of the issuer; provided, however, that the servicer will not indemnify the certificate trust, the certificate trustee, the issuer, the owner trustee or the indenture trustee for any losses relating to:

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

     o the willful misfeasance, bad faith or negligence of the certificate trustee, the owner trustee or the indenture trustee in the performance of its duties under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

     o any action taken by the certificate trustee, the owner trustee or the indenture trustee at the request of the securityholders;

     o any taxes required to be paid by the certificate trust, the issuer, the certificate trustee, the indenture trustee or the securityholders; or

     o the performance of the receivables, market fluctuations, a shortfall in credit enhancement or other similar market or investment risks.

     The servicer will not be liable to the certificate trust, DC Funding, the certificate trustee, issuer, the owner trustee, the indenture trustee, the securityholders, any credit enhancement provider or any other person for any action taken or for refraining from the taking of any action under the master pooling and servicing agreement or the transfer and servicing agreement except as described above and except for any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the master pooling and servicing agreement or the transfer and servicing agreement or by reason of its reckless disregard of its obligations or duties under the master pooling and servicing agreement or the transfer and servicing agreement.

     DC Funding will be liable under the master pooling and servicing agreement and the transfer and servicing agreement only to the extent of the obligations specifically undertaken by DC Funding under the master pooling and servicing agreement and the transfer and servicing agreement. DC Funding will not be liable to the certificate trust, the servicer, the certificate trustee, the owner trustee, the indenture trustee, the securityholders, any credit enhancement provider or any other person for any action taken or for refraining from the taking of any action under the master pooling and servicing agreement or the transfer and servicing agreement except as described in the preceding sentence and except for any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the master pooling and servicing agreement or the transfer and servicing agreement or by reason of its reckless disregard of its obligations or duties under the master pooling and servicing agreement or the transfer and servicing agreement. Amounts payable by DC Funding under the indemnification provisions will not be paid from the assets of the certificate trust or the issuer and will be paid only to the extent that DC Funding has funds available for that purpose. If DC Funding does not have funds available to make an indemnification payment, no person will be entitled to assert a claim against DC Funding for the unpaid amount.

The Servicer

     The servicer will be responsible for servicing and administering the receivables and for collecting payments due under the receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the receivables. The servicer may modify its servicing procedures from time to time. The servicer is required to maintain fidelity bond coverage against losses incurred through wrongdoing of its servicing officers in amounts that the servicer believes to be reasonable from time to time.

     The servicer may not resign from its obligations and duties under the master pooling and servicing agreement and the transfer and servicing agreement unless it determines that the performance of those obligations and duties is impermissible under applicable law. Any resignation of the servicer will be effective only when the Trustee or a successor servicer assumes the servicer's obligations and duties under the master pooling and servicing agreement and the transfer and servicing agreement. The servicer may delegate some of its servicing duties to a person who agrees to perform those duties in accordance with the usual and customary servicing policies and procedures of the servicer, but the servicer will remain liable for the performance of those duties.

Servicer Covenants

     The servicer makes various covenants to the securityholders, including that:

     o the servicer will fulfill in all material respects its obligations with respect to each receivable and the related Account;

     o the servicer will maintain in effect all material qualifications required to service properly each receivable and the related Account;

     o the servicer will comply in all material respects with all laws relating to the servicing of each receivable and the related Account the failure to comply with which would have a material adverse effect on the securityholders;

     o the servicer will not permit any rescission or cancellation of a receivable, except pursuant to a court order or in the ordinary course of business and in accordance with its written servicing policies and procedures;

     o the servicer will do nothing to impair the rights of the securityholders or any credit enhancement provider in a receivable;

     o except in connection with the enforcement or collection of an Account, the servicer will not take any action that causes a receivable to be evidenced by an instrument or chattel paper under the UCC; and

     o the servicer will not reschedule, revise, waive or defer payments due on a receivable except in accordance with its written servicing policies and procedures.

     If the servicer breaches any of these covenants and that breach:

     o has a material adverse effect on the interests of the securityholders in a receivable; and

     o continues unremedied for 60 days, or for such longer period as may be agreed to by the certificate trustee or the indenture trustee, as applicable, not to exceed an additional 120 days, after the servicer discovers or receives notice of that breach;

then the servicer will be obligated to accept transfer of that receivable by depositing the amount of that receivable into the Collection Account. The servicer will make this deposit prior to the Distribution Date following the Collection Period during which the obligation to make the deposit arises. This deposit will be treated as a repayment in full of the related receivable and will be allocated in the same manner as payments received from cardholders under the Accounts. The servicer's obligation to accept transfer of a receivable is the only remedy available to the securityholders with respect to any breach of the covenants of the servicer.

Servicing Compensation

     The servicer receives a monthly fee for its servicing activities under the master pooling and servicing agreement and the transfer and servicing agreement and as reimbursement for various expenses incurred in servicing the receivables. The servicing fee is allocated among each outstanding series of certificates, other than the collateral certificate, each outstanding series of notes and the Transferor Interest and accrues for each outstanding series of notes in the manner specified in the related indenture supplement. The servicing fee allocable to each series of notes is payable from collections of Finance Charge Receivables allocated to that series. If a series includes multiple classes of notes, each class will be responsible for a portion of the servicing fee allocated to that series. Neither the issuer nor the noteholders are responsible for any servicing fee allocable to the Transferor Interest. The share of the monthly servicing fee to be paid by DC Funding will be paid only to the extent that DC Funding has funds available for that purpose. If DC Funding does not have funds available to pay the monthly servicing fee, the servicer will not be entitled to assert a claim against DC Funding for the unpaid amount.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables and the Accounts, including expenses related to enforcement of the receivables, payment of fees and disbursements of the certificate trustee, the indenture trustee, the owner trustee and independent accountants and all other fees and expenses which are not expressly stated in the master pooling and servicing agreement or the transfer and servicing agreement to be payable by the certificate trust or the certificateholders or the issuer or the noteholders, as applicable, other than income or franchise taxes, if any, of the certificate trust or the certificateholders or the issuer or the noteholders, as applicable.

Servicer Defaults

     A Servicer Default will occur with respect to all series of securities if any of the following events occurs:

     o the servicer fails to make, or to instruct the Trustee to make, any payment, transfer or deposit under the master pooling and servicing agreement or any series supplement or, if the Termination Date has occurred, under the transfer and servicing agreement, the indenture or any indenture supplement or fails to give the Trustee notice of any required drawing or payment under any credit enhancement, in each case when required or within a five Business Day grace period;

     o the servicer fails to observe or perform any of its other covenants or agreements under the master pooling and servicing agreement or any series supplement or, if the Termination Date has occurred, under the transfer and servicing agreement, that failure has a material adverse effect on the securityholders of any outstanding series and continues unremedied for 60 days after written notice of that failure, requiring that it be remedied, is given to the servicer by the Trustee or DC Funding, or to the servicer, DC Funding and the Trustee by the holders of more than 50% of the outstanding principal amount of any series of securities adversely affected by that failure, and that failure continues to materially adversely affect the rights of the securityholders of any outstanding series; provided, however, that any such failure that relates to any particular receivable or group of receivables will not constitute a Servicer Default if the servicer has made a deposit into the Collection Account with respect to such failure in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

     o the servicer delegates its duties, except as specifically permitted under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

     o any representation, warranty or certification made by the servicer in the master pooling and servicing agreement or any series supplement or, if the Termination Date has occurred, in the transfer and servicing agreement or in any certificate delivered under those agreements proves to have been incorrect when made, that incorrectness has a material adverse effect on the rights of the securityholders of any outstanding series and that representation or warranty continues to be incorrect in any material respect and to affect materially and adversely the rights of the securityholders of any outstanding series for 60 days after written notice of that incorrectness, requiring that it be remedied, is given to the servicer by the Trustee or DC Funding, or to the servicer, DC Funding and the Trustee by the holders of more than 50% of the outstanding principal amount of any series adversely affected by that incorrectness; or

     o certain events of bankruptcy, insolvency or receivership occur with respect to the servicer;

provided, however, that a Servicer Default will not result from:

     o a failure to make, or to instruct the trustee to make, any payment, transfer or deposit or to give the Trustee notice of any required drawing or payment under any credit enhancement which continues for a period of 10 Business Days after the applicable grace period; or

     o a failure to observe or perform any other covenant or agreement or a breach of a representation or warranty which, in each case, continues for a period of 60 Business Days after the applicable grace period;

if the failure could not have been prevented by the exercise of reasonable diligence by the servicer and the failure was caused by an act of God or the public enemy, an act of declared or undeclared war, a natural disaster or other similar event. The servicer must still use its best efforts to perform its obligations in a timely manner under the master pooling and servicing agreement or any series supplement or, if the Termination Date has occurred, under the transfer and servicing agreement. The servicer will give prompt notice to the Trustee, DC Funding, the securityholders and any providers of credit enhancement of any failure caused by an act of God or the public enemy, an act of declared or undeclared war, a natural disaster or other similar event and will include with that notice a description of its efforts to remedy that failure.

     The servicer will immediately notify the Trustee in writing of any Servicer Default. The holders of notes representing more than 66-2/3% of the Invested Amount of any outstanding series of notes affected by a Servicer

Default may, on behalf of all noteholders of that series, waive that default and its consequences, except a default resulting from a failure to make any required deposit or any required interest or principal payment. If a Servicer Default is waived, that default will be deemed to have been remedied for all purposes of the master pooling and servicing agreement and the transfer and servicing agreement.

     If a Servicer Default occurs and is not remedied, the Trustee, DC Funding, or the holders of securities representing more than 50% of the Aggregate Invested Amount may remove the existing servicer. After termination of the servicer, the Trustee will as promptly as possible appoint a successor servicer. DC Funding will have the right to nominate to the Trustee the name of a potential successor servicer, which nomination must be accepted by the Trustee as successor servicer. If a new servicer has not been appointed or has not accepted its appointment by the time the outgoing servicer ceases to act as servicer, the Trustee will become the servicer. If the Trustee is legally unable to act as servicer, the Trustee will petition a court of competent jurisdiction to appoint an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of charge card or revolving credit card receivables as the successor servicer.

     If the Trustee is unable to obtain a new servicer and the outgoing servicer certifies that it cannot in good faith cure the related Servicer Default, the Trustee may offer each credit enhancement provider the opportunity to bid on and purchase the receivables. DC Funding will have a right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event for an amount less than:

     o    the Aggregate Invested Amount; minus

     o the aggregate principal amount on deposit in the Excess Funding Account and any Principal Funding Account for any series; plus

     o all accrued but unpaid interest on the securities of all outstanding series; plus

     o any other amounts required to be paid under any series supplement or indenture supplement, as applicable.

     If a bankruptcy trustee, receiver or conservator is appointed for the servicer, the bankruptcy trustee, receiver or conservator may have the power to prevent the appointment of a successor servicer.

Reports to Noteholders

     On each Determination Date, the servicer will deliver to the Trustee a statement setting forth various information about the Trust and the securities of each series. This information will include:

     o the aggregate amount of collections, the aggregate amount of collections of Finance Charge Receivables and the aggregate amount of collections of Principal Receivables processed during the immediately preceding Collection Period;

     o the Invested Percentages for each series of securities for that Collection Period;

     o    the receivables in the Trust broken out by delinquency status;

     o the portion of the Default Amount allocated to each series of securities for that Distribution Date;

     o the amount of any Investor Charge-Offs and any reimbursements of Investor Charge-Offs for that Distribution Date;

     o the amount of the servicing fee allocable to each series of securities for that Distribution Date;

     o the aggregate amount of receivables in the Trust at the close of business on the last day of the immediately preceding Collection Period;

     o the Invested Amount of each series of securities as of the close of business on the last day of the immediately preceding Collection Period;

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     o    whether an Early Amortization Event has occurred; and

     o information relating to floating interest rates, if applicable, for the immediately preceding Collection Period.

     On each Distribution Date, the indenture trustee will deliver or cause to be delivered to each noteholder of each series a statement prepared by the servicer setting forth various information about that series. This information will include the information about that series set forth in the related monthly statement delivered by the servicer to the Trustee and will also include, to the extent specified in the related indenture supplement, the total amount distributed on that Distribution Date, the amount of that distribution allocable to principal, the amount of that distribution allocable to interest and the amount, if any, by which the aggregate principal amount of the securities exceeds the Aggregate Invested Amount.

     On or before January 31 of each year, the indenture trustee will deliver or cause to be delivered to each person who was a noteholder of record at any time during the preceding calendar year a statement summarizing the distributions made to the related series during that calendar year. This information is intended to help noteholders prepare their tax returns.

     If the notes are held in book-entry form, each monthly noteholders statement will be delivered to DTC or its nominee, Cede & Co., as the registered holder of the notes. DTC and its participants will deliver each monthly noteholders statement to the Note Owners in accordance with DTC rules and the rules and policies of the DTC participants.

Evidence as to Compliance

     On or before June 30 of each year, the servicer will cause a firm of nationally recognized independent accountants to deliver to the Trustee, the rating agencies and, if required by the related indenture supplement, the provider of any credit enhancement:

     o a report to the effect that, in the opinion of the firm, the monthly statements delivered by the servicer to the Trustee during the preceding fiscal year of the Trust conform in all material respects with the requirements of the master pooling and servicing agreement or, after the Termination Date, the transfer and servicing agreement;

     o a report to the effect that, in connection with their examination of the monthly statements delivered by the servicer to the Trustee during the preceding fiscal year of the Trust, nothing came to the attention of the firm that caused them to believe that the servicer failed to comply with specified terms and conditions of the master pooling and servicing agreement or, after the Termination Date, the transfer and servicing agreement; and

     o a report to the effect that the firm has applied certain procedures agreed upon with the servicer to certain documents and records relating to the administration and servicing of the Accounts.

     The report delivered by the accountants in connection with their examination of the monthly statements delivered by the servicer to the Trustee:

     o will be based on a comparison of the mathematical calculations of each amount set forth in those statements with the servicer's computer reports that were the source of those amounts; and

     o will state that, on the basis of that comparison, the accountants are of the opinion that those amounts are in agreement except for such exceptions as the accountants believe are immaterial and such other exceptions as are set forth in the report.

     On or before June 30 of each year, an officer of the servicer will deliver to the Trustee and the rating agencies a certificate stating that, to the best knowledge of the officer, based on a review of the activities of the servicer during the preceding fiscal year of the Trust, the servicer has fully performed its obligations under the master pooling and servicing agreement or, after the Termination Date, the transfer and servicing agreement during that fiscal year or, if an event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred, specifying that event and the nature and status of that event. A noteholder or Note Owner may obtain a copy of this certificate from the indenture trustee upon written request.

Amendments to Transfer and Servicing Agreement

     The transfer and servicing agreement may be amended from time to time by the servicer, DC Funding and the issuer, without noteholder consent, to do the following:

     o    cure any ambiguity;

     o correct or supplement any provision in the transfer and servicing agreement that may be inconsistent with any other provision in the transfer and servicing agreement;

     o    add additional code numbers to those used to identify the Accounts; or

     o add any other provisions with respect to matters or questions arising under the transfer and servicing agreement which are not inconsistent with the provisions of the transfer and servicing agreement;

provided, however, that the proposed amendment may not adversely affect in any material respect the interests of any of the noteholders and may not effect a significant change in the permitted activities of the issuer.

     The transfer and servicing agreement may also be amended from time to time by the servicer, DC Funding and the issuer, without noteholder consent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreement or modifying in any manner the rights of the noteholders; provided, however, that:

     o the servicer must deliver to the indenture trustee an opinion of counsel to the effect that the proposed amendment will not materially and adversely affect the interests of the noteholders of any outstanding series, other than the noteholders of any class as to which 100% of the noteholders so affected have consented to the proposed amendment, which opinion may rely on rating agency confirmation of the ratings for any rated series;

     o the servicer must deliver to the indenture trustee an opinion of counsel to the effect that the proposed amendment will not cause any outstanding series of notes as to which a tax opinion was delivered to fail to qualify as debt for federal income tax purposes, cause the issuer to be subject to corporate taxation or have any other materially adverse effect on the federal income characterization of any outstanding series of notes or the federal income taxation of any noteholders; and

     o each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of notes;

and; provided further, that the proposed amendment may not


     o    effect a significant change in the permitted activities of the issuer;

     o reduce in any manner the amount of, or delay the timing of, or change the priority of, distributions required to be made on the notes of any series without the consent of the related noteholders;

     o change the definition of or the manner of calculating the interest of the notes of any series without the consent of the related noteholders; or

     o reduce the percentage of the Invested Amount of any series of notes that is required to consent to an amendment to the transfer and servicing agreement without the consent of the related noteholders.

     The transfer and servicing agreement may also be amended from time to time by the servicer, DC Funding and the issuer, with the consent of the holders of notes representing not less than 66-2/3% of the aggregate Invested Amount of all series of notes adversely affected by the proposed amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreement or modifying in any manner the rights of the noteholders of any outstanding series; provided, however, that the proposed amendment may not:

     o reduce in any manner the amount of, or delay the timing of, distributions required to be made on the notes of any series without the consent of the related noteholders;

     o change the definition of or the manner of calculating the Invested Amount of any series, the Invested Percentage of any series, the amount available under any credit enhancement for any series or the Default Amount allocated to any series without the consent of the related noteholders; or

     o reduce the percentage of the Invested Amount of any series that is required to consent to an amendment to the transfer and servicing agreement without the consent of the related noteholders;

and; provided further, that each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of notes.

     The trustee will furnish written notice of the substance of any amendment to the transfer and servicing agreement, other than an amendment not requiring noteholder consent or rating agency confirmation, to each noteholder promptly after the execution of that amendment.

                          DESCRIPTION OF THE INDENTURE

     The following is a summary of the material terms of the indenture. The summary is not complete and is qualified in its entirety by reference to the indenture.

Events of Default; Rights upon Event of Default

     An event of default will occur under the indenture with respect to any series of notes upon the occurrence of any of the following events:

     (1) the issuer fails to pay the principal of any note of that series when that principal becomes due and payable on the final maturity date for that series;

     (2) the issuer fails to pay any interest on any note of that series when that interest becomes due and payable and that failure continues for a period of 35 days;

     (3) bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer;

     (4) the issuer fails to observe or perform any other covenant or agreement made in the indenture in respect of that series, that failure continues for 60 days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal balance of the notes of that series and, as a result, the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected during that 60-day period; or

     (5) any additional event specified in the indenture supplement related to that series.

     An event of default will not occur with respect to any series of notes solely because the issuer fails to pay the full principal amount of the notes of that series on their expected principal payment date. An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

     If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of that series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing with respect to any series of notes, the unpaid principal and interest due on the notes of all series automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

     o the issuer has paid or deposited with the indenture trustee all principal and interest due on the notes of that series and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

     o    all events of default have been cured or waived.

     If an event of default occurs and is continuing with respect to any series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the noteholders of that series if:

     o the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

     o the indenture trustee determines in good faith that the requested action would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

     o the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction.

     If an event of default occurs and is continuing with respect to any series of notes, noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series will have the right, subject to those provisions for indemnification provided in the indenture and certain other limitations contained in the indenture, to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding more than 50% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder.

     After acceleration of a series of notes following an event of default, collections of Principal Receivables and Finance Charge Receivables allocated to the notes of that series will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on the notes of that series.

     Upon acceleration of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for the notes of that series for its unpaid fees and expenses that ranks senior to the lien of the notes on the collateral.

     In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

     o the noteholders have previously given the indenture trustee written notice of a continuing event of default;

     o noteholders holding at least 25% of the then-outstanding principal balance of the notes of each affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

     o the noteholders offer indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding that is satisfactory to the indenture trustee;

     o the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

     o during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of each affected series a direction inconsistent with the request.

     If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders of any affected series, each representing no more than 50% of the then-outstanding principal balance of the notes of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

     Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest on that note as principal and interest become due and payable and to institute suit for the enforcement of any payment of principal and interest then due and payable, and those rights may not be impaired without the consent of that noteholder.

     If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from the related noteholders, the indenture trustee may, but is not required to, elect to continue to hold the portion of the assets of the Trust that secures the notes of that series and apply distributions on those assets to make payments on the notes to the extent funds are available.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

     o institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series; or

     o take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

     Subject to the conditions described in the following sentence, the indenture trustee also may cause the Trust to sell Principal Receivables in an amount equal to the Invested Amount of the series of accelerated notes and the related Finance Charge Receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

     o receipt by the indenture trustee of the consent of all noteholders of the affected series;

     o determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series; or


     o determination by the indenture trustee that the assets of the Trust may not continue to provide sufficient funds for the payment of principal of and interest on the accelerated notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66-2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

     The remedies described above are the exclusive remedies provided to noteholders, and the indenture trustee and each noteholder, by accepting its interest in the notes of any series, expressly waive any other remedy that might have been available under the UCC.

     The indenture trustee and the noteholders will covenant that they will not at any time institute against the issuer or the certificate trust any reorganization or other proceeding under any federal or state law.

     None of DC Funding, the servicer, the administrator, the owner trustee, the indenture trustee, or the certificate trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by DC Funding, the servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

Covenants

     The indenture provides that the issuer may not consolidate with, merge into, or sell its business to another entity, unless:

     o the entity, if other than the issuer, formed by or surviving the consolidation or merger or that acquires the issuer's business:

               o is organized and existing under the laws of the United States or any one of its states;

               o is not subject to regulation as an investment company under the Investment Company Act of 1940;

               o expressly assumes, by supplemental indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuer under the indenture;

               o in the case of a sale of the issuer's business, expressly agrees, by supplemental indenture, that all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and that it will make all filings with the SEC required by the Exchange Act in connection with the notes; and

               o in the case of a sale of the issuer's business, expressly agrees to indemnify the issuer from any loss, liability or expense arising under the indenture and the notes;

     o no Early Amortization Event or event of default will exist immediately after the consolidation, merger or sale;

     o each rating agency confirms that the transaction will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes;

     o the issuer will have received an opinion of counsel to the effect that for federal income tax purposes:

               o the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

               o the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

               o the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

     o any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

     o the issuer has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

     As long as the notes are outstanding, the issuer will not, among other things:

     o except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer that secure the notes unless directed to do so by the indenture trustee;

     o claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon any part of the assets of the issuer that secure the notes;

     o    voluntarily dissolve or liquidate in whole or in part; or

     o permit the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, permit any lien or other claim of a third party to be created with respect to the assets of the issuer, or permit the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuer that secure the notes.

     The issuer may not engage in any activity other than as specified under "Description of the Issuer" beginning on page 2 of this prospectus. The issuer will not incur, assume or guarantee any indebtedness other than indebtedness under the notes and the indenture.

Modification of the Indenture

     The issuer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

     o to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

     o to reflect the agreement of another person to assume the role of the issuer;

     o to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer;

     o    to transfer or pledge any property to the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not adversely affect the interests of the noteholders;

     o to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

     o to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939 or any similar federal statute later enacted;

     o to permit the issuance of one or more new series of notes under the indenture; or

     o to terminate any interest rate swap agreement or other credit enhancement or maturity guaranty agreement in accordance with the related indenture supplement.

     The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture upon:

     o receipt of written confirmation from each rating agency that the proposed amendment will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes;

     o receipt of an officer's certificate to the effect that DC Funding reasonably believes that the proposed amendment will not cause an Early Amortization Event or an event of default to occur or materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

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

     o the issuer will have received an opinion of counsel to the effect that for federal income tax purposes:

               o the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

               o the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable a corporation; and

               o the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

     The issuer and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer to qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code and to avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. Prior to any amendment described in this paragraph, each rating agency must confirm that the amendment will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes. In addition, no amendment described in this paragraph may affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

     The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

     o change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of any note or change any place of payment where, or the currency in which, any note is payable;

     o impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

     o reduce the percentage of the aggregate outstanding principal balance of the notes of any series whose consent is required for execution of any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided in the indenture;

     o reduce the percentage of the aggregate outstanding principal balance of the notes required to direct the indenture trustee to sell or liquidate the assets of the Trust if the proceeds of the sale would be insufficient to pay the principal amount and interest due on the notes;

     o decrease the percentage of the aggregate outstanding principal balance of the notes required to amend the sections of the indenture that specify the percentage of the principal balance of the notes of a series necessary to amend the indenture or certain other related agreements;

     o modify provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, DC Funding or any of their affiliates; or

     o permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

     The issuer and the indenture trustee may, with receipt of written confirmation from each rating agency that the proposed amendment will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes and with the consent of noteholders holding more than 66-2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.


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
Annual Compliance Statement

     The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee's Annual Report

     The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

     The holders of notes representing not less than 10% of the outstanding principal balance of any series of notes may request access to the current list of noteholders for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Satisfaction and Discharge of Indenture

     The indenture will be discharged with respect to the notes upon delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

     The indenture trustee may resign at any time. Noteholders holding more than 66-2/3% of the aggregate outstanding principal balance of the notes of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the administrator will be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or noteholders holding more than 50% of the aggregate outstanding principal balance of all the notes may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

     If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

Matters Regarding the Administrator

     The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture.

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

            DESCRIPTION OF THE MASTER POOLING AND SERVICING AGREEMENT

     The following is a summary of the terms of the master pooling and servicing agreement not described elsewhere in this prospectus that are material to noteholders. The summary is not complete and is qualified in its entirety by reference to the master pooling and servicing agreement. We have filed a copy of the master pooling and servicing agreement with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Issuing New Series

     DC Funding may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the certificates of one or more series, to the certificate trustee in exchange for one or more newly issued series of certificates and a reissued Exchangeable Transferor Certificate. Until the Termination Date, a new series of certificates will be issued by the certificate trust simultaneously with each issuance of notes by the issuer. DC Funding will specify the principal terms of each new series of certificates in the related series supplement. The master pooling and servicing agreement does not limit the number of exchanges that DC Funding may perform.

     DC Funding must notify the certificate trustee at least three Business Days in advance of the date on which it proposes to issue a new series of certificates. DC Funding must also notify the certificate trustee of the designation of the new series, the initial Invested Amount of the new series or the method for calculating that initial Invested Amount and the interest rates applicable to the new series or the method for allocating interest payments or other cash flows to the new series, if any. On the date of the issuance of a new series of certificates, DC Funding must deliver to the certificate trustee the following:

     o a series supplement in form satisfactory to the certificate trustee specifying the terms of the new series;

     o an opinion of counsel to the effect that, unless otherwise specified in the related series supplement, certificates of the new series, other than any class required to be retained by DC Funding, will be characterized either as indebtedness or an interest in a partnership that is not taxable as a corporation under existing law for federal income tax purposes and that the issuance of the new series will not have a material adverse effect on the federal income tax characterization of any outstanding series of certificates that has been the subject of a previous opinion of tax counsel or result in the certificate trust being taxable as an association or as a publicly traded partnership taxable as a corporation for federal or applicable state tax purposes;

     o    any applicable credit enhancement agreement;

     o written confirmation from each rating agency that the issuance of the new series will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of certificates; and

     o the existing Exchangeable Transferor Certificate and, if applicable, the certificates of the series to be exchanged.

     Upon satisfaction of these conditions, the certificate trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged series, if applicable, and issue the new series of certificates and a new Exchangeable Transferor Certificate. DC Funding, the servicer, the certificate trustee and the certificate trust are not required to obtain, and do not intend to obtain, the consent of any securityholder to the issuance of a new series of certificates. The issuance of a new series of certificates could affect the timing or amount of payments on your notes.

Amendments

     The master pooling and servicing agreement and any series supplement may be amended from time to time by the servicer, DC Funding and the certificate trustee without securityholder consent, to do the following:

     o    cure any ambiguity;

     o correct or supplement any provision in the master pooling and servicing agreement or any series supplement that may be inconsistent with any other provision in the master pooling and servicing agreement or that series supplement;

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

     o    add additional code numbers to those used to identify the Accounts;

     o add any other provisions with respect to matters or questions arising under the master pooling and servicing agreement or any series supplement which are not inconsistent with the provisions of the master pooling and servicing agreement or that series supplement; or

     o to add to or change any of the provisions of the master pooling and servicing agreement to accommodate the issuance of certificates in bearer form;

provided, however, that the proposed amendment may not adversely affect in any material respect the interests of any of the certificateholders and may not effect a significant change in the permitted activities of the certificate trust.

     The master pooling and servicing agreement and any series supplement may also be amended from time to time by the servicer, DC Funding and the certificate trustee without securityholder consent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master pooling and servicing agreement or that series supplement or modifying in any manner the rights of the certificateholders; provided, however, that:

     o the servicer must deliver to the certificate trustee an opinion of counsel to the effect that the proposed amendment will not materially and adversely affect the interests of the certificateholders of any outstanding series, other than the certificateholders of any class as to which 100% of the certificateholders so affected have consented to the proposed amendment, which opinion may rely on rating agency confirmation of the ratings for any rated series;

     o the servicer must deliver to the certificate trustee an opinion of counsel to the effect that the proposed amendment will not cause any outstanding series of certificates as to which a tax opinion was delivered to fail to qualify as debt for federal income tax purposes, cause the certificate trust to be subject to corporate taxation or have any other materially adverse effect on the federal income characterization of any outstanding series of certificates or the federal income taxation of any certificateholders; and

     o each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of certificates;

and; provided further, that the proposed amendment may not

     o effect a significant change in the permitted activities of the certificate trust;

     o reduce in any manner the amount of, or delay the timing of, or change the priority of, distributions required to be made on the certificates of any series without the consent of the related certificateholders;

     o change the definition of or the manner of calculating the interest of the certificates of any series without the consent of the related certificateholders; or

     o reduce the percentage of the Invested Amount of any series of certificates that is required to consent to an amendment to the master pooling and servicing agreement without the consent of the related certificateholders.

     The master pooling and servicing agreement and any series supplement may also be amended from time to time by the servicer, DC Funding and the certificate trustee, with the consent of the holders of certificates representing not less than 66-2/3% of the aggregate Invested Amount of all series of certificates adversely affected by the proposed amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master pooling and servicing agreement or modifying in any manner the rights of the certificateholders of any outstanding series; provided, however, that the proposed amendment may not:

     o reduce in any manner the amount of, or delay the timing of, distributions required to be made on the certificates of any series without the consent of the related certificateholders;

     o change the definition of or the manner of calculating the Invested Amount of any series, the Invested Percentage of any series, the amount available under any credit enhancement for any series or the Default Amount allocated to any series without the consent of the related certificateholders; or

     o reduce the percentage of the Invested Amount of any series that is required to consent to an amendment to the master pooling and servicing agreement or the series supplement for that series without the consent of the related certificateholders;

and; provided further, that each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of certificates.

     The certificate trustee will furnish written notice of the substance of any amendment to the master pooling and servicing agreement or any series supplement other than an amendment not requiring certificateholder consent or rating agency confirmation, to each certificateholder promptly after the execution of that amendment.

                                 DESCRIPTION OF
                       THE RECEIVABLES PURCHASE AGREEMENT

     The following is a summary of the terms of the receivables purchase agreement not described elsewhere in this prospectus that are material to noteholders. The summary is not complete and is qualified in its entirety by reference to the receivables purchase agreement. We have filed a copy of the receivables purchase agreement with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Purchase of Receivables

     The receivables created on or after the Substitution Date are sold on a daily basis by FNANB to DC Funding under a receivables purchase agreement dated as of December 31, 2001 between FNANB, as seller, and DC Funding, as purchaser. FNANB has sold to DC Funding under the receivables purchase agreement:

     o all right, title and interest of FNANB in and to the receivables created on or after the Substitution Date in the Accounts included in the Trust on the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, and all proceeds of those receivables, including credit insurance proceeds;

     o all right, title and interest of FNANB in and to the receivables in the Automatic Additional Accounts designated on or after the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, and all proceeds of those receivables, including credit insurance proceeds; and

     o all interchange fees paid to FNANB, in its capacity as credit card issuer, with respect to the Accounts included in the Trust on or after the Substitution Date.

     FNANB will sell to DC Funding under a separate written assignment all right, title and interest of FNANB in and to the receivables created on or after the related Additional Cut-Off Date in the Designated Additional Accounts designated on or after the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, all proceeds of those receivables, including credit insurance proceeds, and all interchange fees paid to FNANB, in its capacity as credit card issuer, with respect to the Designated Additional Accounts.

     DC Funding will immediately transfer to the Trust all receivables and related property purchased from FNANB under the receivables purchase agreement. DC Funding has assigned to the Trust all rights of DC Funding under the receivables purchase agreement.

Representations and Warranties

     FNANB represents and warrants to DC Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to DC Funding in a separate written assignment that:

     o each Automatic Additional Account designated on or after the Substitution Date is an Eligible Account as of the date of that designation;

     o each Designated Additional Account designated on or after the Substitution Date is an Eligible Account as of the related Additional Cut-Off Date;

     o no selection procedures believed by FNANB to be materially adverse to the interests of the certificateholders or any credit enhancement provider were used in selecting any Automatic Additional Accounts or Designated Additional Accounts designated on or after the Substitution Date;

     o each receivable created on or after the Substitution Date is an Eligible Receivable as of the related creation date; and

     o each computer file or microfiche list of the Accounts delivered by FNANB to DC Funding under the receivables purchase agreement is an accurate and complete listing of the Accounts in all material respects as of the last day of the preceding Collection Period.

     If any representation and warranty of FNANB described above or contained in the master pooling and servicing agreement as in effect prior to the Substitution Date is breached and, as a result, DC Funding is required to accept retransfer of a receivable under the master pooling and servicing agreement, FNANB is required to repurchase that receivable from DC Funding under the receivables purchase agreement. See "Description of the Notes -- Representations and Warranties" beginning on page 16 of this prospectus for a further discussion of the representations and warranties made by FNANB in the master pooling and servicing agreement as in effect prior to the Substitution Date.

     FNANB represents and warrants to DC Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to DC Funding in a separate written assignment, as of the Substitution Date or the related Designated Additional Account closing date, as applicable, that:

     o FNANB is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the authority to execute, deliver and perform its obligations under the receivables purchase agreement or the separate written assignment, as applicable;

     o the execution, delivery and performance by FNANB of the receivables purchase agreement or the separate written assignment, as applicable, and the consummation by FNANB of the transactions provided for in the receivables purchase agreement or the separate written assignment, as applicable, have been duly authorized by FNANB;

     o the receivables purchase agreement or the separate written assignment, as applicable, constitutes a legal, valid, binding and enforceable obligation of FNANB, subject to bankruptcy and equity related exceptions; and

     o the receivables purchase agreement or the separate written assignment, as applicable, constitutes a valid sale to DC Funding of all right, title and interest of FNANB in and to the receivables created on or after the Substitution Date or the related Additional Cut-Off Date, as applicable, free and clear of any lien of any person claiming through or under FNANB or any of its affiliates subject only to limited tax or other governmental liens permitted under the receivables purchase agreement.

     The representations and warranties contained in the receivables purchase agreement will be amended as of the Termination Date to replace references to the certificateholders and the certificate trust with references to the noteholders and the issuer. If any representation and warranty of FNANB described above or contained in the master pooling and servicing agreement as in effect prior to the Substitution Date is breached or if a material amount of receivables are not Eligible Receivables and, in either case, as a result, DC Funding is required to accept retransfer of all of the receivables in the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable, FNANB is required to repurchase the receivables from DC Funding under the receivables purchase agreement. See "Description of the Notes -- Representations and Warranties" beginning on page 16 of this prospectus for a further discussion of the representations and warranties made by FNANB in the master pooling and servicing agreement as in effect prior to the Substitution Date.

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

Amendments

     The receivables purchase agreement may be amended from time to time by FNANB and DC Funding; provided, however, that no such amendment will be effective unless:

     o FNANB has given prior written notice of the proposed amendment to the certificate trustee and each rating agency;

     o each rating agency has confirmed in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of certificates, except that this confirmation will not be required if the sole effect of the proposed amendment is to add additional code numbers to those used to identify the Accounts; and

     o FNANB has delivered to DC Funding and the certificate trustee an officer's certificate stating that FNANB reasonably believes that the proposed amendment will not cause an Early Amortization Event to occur with respect to any series of certificates.

     The amendment provisions contained in the receivables purchase agreement will be amended as of the Termination Date to replace references to the certificateholders and the certificate trustee with references to the noteholders and the indenture trustee.

                     REGISTRATION AND TRANSFER OF THE NOTES

Book-Entry Securities

     We expect that the offered notes will initially be issued in book-entry form. If the offered notes are issued in book-entry form, you may hold your notes through DTC in the United States or through Clearstream or Euroclear in Europe.

The Depository Trust Company

     DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a clearing agency registered under the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among direct participants, including transfers and pledges of deposited securities, through electronic book-entry changes in direct participants' accounts, eliminating the need for physical movement of securities. Direct participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its direct participants and the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

     The information set forth in this section concerning DTC has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We make no representations as to the accuracy or completeness of this information.

Clearstream

     Clearstream Banking, societe anonyme, is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for organizations participating in Clearstream's book-entry system and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including U.S. dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include the underwriters of any series of notes offered through this prospectus. Clearstream customers in the U.S. are limited to securities brokers and dealers and banks. Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear

     The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 34 currencies, including U.S. dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC. The Euroclear system is operated by Euroclear Bank S.A./N.V. under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear

Clearance System. Euroclear Clearance System establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of any series of notes offered through this prospectus. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear system acts under these terms and conditions only on behalf of Euroclear customers and has no record of or relationship with persons holding through those organizations.

Book-Entry Registration

     Cede & Co., as DTC's nominee, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of Clearstream customers and Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers' securities accounts in the depositaries' names on DTC's books.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. These cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers or Euroclear participants may not deliver instructions directly to the Clearstream or Euroclear depositaries.

     Because of time-zone differences, credits of notes in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through a Clearstream customer or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     All purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each Note Owner is in turn recorded on the records of the direct participant or, in the case of a purchase made through an indirect participant, on the records of the indirect participant. The Note Owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which they entered into the transaction. Transfers of ownership interests in the notes are accomplished by entries made on the books of direct and indirect participants acting on behalf of the Note Owners.

     To facilitate subsequent transfers, all notes deposited with DTC by its direct participants are registered in the name of Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the identity of the Note Owners. DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the Note Owners. Direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

     Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and various banks, the ability of the Note Owners to pledge those notes to persons or entities that do not participate in the DTC system, or otherwise take action relating to the notes, may be limited due to the lack of a physical certificate for the notes.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the relevant record date as identified in a listing attached to the omnibus proxy.

     Principal and interest payments on the notes will be made to Cede & Co. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding information from the issuer or its agent on the applicable Distribution Date in accordance with their respective holdings shown on DTC's records. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with notes held for the account of customers in bearer form or registered in street name, and will be the responsibility of the relevant DTC participant and not of DTC, the indenture trustee, DC Funding or the servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest to DTC will be the responsibility of the indenture trustee, disbursement of these payments to DTC participants will be the responsibility of DTC, and disbursement of these payments to noteholders will be the responsibility of DTC participants and indirect participants. Accordingly, the actual owners of the notes may experience some delay in their receipt of principal and interest payments.

     Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations as described under " -- Material U.S. Federal Income Tax Documentation Requirements" beginning on page 51 of this prospectus and "Material Federal Income Tax Consequences" beginning on page 60 of this prospectus. Clearstream or the operator of the Euroclear system, as applicable, will take any other action permitted to be taken by a noteholder under the transfer and servicing agreement, the indenture or any indenture supplement, as applicable, on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their participants, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Definitive Notes

     If the notes are initially issued in book-entry form, Definitive Notes will not be issued to any party other than DTC or its nominee unless:

     o the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to a series of notes, and the indenture trustee or the issuer is unable to locate a qualified successor;

     o DC Funding, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

     o after the occurrence of a Servicer Default, Note Owners representing beneficial interests aggregating more than 50%, or such other percentage as may be specified in the related indenture supplement, of the Invested Amount of any series of notes advise the indenture trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the Note Owners.

     If any of these events occurs, the indenture trustee will notify the Note Owners, through the DTC participants, of the availability of Definitive Notes. Upon surrender by DTC of the physical certificate representing the notes and receipt of instructions for re-registration, the indenture trustee will issue the notes as Definitive Notes. The indenture trustee will recognize the holders of the Definitive Notes as noteholders under the indenture.

     Principal and interest payments on the Definitive Notes will be made on each Distribution Date directly to the holders in whose names the Definitive Notes were registered at the close of business on the related Record Date; provided, however, that the final payment on any Definitive Note will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders.

     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of Definitive Notes for a period of fifteen days before the due date for any payment of the Definitive Notes.

Initial Settlement

     Investors who elect to hold notes through DTC will follow the settlement procedures applicable to U. S. corporate debt obligations. The custody accounts of investors who elect to hold notes through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors who elect to hold notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global note and no distribution compliance period. The notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between investors holding notes through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading Between Clearstream Customers and/or Euroclear Participants. Secondary market trading between investors holding notes through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When notes are to be transferred from the account of a DTC participant to the account of a Clearstream customer or Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant, as applicable, at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depositary to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream customer or Euroclear participant. The notes credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the notes will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued as of the actual settlement date.


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     Clearstream customers and Euroclear participants must make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. Interest on the notes would accrue from the value date. Therefore, in many cases, the investment income on the notes earned during that one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the cost of funds for the related Clearstream customer or Euroclear participant.

     Because settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending notes to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Therefore, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream customers or Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant, as applicable, at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to deliver the notes to the DTC participant's account against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and the receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be back-valued to the value date, which will be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account will be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase notes from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.


Material U.S. Federal Income Tax Documentation Requirements

     A Note Owner holding notes through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons unless:


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

     o each clearing system, bank or other financial institution that holds customers' notes in the ordinary course of its trade or business in the chain of intermediaries between the Note Owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

     o the Note Owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption For Non-U.S. Persons. A Note Owner that is a Non-U.S. Person can obtain a complete exemption from the withholding tax by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption For Non-U.S. Persons With Effectively Connected Income. A Note Owner that is a Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States, to obtain an exemption for interest payments that are effectively connected with the conduct of a trade or business in the U.S.

     Exemption or Reduced Rate For Non-U.S. Persons Resident in Treaty Countries. A Note Owner that is a Non-U.S. Person and resides in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the Note Owner files a Form W-8BEN to claim the benefit of an applicable tax treaty.

     Exemption for U.S. Persons. A Note Owner that is a U.S. Person can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

     U.S. Federal Income Tax Reporting Procedure. A Note Owner or, in the case of a Form W-8ECI or Form W-8BEN filer, its agent files by submitting the appropriate form to the person through whom it holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8ECI and Form W-8BEN are effective for three calendar years.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to Non-U.S. Note Owners. We suggest that each Non-U.S. Note Owner consult its own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

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                               CREDIT ENHANCEMENT

     Each series or class of notes may benefit from one or more forms of credit enhancement available only to that series or class. The indenture trustee will hold each form of credit enhancement only on behalf of the series or class to which that credit enhancement relates. The form of credit enhancement for any series or class may be different from the form of credit enhancement for any other series or class. The attached prospectus supplement describes the structure and material terms of any credit enhancement applicable to your notes and the material provisions of any agreement relating to that credit enhancement.

     The structure and terms of the credit enhancement applicable to any series or class of notes will be determined based on several factors, including:

     o the characteristics of the receivables and the Accounts included in the trust as of the closing date for that series or class;

     o   the cost of the credit enhancement;

     o   the desired rating for the notes of that series or class, and

     o the requirements of each rating agency rating the notes of that series or class.

     In most cases, credit enhancement will not provide protection against all risks of loss and will not guarantee the timely payment of interest or repayment of the entire principal amount of the related notes. If losses occur which are not covered by credit enhancement or which exceed the amount covered by credit enhancement, the noteholders will bear their allocable share of those losses.

     If your notes benefit from one or more forms of credit enhancement, the attached prospectus supplement may provide information with respect to the provider of that credit enhancement, including:

     o   a brief description of its principal business activities;

     o its principal place of business, the jurisdiction of its incorporation or organization and the jurisdictions under which it is licensed to do business;

     o if applicable, the identity of the regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

     o its total assets, its stockholders' equity or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

     If any credit enhancement for your notes is available to make principal payments following the occurrence of an Early Amortization Event, the provider of that credit enhancement may hold an interest in amounts collected on the receivables.

     The notes issued by the issuer may benefit from one or more of the following forms of credit enhancement. The attached prospectus supplement describes the extent, if any, to which these forms of credit enhancement are applicable to your notes.

Subordination

     The notes of one or more classes of a series may be subordinated to the extent necessary to fund payments with respect to the notes of one or more other classes of that series. The rights of the holders of the subordinated notes to receive interest payments or principal payments on any Distribution Date may be subordinated in right and priority to the rights of the holders of the senior notes. The prospectus supplement for any series of notes that includes subordination will provide the following information:

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

     o the designation and amount of each class of subordinated notes and the circumstances, if any, under which that amount will increase or decrease;

     o the circumstances, if any, under which amounts that would otherwise be paid to the holders of the subordinated notes will instead be paid to the holders of the senior notes; and

     o the circumstances, if any, under which losses that would otherwise be allocated to the holders of the senior notes will instead be allocated to the holders of the subordinated notes.

     If collections that would otherwise be paid to the holders of the notes of one series will instead be used as support for the notes of another series, the related prospectus supplement will describe the structure and terms of this cross-support feature.

Letter of Credit

     The notes of one or more classes may benefit from one or more letters of credit. The issuer of a letter of credit will be obligated to honor drawings made in accordance with the terms of the letter of credit to the extent of the amount available under the letter of credit. The prospectus supplement for any series of notes that includes a letter of credit will provide the following information:

     o   the classes that will benefit from the letter of credit;

     o the initial stated amount of the letter of credit and the circumstances, if any, under which that amount will increase or decrease;

     o the circumstances under which drawings may be submitted under the letter of credit and the manner in which amounts drawn under the letter of credit will be applied; and

     o the expiration date of the letter of credit and the circumstances, if any, under which the letter of credit may be extended or replaced.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral

     The notes of one or more classes may benefit from:

     o a cash collateral guaranty secured by the deposit of cash or permitted investments in a cash collateral account;

     o   a cash collateral account; or

     o excess collateral in the form of an Invested Amount in excess of the initial principal amount of the related series of notes.

     The prospectus supplement for any series of notes that includes a cash collateral guaranty, a cash collateral account or excess collateral will provide the following information;

     o the classes that will benefit from the cash collateral guaranty or the cash collateral account;

     o the amount required to be on deposit in the cash collateral account on the closing date for that series and the circumstances, if any, under which the required amount will increase or decrease;

     o the mechanism by which additional amounts, if any, will be deposited in the cash collateral account;

     o the amount available under the cash collateral guaranty or the cash collateral account, which amount will not exceed the amount on deposit in the cash collateral account or such lesser amount as may be specified in the related indenture supplement;

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

     o the circumstances under which payments will be made under the cash collateral guaranty or from the cash collateral account and the manner in which those payments will be applied;

     o the circumstances, if any, under which the cash collateral guaranty may be replaced; and

     o the amount, if any, by which the Invested Amount exceeds the initial principal amount of the related series of notes.

Surety Bond or Insurance Policy

     The notes of one or more classes may benefit from a surety bond or insurance policy. The prospectus supplement for any series of notes that includes a surety bond or an insurance policy will provide the following information:

     o the classes that will benefit from the surety bond or the insurance policy;

     o the initial amount of the surety bond or the insurance policy and the circumstances, if any, under which that amount will increase or decrease;

     o the circumstances under which claims may be submitted under the surety bond or the insurance policy and the manner in which amounts paid under the surety bond or the insurance policy will be applied; and

     o the expiration date, if any, of the surety bond or the insurance policy and the circumstances, if any, under which the surety bond or the insurance policy may be extended or replaced.

Spread Account or Reserve Account

     The notes of one or more classes may benefit from a spread account or a reserve account. The prospectus supplement for any series of notes that includes a spread account or a reserve account will provide the following information:

     o the classes that will benefit from the spread account or the reserve account;

     o the amount, if any, required to be on deposit in the spread account or the reserve account on the closing date for that series and the circumstances, if any, under which that amount will increase or decrease;

     o the mechanism by which additional amounts, if any, will be deposited in the spread account or the reserve account;

     o the amount available under the spread account or the reserve account, which amount will not exceed the amount on deposit in that account or such lesser amount as may be specified in the related indenture supplement; and

     o the circumstances under which payments will be made from the spread account or the reserve account and the manner in which those payments will be applied.

                                  NOTE RATINGS

     DC Funding will request one or more nationally recognized statistical rating organizations to assign a rating to the offered notes. The offered notes will not be issued unless they are rated in one of the four highest rating categories by at least one rating agency. The attached prospectus supplement sets forth each rating assigned to your notes. A rating agency not requested to rate the offered notes could assign a rating to those notes and that rating could be lower than any rating assigned to those notes at the request of DC Funding.

     A note rating indicates the rating agency's view on the likelihood that noteholders will receive required interest and principal payments and the rating agency's evaluation of the receivables and the sufficiency of any credit enhancement for the offered notes. A note rating does not address:

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

     o the likelihood that principal payments will be made on a scheduled date;

     o the likelihood that an Early Amortization Event will occur with respect to the offered notes;

     o the likelihood that a U.S. withholding tax will be imposed on non-U.S. holders of the offered notes;

     o    the price of the offered notes;

     o    the marketability of the offered notes; or

     o    whether the offered notes are an appropriate investment for you.

     A note rating is not a recommendation to buy, sell or hold the offered notes. A note rating may be lowered or withdrawn at any time by the related rating agency.

                    LEGAL MATTERS RELATING TO THE RECEIVABLES

Transfer of Receivables

     The transfer of receivables by FNANB to the certificate trust under the master pooling and servicing agreement as in effect prior to the Substitution Date constituted either an absolute sale of the receivables or the grant of a security interest in the receivables. If the transfer constituted the grant of a security interest in the receivables, FNANB has perfected that security interest through the filing of all necessary financing statements under the UCC. FNANB has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date that the certificate trust has a first priority perfected ownership interest or security interest in the receivables transferred prior to the Substitution Date subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement. If the certificate trust does not have a first priority perfected interest in these receivables, the trust may direct DC Funding to accept retransfer of the receivables in accordance with the master pooling and servicing agreement. See "Description of the Notes -- Representations and Warranties" beginning on page 16 of this prospectus for a further discussion of the circumstances under which the trust may direct DC Funding to accept retransfer of the receivables.

     The transfer of receivables by FNANB to DC Funding under the receivables purchase agreement is intended to constitute a sale. FNANB represents and warrants to DC Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to DC Funding in a separate written assignment, that each transfer of receivables created on or after the Substitution Date or the related Additional Cut-Off Date, as applicable, constitutes a valid sale of the receivables from FNANB to DC Funding. If DC Funding does not have a first priority perfected ownership interest in these receivables, DC Funding may require FNANB to repurchase the receivables in accordance with the receivables purchase agreement. If the transfer of receivables by FNANB to DC Funding under the receivables purchase agreement constitutes the grant of a security interest in the receivables, FNANB has perfected that security interest through the filing of all necessary financing statements under the UCC. See "Description of the Receivables Purchase Agreement -- Representations and Warranties" beginning on page 16 of this prospectus for a further discussion of the circumstances under which DC Funding may require FNANB to repurchase the receivables.

     The transfer of receivables by DC Funding to the certificate trust under the master pooling and servicing agreement as in effect on and after the Substitution Date constitutes either an absolute sale of the receivables or the grant of a security interest in the receivables. If the transfer constitutes the grant of a security interest in the receivables, DC Funding has perfected that security interest through the filing of all necessary financing statements under the UCC. DC Funding has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect on and after the Substitution Date that the certificate trust has a first priority perfected ownership interest or security interest in the receivables transferred on or after the Substitution Date subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement. If the certificate trust does not have a first priority perfected interest in these receivables, the certificate trust may direct DC Funding to accept retransfer of the receivables in accordance with the master pooling and servicing agreement. See "Description of the Notes -- Representations and Warranties" beginning on page 16 of this prospectus for a further


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

discussion of the circumstances under which the certificate trust may direct DC Funding to accept retransfer of the receivables.

     The transfer of receivables by DC Funding to the issuer under the transfer and servicing agreement on and after the Termination Date will constitute either an absolute sale of the receivables or the grant of a security interest in the receivables. If the transfer constitutes the grant of a security interest in the receivables, DC Funding will have perfected that security interest through the filing of all necessary financing statements under the UCC. DC Funding will represent and warrant to the issuer in the transfer and servicing agreement that the issuer has a first priority perfected ownership interest or security interest in the receivables transferred on or after the Termination Date, subject only to limited tax or other governmental liens permitted under the transfer and servicing agreement. If the issuer does not have a first priority perfected interest in these receivables, the issuer may direct DC Funding to accept retransfer of the receivables in accordance with the transfer and servicing agreement. See "Description of the Notes -- Representations and Warranties" beginning on page 16 of this prospectus for a further discussion of the circumstances under which the certificate trust may direct DC Funding to accept retransfer of the receivables.

     A creditor of FNANB or DC Funding could, under limited circumstances, acquire an interest in the receivables that would have priority over the interest of the Trust in the receivables. In addition, a tax, governmental or other nonconsensual lien on property of FNANB or DC Funding that arises before the transfer of receivables to the Trust might have priority over the interest of the Trust in those receivables. If the OCC were to appoint the FDIC as receiver or conservator for FNANB, administrative expenses of the receiver or conservator might also have priority over the interest of the Trust in the receivables.

Insolvency Matters Relating to FNANB

     FNANB is chartered as a national banking association and is subject to regulation and supervision by the OCC. If FNANB were to become insolvent or be in an unsound condition, or if it were to violate its bylaws or various federal regulations, the OCC would be authorized to appoint the FDIC as receiver or conservator for FNANB.

     If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC would be authorized by statute to repudiate any contract of FNANB, including the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement, upon payment of actual direct compensatory damages. An FDIC regulation dealing with the issuance of asset-backed securities indicates, however, that the FDIC would not seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to DC Funding or the Trust if various conditions were met, including that the transfer qualified for sale accounting treatment under GAAP, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud FNANB or its creditors. FNANB believes that the conditions of the FDIC regulation will be met in connection with each transfer of receivables to DC Funding, the certificate trust or the issuer.

     If the OCC were to appoint the FDIC as receiver or conservator for FNANB and the conditions of the FDIC regulation were not met in connection with a transfer of receivables by FNANB to DC Funding, the certificate trust or the issuer, the FDIC could seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to DC Funding, the certificate trust or the issuer. If the FDIC were successful, the FDIA would limit any damages to "actual direct compensatory damages" determined as of the date that the FDIC was appointed as receiver or conservator for FNANB and payments on your notes could be delayed or reduced. In addition, the FDIC could delay its decision whether to seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to DC Funding, the certificate trust or the issuer for a reasonable period following its appointment as receiver or conservator for FNANB, in which case payments on your notes could be delayed or reduced.

     If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC could, even if the conditions of the FDIC regulation were met in connection with a transfer of receivables by FNANB to DC Funding, the certificate trust or the issuer:

     o repudiate FNANB's ongoing obligations under the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement, such as the duty to collect payments or otherwise service the receivables;

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

     o require DC Funding or the Trustee to go through an administrative claims procedure to establish its right to amounts collected on the receivables; or

     o request a stay of proceedings with respect to the claims of DC Funding, the certificate trust or the issuer against FNANB.

     If the FDIC were to take any of these actions, or if the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement or a transfer of receivables by FNANB to DC Funding, the certificate trust or the issuer was found to violate the regulatory requirements of the FDIA, payments on your notes could be delayed or reduced.

     If FNANB were to become insolvent or a receiver or conservator were to be appointed for FNANB, an Early Amortization Event would occur with respect to all outstanding series of securities and newly created receivables would not be transferred to DC Funding. In addition, unless the Termination Date had occurred, the certificate trustee would proceed to liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms unless otherwise instructed by the securityholders or otherwise required by the FDIC. The proceeds from a liquidation of the receivables would be treated as collections on the receivables and would be distributed to securityholders in accordance with the master pooling and servicing agreement and the indenture. See "Description of the Notes -- Early Amortization Events" beginning on page
27 of this prospectus for a further discussion of the circumstances under which the securityholders may instruct the trustee not to liquidate the receivables.

     If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC might have the power to delay or prevent the early sale of the receivables and the commencement of the Early Amortization Period. In addition, the FDIC might have the power to cause the early sale of the receivables and the early retirement of the notes or to prohibit the continued transfer of receivables to DC Funding. See "Description of the Notes -- Early Amortization Events" beginning on page 27 of this prospectus for a further discussion of the Early Amortization Events applicable to all series of notes and the circumstances under which the receivables may be liquidated.

     If the OCC were to appoint the FDIC as receiver or conservator for the servicer, the FDIC might have the power to prevent the appointment of a successor servicer. See "Description of the Notes -- Servicer Defaults" beginning on page 31 of this prospectus for a discussion of the Servicer Defaults applicable to all series of notes and the circumstances under which a successor servicer may be appointed.

Insolvency Matters Relating to Circuit City and DC Funding

     Each of Circuit City and DC Funding is subject to the United States Bankruptcy Code and similar state insolvency laws. FNANB has taken steps in structuring the transactions contemplated by the receivables purchase agreement, the master pooling and servicing agreement and the transfer and servicing agreement to reduce the risk that a bankruptcy filing with respect to Circuit City would adversely affect your notes or that DC Funding would become a debtor in a voluntary or involuntary bankruptcy case. We cannot assure you, however, that payments on your notes will not be delayed or reduced as a result of a bankruptcy proceeding.

     If Circuit City were to become a debtor in a voluntary or involuntary bankruptcy case, a creditor or trustee-in-bankruptcy of Circuit City, or Circuit City as debtor-in-possession, might take the position that:

     o the transfer of receivables by DC Funding to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable, should be characterized as the grant of a security interest in the receivables; and

     o the assets and liabilities of DC Funding, which would include the receivables transferred to the Trust if that transfer were to be characterized as the grant of a security interest, should be substantively consolidated with the assets and liabilities of Circuit City.

     The amended and restated certificate of incorporation of DC Funding contains provisions restricting the activities of DC Funding and requiring DC Funding to follow specific operating procedures designed to support its treatment as a separate corporate entity. FNANB has been advised by counsel that the assets and liabilities of DC Funding would not be consolidated with the assets and liabilities of Circuit City if Circuit City were to become a debtor in a voluntary or

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involuntary case under the United States Bankruptcy Code. This conclusion is based on various assumptions as to factual matters and future events, however, and we cannot assure you that a court would not reach a different conclusion. If a bankruptcy court in such a proceeding were to characterize the transfer of receivables by DC Funding to the Trust as the grant of a security interest and were to order that the assets and liabilities of Circuit City and DC Funding be substantively consolidated, payments on your notes could be delayed or reduced.

     Each of the servicer, the certificate trustee and the indenture trustee has agreed in the master pooling and servicing agreement or the transfer and servicing agreement, as applicable, that it will not institute any bankruptcy proceeding against DC Funding prior to the date that is one year and one day after the date on which that agreement is terminated. Each of FNANB and Circuit City has agreed, in the receivables purchase agreement and in a separate loan agreement, respectively, that it will not institute any bankruptcy proceeding against DC Funding prior to the date that is one year and one day after the date on which the certificates, including the collateral certificate, are paid in full. Prior to the Termination Date, the receivables purchase agreement and the loan agreement referred to in the preceding sentence will be amended to include similar agreements by FNANB and Circuit City, as applicable, with respect to the notes. In addition, the amended and restated certificate of incorporation of DC Funding provides that DC Funding will not file a voluntary petition for relief under the United States Bankruptcy Code without the unanimous consent of its directors, including its independent directors, and prohibits DC Funding from incurring third party indebtedness not contemplated by the master pooling and servicing agreement. If, notwithstanding these provisions, DC Funding were to become a debtor in a voluntary or involuntary bankruptcy case, payments on your notes could be delayed or reduced.

     If DC Funding were to become a debtor in a voluntary or involuntary bankruptcy case, an Early Amortization Event would occur with respect to all outstanding series of securities and newly created receivables would not be transferred to the Trust. In addition, unless the Termination Date has occurred, the certificate trustee would proceed to liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms unless otherwise instructed by the securityholders or otherwise required by the bankruptcy court. The proceeds from a liquidation of the receivables would be treated as collections on the receivables and would be distributed to securityholders in accordance with the master pooling and servicing agreement and the indenture. See "Description of the Notes -- Early Amortization Events" beginning on page 27 of this prospectus for a further discussion of the circumstances under which the securityholders may instruct the certificate trustee not to liquidate the receivables.

Consumer Protection Laws

     The relationship between the credit card issuer and the cardholder is extensively regulated by federal and state consumer protection laws. The most significant laws include the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and the Electronics Funds Transfer Act. These statutes and various state consumer protection laws:

     o impose disclosure requirements when a credit card account is advertised, when an account is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed and at year end;

     o    limit cardholder liability for unauthorized use;

     o prohibit unfair, deceptive or discriminatory practices in extending credit;

     o    limit the type of account-related charges that may be assessed; and

     o    regulate collection practices.

     In addition, cardholders are entitled under these laws to have payments and credits applied to their credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

     The certificate trust or the issuer may be liable for violations of consumer protection laws that apply to the receivables. In addition, a cardholder may be entitled to assert violations of consumer protection laws by way of set off against his or her obligation to pay outstanding receivables. FNANB has represented and warranted to the certificate trustee in the master pooling and servicing agreement as in effect prior to the Substitution Date that all receivables created prior to the Substitution Date were created in compliance in all material respects with all federal and state

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     consumer protection laws. DC Funding has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect on and after the Substitution Date and will represent and warrant to the issuer in the transfer and servicing agreement that all receivables created on or after the Substitution Date will be created in compliance in all material respects with all federal and state consumer protection laws. In addition, the servicer has agreed in the master pooling and servicing agreement and will agree in the transfer and servicing agreement to indemnify the Trust from and against, among other things, any liability arising from any violation of federal or state consumer protection laws caused by the servicer. If a receivable was not or is not created in compliance in all material respects with the consumer protection laws, the Trust may direct DC Funding to accept retransfer of that receivable in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable. See "Description of the Notes -- Representations and Warranties" beginning on page 16 of this prospectus for a further discussion of the circumstances under which the Trust may direct DC Funding to accept retransfer of the receivables.

     The Soldiers' and Sailors' Civil Relief Act of 1940 allows an individual on active duty in the military to require that the interest rate on debts incurred by that individual before the call to active duty be reduced to and capped at 6% per annum for the duration of the military service. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if that individual's rights would otherwise be prejudiced. If obligors with respect to a material amount of receivables were to be called to active military duty, payments on your notes could be delayed or reduced as a result of the application of this act.

     There have been numerous attempts at the federal, state and local level to regulate further the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and other fees on credit card accounts. These ceilings are substantially below the rate at which periodic finance charges and other fees are currently assessed on the Accounts. Although the proposed legislation has not been enacted, we cannot assure you that similar legislation will not become law in the future. If ceilings on periodic finance charges or other fees are enacted, the yield on the receivables could be reduced and this reduction could result in the commencement of the Early Amortization Period.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion and the tax discussion in the attached prospectus supplement summarize the material federal income tax consequences of the purchase, ownership and disposition of the offered notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated under the Internal Revenue Code and published rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. Any changes in these provisions, regulations, rulings or decisions could modify or adversely affect the tax consequences summarized below. We will not seek a ruling from the IRS with respect to any of the federal income tax consequences discussed in this prospectus and cannot assure you that the IRS will not challenge the conclusions reached in this prospectus.

     The opinion of McGuireWoods LLP, special tax counsel to FNANB and DC Funding, described in this prospectus assumes that all relevant parties will comply with the terms of the master pooling and servicing agreement and all related documents. If the relevant parties fail to comply with the terms of the master pooling and servicing agreement or any related document, the conclusions of special tax counsel reached in the opinion and the discussion of the federal income tax consequences set forth in this prospectus may not be accurate.

     This discussion does not address every aspect of the federal income tax laws that may be relevant to Note Owners in light of their personal investment circumstances or to Note Owners subject to special treatment under the federal income tax laws, such as banks and other financial institutions, insurance companies, dealers in securities, tax-exempt organizations and persons holding offered notes as part of a hedging or conversion transaction. We suggest that each prospective Note Owner consult its own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the offered notes.

     This discussion assumes that the offered notes will be issued in registered form, that all payments on the offered notes will be in U.S. dollar denominations, that the offered notes will have a term exceeding one year, that the offered notes' interest formula meets the requirements for qualified stated interest under Treasury regulations relating to original issue discount and that any OID does not exceed a de minimis amount. This discussion also assumes that the offered notes will be treated as debt for federal income tax purposes. See "-- Classification of the Transaction"

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beginning on page 61 of this prospectus for a further discussion of the possibility that the offered notes would not be treated as debt.

Tax Treatment of the Offered Securities

     McGuireWoods LLP, special tax counsel, will render its opinion in the attached prospectus supplement as to the federal income tax treatment applicable to the offered notes.

Tax Treatment of the Trust

     McGuireWoods LLP, special tax counsel, is of the opinion that, under current law, that neither the certificate trust nor the issuer will be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

Classification of the Transaction

     Any opinion of special tax counsel with respect to the federal income tax treatment of the offered notes, the certificate trust or the issuer is not binding on the courts or the IRS. The IRS could assert that, for purposes of the Internal Revenue Code, some or all of the offered notes are not debt obligations for federal income tax purposes and that the proper classification of the legal relationship between DC Funding, any other holders of equity interests in the certificate trust or the issuer and the Note Owners resulting from the transaction contemplated by the master pooling and servicing agreement, the transfer and servicing agreement and the indenture is that of a partnership, a publicly traded partnership taxable as a corporation or an association taxable as a corporation. DC Funding currently does not intend to comply with the federal income tax reporting requirements that would apply if the offered notes were treated as interests in a partnership or corporation unless, as is permitted by the master pooling and servicing agreement or the transfer and servicing agreement, an interest in the certificate trust or the issuer is issued or sold that is intended to be classified as an interest in a partnership.

     If the certificate trust or the issuer were treated in whole or in part as a partnership in which some or all Note Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if any of its equity interests are traded on an established securities market or are readily tradable on a secondary market or its substantial equivalent, unless certain exceptions apply. One exception that would apply is if the certificate trust or the issuer, as applicable, is not engaged in a financial business and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a financial business for this purpose, it is unclear whether this exception applies. DC Funding has taken and intends to take measures designed to reduce the risk that either the certificate trust or the issuer could be classified as a publicly traded partnership taxable as a corporation. We cannot assure you, however, that neither the certificate trust nor the issuer will become a publicly traded partnership.

     If the transaction contemplated by the transfer and servicing agreement were treated as creating a partnership between DC Funding and the Note Owners whose interests in the issuer were treated as equity, the partnership would not be subject to federal income tax unless it were classified as a publicly traded partnership taxable as a corporation. If the transaction were treated as creating a partnership, the partners of the partnership, including the Note Owners whose interests in the issuer were treated as equity, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Note Owner could differ if the offered notes were held to constitute partnership interests rather than indebtedness. In addition, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent they exceeded 2% of the individual's adjusted gross income and would be subject to reduction under Section 68 of the Internal Revenue Code if the individual's adjusted gross income exceeded certain limits. As a result, an individual might be taxed on a greater amount of income than the stated rate on the offered notes. Finally, if the partnership were classified as a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Note Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, might, under certain circumstances, constitute unrelated business taxable income which in most cases would be taxable to that Note Owner.

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     If the transaction contemplated by the transfer and servicing agreement were treated as creating an entity classified as an association or as a publicly traded partnership taxable as a corporation, the issuer would be subject to federal income tax at corporate income tax rates on the income it derives from the receivables, which would reduce the amounts available for distribution to the Note Owners, possibly including holders of a series that is treated as indebtedness. That classification might also have adverse state and local tax consequences that would reduce amounts available for distribution to Note Owners. In most cases, cash distributions to the Note Owners, other than the Note Owners of any class not recharacterized as an equity interest in an association, would be treated as dividends for tax purposes to the extent deemed part of the corporation's earnings and profits and, in the case of Non-U.S. Note Owners, would be subject to withholding tax.

U.S. Note Owners

     If the offered notes are treated as debt obligations for federal income tax purposes, interest on the offered notes will be includible in income by a U.S. Note Owner as ordinary income in accordance with its method of tax accounting. In addition, interest received on the offered notes may constitute investment income for purposes of certain limitations of the Internal Revenue Code concerning deductibility of investment interest expense.

     Although it is not anticipated that the offered notes will be issued at a greater than de minimis discount, the offered notes may nevertheless be deemed to have been issued with original issue discount under applicable Treasury regulations. This could be the case, for example, if interest payments are not treated as qualified stated interest because the IRS determines that:

     o    no reasonable legal remedies exist to compel timely payment; and

     o the offered notes do not have terms and conditions that make the likelihood of late payment, other than a late payment that occurs within a reasonable grace period, or nonpayment a remote contingency.

     The applicable Treasury regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency or similar circumstances is ignored. DC Funding intends to take the position that, because nonpayment can occur only as a result of a substantial deterioration in receivable performance, nonpayment is a remote contingency. Based on the foregoing, and on the fact that interest will accrue on the offered notes at a qualified rate, DC Funding intends to take the position that interest payments on the offered notes constitute qualified stated interest. If interest payments on the offered notes were not qualified stated interest, all of the taxable income to be recognized with respect to the offered notes would be includible in income as OID but would not be includible again when the interest payments were actually received.

     If the offered notes are issued at a greater than de minimis discount or are treated as having been issued with OID under applicable Treasury regulations, the excess of the stated redemption price at maturity of an offered note over the initial offering price at which a substantial amount of the offered notes are sold to the public will constitute OID. A U.S. Note Owner must include OID in income as interest over the term of the offered security under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing that debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing that debt instrument and the actual prepayment experience. If this provision is applied to the offered notes, the amount of OID which will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Under the applicable Treasury regulations, if an offered note is issued with de minimis OID, a U.S. Note Owner must include the OID in income proportionately as principal payments are made. We suggest that each U.S. Note Owner consult its own tax advisors regarding the effect of the OID rules if the offered notes are issued with OID.

     A U.S. Note Owner who purchases an offered security at a discount from its adjusted issue price after its original issuance may be subject to the market discount rules of the Internal Revenue Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or upon the sale or other disposition of the offered security and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount offered security.


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

     A U.S. Note Owner who purchases an offered note after its original issuance for an amount in excess of the sum of all amounts payable on the offered note after the purchase date other than payment of qualified stated interest will be considered to have purchased the offered note at a premium. The Note Owner may in most cases elect to amortize the premium, as an offset to interest income, using a constant yield method, over the remaining term of the offered note.

     A U.S. Note Owner who purchases an offered note that was issued with OID after its original issuance for an amount less than or equal to the sum of all amounts payable on the offered note after the purchase date other than payment of qualified stated interest but in excess of its adjusted issue price is in most cases permitted to reduce the daily portion of OID otherwise includible in the Note Owner's taxable income.

Disposition of the Offered Notes

     In general, a U.S. Note Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an offered note measured by the difference between:

     o the amount of cash and the fair market value of any property received, other than amounts attributable to, and taxable as, accrued interest; and

     o the U.S. Note Owner's tax basis in the offered security, which is equal, in general, to the purchase price of the offered note increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to the offered note.

     In general, subject to the market discount rules and to the one-year holding requirement for long-term capital gain treatment, any gain or loss will be long-term capital gain; provided, however, that the offered note was held as a capital asset; and, provided further, that, if the rules applicable to prepayable instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income tax rate for individuals, estates and trusts exceeds the maximum long-term capital gains tax rate for those taxpayers. In addition, capital losses may, in general, be used only to offset capital gains.

Non-U.S. Note Owners

     This section describes the U.S. federal income tax treatment of Non-U.S. Note Owners if the offered notes are treated as indebtedness.

     Interest, including OID, paid to a Non-U.S. Note Owner will be subject to U.S. withholding taxes unless:

     o the income is effectively connected with the conduct by the Non-U.S. Note Owner of a trade or business carried on in the United States and the Non-U.S. Note Owner evidences this fact by delivering an IRS Form W-8ECI; or

     o the Non-U.S. Note Owner and each securities clearing organization, bank or other financial institution that holds the offered notes on behalf of the Non-U.S. Note Owner in the ordinary course of its trade or business in the chain between the Non-U.S. Note Owner and the U.S. person otherwise required to withhold the U.S. tax complies with applicable identification requirements;

     o the Non-U.S. Note Owner does not actually or constructively own 10% or more of the voting stock of DC Funding or, upon the issuance of an interest in the trust that is treated as a partnership interest, any holder of that interest;

     o the Non-U.S. Note Owner is not a controlled foreign corporation with respect to DC Funding or, upon the issuance of an interest in the trust that is treated as a partnership interest, any holder of that interest;

     o the Non-U.S. Note Owner is not a bank whose receipt of interest on an offered security is described in Section 881(c)(3)(A) of the Internal Revenue Code;

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

     o the interest is not contingent interest described in Section 871(h)(4) of the Internal Revenue Code; and

     o the Non-U.S. Note Owner does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than DC Funding or any holder of the notes of any series not properly characterized as debt.

     In general, applicable identification requirements will be satisfied if there is delivered to a securities clearing organization:

     o IRS Form W-8BEN signed under penalties of perjury by the Note Owner stating that the Note Owner is not a U.S. Note Owner and providing the Note Owner's name and address; or

     o IRS Form W-8BEN, signed under penalties of perjury by the Note Owner or the Note Owner's agent claiming exemption from withholding under an applicable tax treaty;

provided, however, that, in each case, the applicable form must be delivered under applicable procedures and must be properly transmitted to the United States entity otherwise required to withhold tax and none of the entities receiving that form may have actual knowledge that the Note Owner is a U.S. Note Owner.

     Recently finalized Treasury regulations affect the procedures to be followed by a Non-U.S. Note Owner in complying with U.S. federal withholding, backup withholding and information reporting rules. We suggest that you consult your own tax advisors regarding the effect, if any, of these regulations on the purchase, ownership and disposition of the offered notes.

     If a Non-U.S. Note Owner is engaged in a trade or business in the United States and interest on the offered security is effectively connected with the conduct of that trade or business, the Non-U.S. Note Owner, although exempt from U.S. withholding tax, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if the Non-U.S. Note Owner were a U.S. Note Owner. In addition, a Non-U.S. Note Owner that is a foreign corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     A Non-U.S. Note Owner will not be subject to U.S. federal income tax on gain realized upon the sale, exchange or redemption of an offered security if:

     o the gain is not effectively connected with the conduct of a trade or business in the United States;

     o in the case of a Non-U.S. Note Owner that is an individual, the Non-U.S. Note Owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs; and

     o in the case of gain representing accrued but unpaid interest, the conditions described with respect to interest and OID are satisfied.

     If the interests of a Non-U.S. Note Owner were classified as interests in a partnership, not taxable as a corporation, that classification could cause a Non-U.S. Note Owner to be treated as engaged in a trade or business in the United States. If a Non-U.S. Note Owner were to be treated as engaged in a trade or business in the United States, the Non-U.S. Note Owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax, including branch profits tax in the case of a Non-U.S. Note Owner that is a corporation, unless eliminated under an applicable tax treaty, on its net income from the partnership. In addition, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of the foreign partner's distributive share of effectively connected income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would, in general, be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

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Backup Withholding

     A Note Owner may be subject to backup withholding with respect to interest paid on the offered notes if the Note Owner fails to supply the trustee or the Note Owner's broker with the Note Owner's taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends or other reportable payments properly or, under certain circumstances, fails to provide the trustee or the Note Owner's broker with a certified statement that the Note Owner is not subject to backup withholding. Pursuant to the Economic Growth and Tax Reconciliation Act of 2001, a backup withholding rate of 30% is in effect for the taxable years 2002 and 2003, is reduced to 29% for the taxable years 2004 and 2005 and is further reduced to 28% for the taxable years 2006 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each Note Owner setting forth the amount of interest paid on the offered notes owned by that Note Owner and the amount of tax withheld on those payments.

FASIT Legislation

     The "Small Business Job Protection Act of 1996" created a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The Small Business Job Protection Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Small Business Job Protection Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the notes, and those securities would be treated as debt for federal income tax purpose. The indenture will set forth certain conditions which, if satisfied, will permit the issuer to amend the indenture in order to enable all or a portion of the issuer to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the issuer will or will not cause any permissible FASIT election to be made with respect to the issuer or amend the indenture in connection with any election. Furthermore, any such election will be made only if an opinion of tax counsel is rendered that such election will not have material adverse consequences to any holder of a note. The indenture will provide that the ability of any FASIT to add or remove assets will be limited to the same extent as real estate mortgage investment conduits ("REMICs") under applicable federal tax rule and regulations. In addition, if such election is made, holders of the notes that otherwise report income under a cash method of accounting will be required to report income for the notes under an accrual method.

State and Local Tax Consequences

     The above discussion does not address the tax consequences of the purchase, ownership or disposition of the offered notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the offered notes.

                              ERISA CONSIDERATIONS

     ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. A Plan fiduciary considering an investment in the offered notes should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus and the attached prospectus supplement.

     ERISA and the Internal Revenue Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Internal Revenue Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include PTCE 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the offered notes should consider whether that investment might constitute a prohibited transaction under ERISA or the Internal Revenue Code and whether exemptive relief is available.


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


     A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the offered notes without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

Treatment of Trust Assets as Plan Assets

     A transaction involving the operation of the issuer might constitute a prohibited transaction under ERISA and the Internal Revenue Code if assets of the issuer were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as the issuer, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

     If the assets of the issuer are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the assets of the issuer, and any person who provides investment advice for a fee with respect to assets of the issuer, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Internal Revenue Code.

     The treatment of the offered notes under the plan asset regulations is discussed in the attached prospectus supplement. We suggest that Plan fiduciaries or other persons considering an investment in the offered notes on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the issuer were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Internal Revenue Code.

Additional Considerations for Insurance Company General Accounts

     In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company's general account may be deemed to be assets of Plans that were issued policies supported by that general account.

     The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Internal Revenue Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable on July 5, 2001. The general account regulations provide that, if a Plan holds a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company's general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

     We suggest that Plan fiduciaries or other persons considering an investment in the offered notes on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

                              PLAN OF DISTRIBUTION

     DC Funding may sell the offered notes through underwriters or dealers, directly to one or more purchasers or through agents. The attached prospectus supplement sets forth the terms on which your notes are offered, including, without limitation:

     o   the names of any underwriters;

     o   the purchase price of your notes and the resulting proceeds to DC
         Funding;

     o any underwriting discounts or other items constituting underwriters' compensation;

     o   the initial public offering price for your notes; and

     o   any discounts or commissions allowed or reallowed or paid to dealers.

     The underwriters of any underwritten notes will purchase the notes for their own account. The underwriters may sell any notes they purchase in one or more transactions at a fixed public offering price or at varying prices to be determined at the time of sale. The terms of any sale of your notes will be set forth or described in the attached prospectus supplement. If DC Funding sells any notes to dealers as principals, those dealers may re-sell those notes to the public at varying prices set by those dealers from time to time. DC Funding also may sell the notes through agents on a best-efforts basis at varying prices.

     Each underwriting agreement will provide that DC Funding, as transferor of the receivables, will indemnify the underwriters against liabilities under the federal securities laws or will contribute to any amounts the underwriters may be required to pay with respect to those liabilities. Dealers and agents may also be entitled to indemnification or contribution with respect to liabilities under the federal securities laws.

     Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Exchange Act:

     o over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

     o stabilizing transactions, which permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum;

     o syndicate covering transactions, which involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

     o penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction.

     Any over allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered notes to be higher than they would be in the absence of such transactions. Neither the issuer nor any of the underwriters makes any representation or prediction as to the effect, if any, that these transactions could have on the prices of the offered notes. In addition, neither the issuer nor any of the underwriters represents that the underwriters will engage in any of these transactions or that any of these transactions, once commenced, will not be discontinued without notice.

     The underwriters or their affiliates may engage in transactions with, or perform services for, FNANB, DC Funding, Circuit City or their affiliates in the ordinary course of business.

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

                                  LEGAL MATTERS

     We expect that legal matters relating to the issuance of the offered notes will be passed upon for FNANB and DC Funding by McGuireWoods LLP, Richmond, Virginia, and for the underwriters by Mayer, Brown, Rowe & Maw, Chicago, Illinois. We expect that federal income tax matters relating to the certificate trust, the issuer and the offered notes will be passed upon for FNANB and DC Funding by McGuireWoods LLP.

                             REPORTS TO NOTEHOLDERS

     Unless and until the notes are issued in definitive form, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and as registered holder of the notes. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. DC Funding is not required and does not intend to send any of its financial reports to the noteholders or to the owners of beneficial interests in the notes. The servicer will file with the SEC those periodic reports with respect to the certificate trust and the issuer that are required to be filed under the Exchange Act and under the SEC rules and regulations under the Exchange Act. See "Registration and Transfer of the Notes" beginning on page 47 of this prospectus for a further discussion of the circumstances under which the notes will be issued in definitive form.

                       WHERE YOU CAN FIND MORE INFORMATION
                         ABOUT THE ISSUER AND THE NOTES

     We have filed a registration statement relating to the issuer and the notes with the SEC. The registration statement includes information with respect to the issuer and the notes not included in this prospectus.

     The servicer will file with the SEC all required monthly, annual and special SEC reports and all other information about the certificate trust or the issuer required to be filed with the SEC. You may review these filings, without charge, at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Washington, DC 20549. You may obtain copies of these filings, for a fee, at the public reference facility maintained by the SEC in Washington, DC. You may call the SEC at (800) SEC-0330 for further information about the operation of the public reference facilities. You may also view SEC filings with respect to the certificate trust. the issuer and the notes on the SEC Internet site at http://www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference into this prospectus information contained in documents we file with the SEC. Any information that we incorporate by reference into this prospectus is considered part of this prospectus. All information that we file later with the SEC will automatically update the information in this prospectus. If the information provided in, or incorporated by reference into, this prospectus or the attached prospectus supplement differs from later information incorporated by reference into this prospectus or the attached prospectus supplement, you should rely on the later information. We incorporate by reference into this prospectus all monthly, annual and special reports and all other information filed with the SEC by or on behalf of the certificate trust or the issuer after the date of this prospectus and before the termination of the offering of the notes.

     You may obtain a copy of any document we incorporate by reference into this prospectus, without exhibits unless the exhibits are specifically incorporated by reference, without charge, by writing or calling us c/o Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasury Department, (804) 527-4000.

                            GLOSSARY OF DEFINED TERMS

     "Account" means a MasterCard or VISA credit card account originated by FNANB and included in the Trust in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable; provided, however, that:

     o an Automatic Additional Account will be included as an Account only from and after the date that account is created;

     o a Designated Additional Account will be included as an Account only from and after the date that account is designated; and

     o a Removed Account will be included as an Account only until the receivables in that Removed Account are retransferred to DC Funding.

     "Accumulation Period" means, with respect to any series of notes, a Controlled Accumulation Period, a Rapid Accumulation Period or such other type of accumulation period as may be specified in the related indenture supplement.

     "Additional Cut-Off Date" means, with respect to a Designated Additional Account, the related cut-off date.

     "Adjustment Amount" means, for any Collection Period, the amount, if any, by which the Transferor Amount is less than zero as of the last day of that Collection Period; provided, however, that this deficiency will only constitute an Adjustment Amount:

     o to the extent attributable to downward adjustments in the amount of Principal Receivables in the Trust made by the servicer for non-credit reasons as described under "Description of the Notes -- Allocation of Adjustment Amount" beginning on page 26 of this prospectus; and

     o to the extent DC Funding fails to pay to the servicer, for deposit into the Excess Funding Account, the amount of that deficiency as described under "Description of the Notes -- Allocation of Adjustment Amount" beginning on page 26 of this prospectus.

     "Aggregate Invested Amount" means the aggregate of the Invested Amounts for all outstanding series of securities, other than the collateral certificate.

     "Amortization Period" means, with respect to any series of notes, a Controlled Amortization Period, a Principal Amortization Period, an Early Amortization Period or such other type of amortization period as may be specified in the related indenture supplement.

     "Automatic Additional Account" means an Eligible Account automatically included in the Trust as of the date of its creation in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in Richmond, Virginia, Atlanta, Georgia or New York, New York, or, with respect to any series of notes, any other city specified in the related indenture supplement, are authorized or obligated by law or executive order to be closed.

     "Collection Account" means a segregated trust account established by the Trustee with an Eligible Institution, for the benefit of the securityholders, into which the servicer deposits amounts collected on the receivables.

     "Collection Period" means, with respect to any series of notes, the period from and including the first day of a month to and including the last day of that month or such other period as may be specified in the related indenture supplement.

     "Companion Series" means a series of notes that is paired with a previously issued series of notes and that has an Invested Amount that increases as the Invested Amount of the previously issued series decreases.

     "Controlled Accumulation Period" means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement, up to a specified amount, are deposited on or before each Distribution Date into a Principal Funding Account.

     "Controlled Amortization Period" means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement, up to a specified amount, are used on each Distribution Date to make principal payments to the noteholders of that series or any class of that series then scheduled to receive principal payments.

     "Definitive Notes" means notes issued in fully registered, certificated form.

     "Default Amount" means, for any Collection Period, the aggregate amount of Principal Receivables, other than Principal Receivables that are not Eligible Receivables, in all Accounts that were charged-off during that Collection Period minus all amounts recovered with respect to charged-off Accounts during that Collection Period.

     "Designated Additional Account" means an Eligible Account other than an Automatic Additional Account designated by DC Funding after the Initial Closing Date and included in the Trust upon its designation in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable.

     "Determination Date" means, with respect to any series of notes, the eighth day of each month, or, if that eighth day is not a Business Day, the next succeeding Business Day, or such other day as may be specified in the related indenture supplement.

     "Discount Option" means the option of DC Funding to designate a percentage of receivables in the Trust that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables.

     "Discount Percentage" means a specified fixed or variable percentage specified by DC Funding in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable. The Discount Percentage is currently 2.0%.

     "Distribution Date" means, with respect to any series of notes, the fifteenth day of each month, or, if that fifteenth day is not a Business Day, the next succeeding Business Day, or such other date specified in the related indenture supplement on which payments are scheduled to be made to the noteholders of that series.

     "Early Amortization Event" means, with respect to any series of notes, an event or condition described under "Description of the Notes -- Early Amortization Events" beginning on page 27 of this prospectus and any other event identified as an Early Amortization Event in the related prospectus supplement.

     "Early Amortization Period" means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement are used on each Distribution Date to make principal payments to the noteholders of that series or any class of that series then scheduled to receive principal payments.

     "Eligible Account" means a consumer revolving credit card account that satisfies the eligibility criteria described under "Overview of the Accounts and the Receivables" beginning on page 8 of this prospectus.

     "Eligible Institution" means:

     o a depository institution, which may be the certificate trustee or the indenture trustee, organized under the laws of the United States or any state or the District of Columbia, or any domestic branch or agency of any foreign bank, which maintains certain long-term and short-term debt ratings required by the rating agencies and the deposits in which are insured by the FDIC; or

     o a depository institution, which may be the certificate trustee or the indenture trustee, otherwise acceptable to each rating agency.

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
 "Eligible Investments" means:

     o direct obligations of, or obligations fully guaranteed as to timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

     o demand deposits, time deposits, bankers' acceptances and certificates of deposit of financial institutions having an unsecured short-term debt rating in the highest rating category from each rating agency;

     o commercial paper having a rating in the highest rating category from each rating agency;

     o demand deposits, time deposits and certificates of deposit insured by the FDIC and having a rating in the highest rating category from each rating agency;

     o money market funds having a rating in the highest rating category from each rating agency; and

     o   any other investment approved by each rating agency.

     "Eligible Receivable" means a receivable that satisfies the eligibility criteria described under "Overview of the Accounts and the Receivables" beginning on page 8 of this prospectus.

     "Enhancement Invested Amount" means, with respect to any series or class of securities, the aggregate amount of Principal Receivables in the Trust allocated to the provider of any credit enhancement for that series or class, in each case as specified in the related series supplement or indenture supplement, as applicable.

     "Excess Funding Account" means a segregated trust account established by the Trustee with an Eligible Institution, for the benefit of the securityholders, in which collections of Principal Receivables are held as collateral if the Transferor Amount is less than the Minimum Transferor Amount.

     "Exchangeable Transferor Certificate" means a certificate evidencing an undivided interest in the assets of the Trust not evidenced by the securities of any outstanding series or, to the extent provided in any series supplement or indenture supplement for any outstanding series, any provider of credit enhancement for that series.

     "FDIA" means the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

     "Finance Charge Receivables" means receivables representing amounts owed by cardholders for periodic finance charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges or other fees or charges, other than credit insurance premiums; provided, however, that an amount equal to the product of the Discount Percentage and the amount of receivables that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables. Collections of Finance Charge Receivables for any Collection Period will also include recoveries, if any, received during that Collection Period, interchange allocated to the Trust for that Collection Period and all interest and other net investment earnings, if any, received during that Collection Period on funds on deposit in the Excess Funding Account.

     "Funding Period" means, with respect to any pre-funded series of notes, a period during which the aggregate amount of Principal Receivables in the Trust allocated to that series may be less than the aggregate principal amount of the notes of that series.

     "Initial Closing Date" means October 30, 1997.

     "Initial Cut-Off Date" means September 30, 1997.

     "Interest Funding Account" means, with respect to any series of notes that provides for the payment of interest less frequently than monthly, a segregated trust account established by the indenture trustee with an Eligible Institution, for the benefit of the noteholders of that series, into which collections of Finance Charge Receivables allocated to that series and any other amounts specified in the related indenture supplement are deposited.

     "Invested Amount" means, with respect to any series or class of securities, the aggregate amount of Principal Receivables in the Trust allocated to that series or class, in each case as specified in the related series supplement or indenture supplement, as applicable.

     "Invested Percentage" means, with respect to any series or class of securities, the percentage used to allocate collections of Finance Charge Receivables, collections of Principal Receivables or Default Amounts, as applicable, to that series or class, in each case as specified in the related series supplement or indenture supplement, as applicable.

     "Investor Charge-Off" means, with respect to any series of notes, a reduction in the Invested Amount of that series resulting from a shortfall in available funds; provided, however, that the amount of that reduction for any series on any Distribution Date may not exceed the Default Amount allocated to that series for the preceding Collection Period.

     "Minimum Aggregate Principal Receivables" means the aggregate of the Series Minimum Aggregate Principal Receivables for all outstanding series of securities other than the collateral certificate.

     "Minimum Transferor Amount" means, as of any date, the product of the aggregate amount of Principal Receivables in the Trust on that date and the Minimum Transferor Interest Percentage as of that date.

     "Minimum Transferor Interest Percentage" means, as of any date, the highest Series Minimum Transferor Interest Percentage for any outstanding series of securities as of that date.

     "Non-U.S. Note Owner" means a beneficial owner of a note who is not a U.S. Note Owner.

     "Note Owner" means the beneficial owner of a note.

     "Plan" means:

     o an employee benefit plan, as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA;

     o a plan, as defined in Section 4975(e)(1) of the Internal Revenue Code, whether or not subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans; and

     o an entity whose underlying assets include plan assets by reason of a plan's investment in that entity, including insurance company general accounts.

     "Pre-Funding Account" means, with respect to any series of notes that includes a Funding Period, a segregated trust account established by the servicer with an Eligible Institution, for the benefit of the related noteholders, into which the difference between the aggregate amount of Principal Receivables in the Trust allocated to that series and the aggregate principal amount of the notes of that series, and any other amounts specified in the related indenture supplement, are deposited.

     "Principal Amortization Period" means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement are used on each Distribution Date to make principal payments to the noteholders of that series or any class of that series then scheduled to receive principal payments.

     "Principal Commencement Date" means, with respect to any series of notes that includes an Amortization Period or any class of that series, the date on which principal payments on the related notes are scheduled to commence.

     "Principal Funding Account" means, with respect to any series of notes that includes an Accumulation Period or any class of that series, a segregated trust account established by the servicer with an Eligible Institution, for the benefit of the related noteholders, into which collections of Principal Receivables allocated to that series or class and any other amounts specified in the related indenture supplement are deposited.


     "Principal Receivables" means receivables representing amounts owed by cardholders for goods and services, cash advances, credit insurance premiums and service contract charges; provided, however, that an amount equal to the product of the Discount Percentage and the amount of receivables that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables.

     "PTCE" means a Prohibited Transaction Class Exemption under ERISA.

     "Rapid Accumulation Period" means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement are deposited on or before each Distribution Date into a Principal Funding Account.

     "Record Date" means, with respect to any Distribution Date for any series of notes, the last Business Day of the preceding month or such other date as may be specified in the related indenture supplement.

     "Removed Account" means an Account the receivables in which are to be retransferred to DC Funding.

     "Revolving Period" means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series are not accumulated for or paid to the noteholders of that series.

     "Scheduled Distribution Date" means, with respect to any series of notes that includes an Accumulation Period or any class of that series, the date on which a single principal payment on the related notes is scheduled to occur.

     "Series Minimum Aggregate Principal Receivables" means, with respect to any series of securities, the amount specified as the minimum aggregate principal receivables in the related series supplement or indenture supplement, as applicable, which amount is described with respect to the previously issued series of securities that are currently outstanding under "Annex I: Previously Issued Series" in the attached prospectus supplement, or such lesser amount as may be designated by DC Funding; provided, however, that DC Funding may not designate a lesser amount unless it receives written confirmation from each rating agency that the designation of that lesser amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

     "Series Minimum Transferor Interest Percentage" means, with respect to any series of securities, the percentage specified as such in the related series supplement or indenture supplement, as applicable, which percentage is described with respect to the previously issued series of securities that are currently outstanding under "Annex I: Previously Issued Series" in the attached prospectus supplement, or such higher percentage as may be designated by DC Funding; provided, however, that DC Funding may not designate a higher percentage unless, after giving effect to that designation, the Transferor Amount equals or exceeds the Minimum Transferor Amount.

     "Servicer Default" means, with respect to any series of securities, an event or condition described under "Description of the Notes -- Servicer Defaults" beginning on page 31 of this prospectus.

     "Shared Excess Finance Charge Collections" means collections of Finance Charge Receivables allocated to a series of notes included in a group that are not needed to make required deposits or payments with respect to that series.

     "Shared Principal Collections" means collections of Principal Receivables allocated to a series of notes included in a group that are not needed to make required deposits or payments with respect to that series.

     "Stated Series Termination Date" means, for any series of notes, the date specified in the related indenture supplement as the last day on which interest and principal will be distributed to the noteholders of that series.

     "Substitution Date" means December 31, 2001, the date on which DC Funding was substituted for FNANB as transferor under the master pooling and servicing agreement.

     "Termination Date" means the date on which the receivables held by the certificate trust are transferred to the issuer and the certificate trust is terminated.

     "Transferor Amount" means, as of any date:

     o the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged off as uncollectible, in the Trust at the end of the day preceding that date; plus

     o the amount on deposit in the Excess Funding Account at the end of the day preceding that date; minus

     o the Aggregate Invested Amount at the end of the day preceding that date; minus

     o without duplication, the aggregate Enhancement Invested Amount, if any, for all outstanding series of securities, other than the collateral certificate, at the end of the day preceding that date.

     "Transferor Interest" means the undivided interest in the assets of the trust evidenced by the Exchangeable Transferor Certificate.

     "Transferor Percentage" means the percentage used to allocate collections of Finance Charge Receivables, collections of Principal Receivables or Default Amounts, as applicable, to DC Funding, which percentage equals 100% minus the sum of the Invested Percentages for all outstanding series of securities, other than the collateral certificate.

     "Trust" means:

     o   if the Termination Date has not occurred, the certificate trust; and

     o   if the Termination Date has occurred, the issuer.

     "Trustee" means:

     o   if the Termination Date has not occurred, the certificate trustee; and

     o   if the Termination Date has occurred, the indenture trustee.

     "U.S. Note Owner" means a beneficial owner of a note that is:

     o   a citizen or resident of the United States;

     o a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

     o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

     o a trust that is subject to the supervision of a court within the Unites States and the control of a United States person as described in
         Section 7701(a)(30) of the Internal Revenue Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

     "U.S. Person" means:

     o   a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any state, unless, in the case of a partnership, Treasury regulations provide otherwise;

     o an estate the income of which is includible in gross income for federal income taxation regardless of its source; or

     o a trust the income of which is subject to federal income taxation regardless of its source, if a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons has authority to control all substantial decisions of the trust.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     Expenses in connection with the offering of the securities being registered herein are estimated as follows:

        Registration Fee (actual) ...............$          92
        Printing and Engraving ..................            *
        Trustee's Fees and Expenses .............            *
        Legal Fees and Expenses .................            *
        Accounting Fees and Expenses ............            *
        Blue Sky Fees and Expenses ..............            *
        Rating Agency Fees ......................            *
        Miscellaneous ...........................            *
                                                    ----------
          Total .................................$           *
                                                    ==========
        --------------------------------
        * To be added by amendment.

Item 15. Indemnification of Directors and Officers.

     DC Funding International, Inc.'s amended and restated certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees and agents of DC Funding International, Inc. to the full extent that may be permitted by Delaware law from time to time. Certain provisions of DC Funding International, Inc.'s amended and restated certificate of incorporation protect DC Funding International, Inc.'s directors against personal liability for monetary damages resulting from breaches of their fiduciary duty as a director; however, DC Funding International, Inc.'s directors remain liable for breaches of their duty of loyalty to DC Funding International, Inc., as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions from which a director derives improper personal benefit and liability under section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

     Under Section 145 of the Delaware General Corporation Law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than a "derivative action" by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

     DC Funding International, Inc.'s parent corporation currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.

     The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

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

Item 16. Exhibits.

Exhibit No.    Description of Document

1.1            Form of Underwriting Agreement.*
4.1            Receivables Purchase Agreement dated as of December
               31, 2001 between First North American National Bank,
               as Seller, and DC Funding International, Inc., as
               Purchaser (incorporated by reference to Exhibit 4.1 to
               the Current Report on Form 8-K (File No. 000-24535
               filed with the SEC by FNANB Credit Card Master Trust
               on February 19, 2002).
4.2            Amended and Restated Master Pooling and Servicing
               Agreement dated as of December 31, 2002 among DC
               Funding International, Inc., as Transferor, First
               North American National Bank, as Transferor under the
               Prior Agreement and as Servicer, and Deutsche Bank
               Trust Company Americas (formerly known as Bankers
               Trust Company), as Trustee (incorporated by reference
               to Exhibit 4.2 to the Current Report on Form 8-K (File
               No. 000-24535) filed with the SEC by FNANB Credit Card
               Master Trust on February 19, 2002).
4.3 Form of Collateral Series Supplement, including form of Collateral Certificate.*
4.4            Form of Master Indenture.*
4.5            Form of Indenture Supplement, including form of Notes.*
4.6            Form of Transfer and Servicing Agreement.*
4.7            Form of Trust Agreement of FNANB Credit Card Master Note Trust.*
4.8            Form of Administration Agreement.*
5.1 Opinion of McGuireWoods LLP with respect to validity of the asset backed notes.*
8.1            Opinion of McGuireWoods LLP with respect to federal tax matters.*
23.1           Consent of McGuireWoods LLP (included in its opinion filed as
               Exhibit 5.1).*
23.2           Consent of McGuireWoods LLP (included in its opinion filed as
               Exhibit 8.1).*
24.1           Powers of Attorney (included on the signature page hereto).
25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of First Union National Bank, as indenture trustee under the Indenture.*
--------------------------------
* To be filed by amendment.

Item 17. Undertakings.

     Each of the undersigned registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant agrees that it will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement set forth in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of May, 2002.

                                         DC FUNDING INTERNATIONAL, INC.,
                                         as Co-Registrant

                                         By: /s/ W. Alan McCollough
                                             W. Alan McCollough
                                             President

                                         FNANB CREDIT CARD MASTER TRUST,
                                         as Co-Registrant

                                         By: DC FUNDING INTERNATIONAL, INC., as
                                             Transferor of the FNANB Credit
                                             Card Master Trust

                                         By: /s/ W. Alan McCollough
                                             W. Alan McCollough
                                             President

     Each of the officers and directors whose signatures appear below hereby constitutes and appoints Michael T. Chalifoux and Philip J. Dunn, and each of them, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement (and any and all related exhibits) making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional asset backed securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable each registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of May, 2002.

         Signature                       Title

  /s/ W. Alan McCollough                 President
   W. Alan McCollough                    (Principal Executive Officer)

  /s/ Philip J. Dunn                     Treasurer and Director
   Philip J. Dunn                        (Principal Financial Officer and
                                         Principal Accounting Officer)

  /s/ Michael T. Chalifoux               Director
   Michael T. Chalifoux

  /s/ Lisa J. Baldyga                    Director
   Lisa J. Baldyga

  /s/ Paige H. Wilson                    Director
   Paige H. Wilson

 /s/ John H. Conway                      Director
   John H. Conway